Exhibit 99.1

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

XL GROUP PLC
CONSOLIDATED BALANCE SHEETS AS AT DECEMBER 31, 2015 AND 2014

(U.S. dollars in thousands, except share data)	2015	2014
ASSETS
Investments:
Fixed maturities, at fair value (amortized cost: 2015, $31,517,654; 2014, $27,728,771)	$32,257,589	$29,359,034
Equity securities, at fair value (cost: 2015, $834,079; 2014, $763,833)	878,919	868,292
Short-term investments, at fair value (amortized cost: 2015, $618,851; 2014, $257,221)	617,390	256,727
Total investments available for sale	$33,753,898	$30,484,053
Fixed maturities, at fair value (amortized cost: 2015, $1,263,609; 2014, $1,180)	1,235,699	1,171
Short-term investments, at fair value (amortized cost: 2015, $60,176; 2014, nil)	60,330	—
Total investments trading	$1,296,029	$1,171
Investments in affiliates	1,708,899	1,637,620
Other investments	1,433,057	1,248,439
Total investments	$38,191,883	$33,371,283
Cash and cash equivalents	3,256,236	2,521,814
Restricted cash	154,992	—
Accrued investment income	312,667	315,964
Deferred acquisition costs and value of business acquired	890,568	354,533
Ceded unearned premiums	1,821,793	952,525
Premiums receivable	4,712,493	2,473,736
Reinsurance balances receivable	418,666	131,519
Unpaid losses and loss expenses recoverable	5,262,706	3,429,368
Receivable from investments sold	231,158	92,762
Goodwill and other intangible assets	2,210,266	447,952
Deferred tax asset	282,311	204,491
Other assets	937,199	750,872
Total assets	$58,682,938	$45,046,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss expenses	$25,439,744	$19,353,243
Deposit liabilities	1,168,376	1,245,367
Future policy benefit reserves	4,163,500	4,707,199
Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable: 2015, $3,719,131; 2014, $4,265,678)	914,629	1,155,016
Unearned premiums	7,043,358	3,973,132
Notes payable and debt	2,644,970	1,662,580
Reinsurance balances payable	2,117,727	493,230
Payable for investments purchased	130,060	42,291
Deferred tax liability	120,651	66,246
Other liabilities	1,285,460	912,749
Total liabilities	$45,028,475	$33,611,053
Commitments and Contingencies
Shareholders’ Equity:
Ordinary shares, 999,990,000 authorized, par value $0.01; issued and outstanding (2015, 294,745,045; 2014, 255,182,955)	$2,947	$2,552
Additional paid in capital	8,910,167	7,359,102
Accumulated other comprehensive income	686,616	1,484,458
Retained earnings	2,077,349	1,187,639
Shareholders’ equity attributable to XL Group plc	$11,677,079	$10,033,751
Non-controlling interest in equity of consolidated subsidiaries	1,977,384	1,402,015
Total shareholders’ equity	$13,654,463	$11,435,766
Total liabilities and shareholders’ equity	$58,682,938	$45,046,819
See accompanying Notes to Consolidated Financial Statements

XL GROUP PLC
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands, except per share data)	2015	2014	2013
Revenues:
Net premiums earned	$8,226,425	$5,895,070	$6,309,521
Net investment income:
Net investment income - excluding Life Funds Withheld Assets	684,881	789,050	957,716
Net investment income - Life Funds Withheld Assets	187,489	129,575	—
Total net investment income	$872,370	$918,625	$957,716
Realized investment gains (losses):
Net realized gains (losses) on investments sold - excluding Life Funds Withheld Assets	$102,957	$158,733	$104,076
Other-than-temporary impairments ("OTTI") on investments - excluding Life Funds Withheld Assets	(81,987)	(33,508)	(10,266)
OTTI on investments transferred to (from) other comprehensive income - excluding Life Funds Withheld Assets	(973)	(2,234)	(6,033)
Net realized gains (losses) on investments sold - Life Funds Withheld Assets	223,272	5,067	—
OTTI on investments - Life Funds Withheld Assets	(13,357)	(20,587)	—
Net unrealized gains (losses) on investments, trading securities ("Trading") - Life Funds Withheld Assets	(27,734)	(9)	—
Total net realized gains (losses) on investments, and net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	$202,178	$107,462	$87,777
Net realized and unrealized gains (losses) on derivative instruments	53,123	29,886	7,798
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	(151,691)	(488,222)	—
Income (loss) from investment fund affiliates	73,320	95,816	138,391
Fee income and other	33,201	43,630	40,031
Total revenues	$9,308,926	$6,602,267	$7,541,234
Expenses:
Net losses and loss expenses incurred	$4,766,200	$3,258,393	$3,731,464
Claims and policy benefits	115,997	242,963	465,702
Acquisition costs	1,317,448	738,118	909,323
Operating expenses	1,966,939	1,341,315	1,213,178
Foreign exchange (gains) losses	22,504	(37,568)	(28,243)
Loss on sale of life reinsurance subsidiary	—	666,423	—
Extinguishment of debt	5,592	—	—
Interest expense	205,215	134,106	155,462
Total expenses	$8,399,895	$6,343,750	$6,446,886
Income (loss) before income tax and income (loss) from operating affiliates	909,031	258,517	1,094,348
Income (loss) from operating affiliates	44,740	107,218	119,804
Gain on sale of operating affiliate	340,407	—	—
Provision (benefit) for income tax	(19,161)	96,897	77,505
Net income (loss)	$1,313,339	$268,838	$1,136,647
Non-controlling interests	106,187	80,498	76,731
Net income (loss) attributable to ordinary shareholders	$1,207,152	$188,340	$1,059,916
Weighted average ordinary shares and ordinary share equivalents outstanding, in thousands – basic	286,194	267,103	287,801
Weighted average ordinary shares and ordinary share equivalents outstanding, in thousands – diluted	290,999	271,527	292,069
Earnings (loss) per ordinary share and ordinary share equivalent – basic	$4.22	$0.71	$3.68
Earnings (loss) per ordinary share and ordinary share equivalent – diluted	$4.15	$0.69	$3.63

See accompanying Notes to Consolidated Financial Statements

XL GROUP PLC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	2015	2014	2013
Net income (loss) attributable to ordinary shareholders	$1,207,152	$188,340	$1,059,916
Change in net unrealized gains (losses) on investments - excluding Life Funds Withheld Assets, net of tax	(530,030)	434,051	(750,755)
Unrealized gains on held to maturity investment portfolio at time of transfer to available for sale, net of tax	—	424,861	—
Change in adjustments related to future policy benefit reserves, net of tax	170,688	(400,456)	(44,660)
Change in net unrealized gains (losses) on investments - Life Funds Withheld Assets, net of tax	(421,604)	274,083	—
Change in net unrealized gains (losses) on affiliate and other investments, net of tax	(6,074)	35,143	26,637
Change in OTTI losses recognized in other comprehensive income, net of tax	18,545	13,143	32,181
Change in underfunded pension liability	(3,852)	(7,550)	7,653
Change in value of cash flow hedge	(200)	255	439
Foreign currency translation adjustments	(25,315)	(25,729)	(54,858)
Comprehensive income (loss)	$409,310	$936,141	$276,553
See accompanying Notes to Consolidated Financial Statements

XL GROUP PLC
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	2015	2014	2013
Ordinary Shares:
Balance – beginning of year	$2,552	$2,783	$2,987
Issuance of ordinary shares	515	12	13
Buybacks of ordinary shares	(125)	(247)	(226)
Exercise of stock options	5	4	9
Balance – end of year	$2,947	$2,552	$2,783
Additional Paid in Capital:
Balance – beginning of year	$7,359,102	$7,994,100	$8,584,752
Issuance of ordinary shares	1,851,046	27	29
Buybacks of ordinary shares	(370,395)	(708,993)	(639,292)
Exercise of stock options	9,972	6,363	12,614
Share-based compensation expense	60,442	67,605	35,997
Balance – end of year	$8,910,167	$7,359,102	$7,994,100
Accumulated Other Comprehensive Income (Loss):
Balance – beginning of year	$1,484,458	$736,657	$1,520,020
Change in net unrealized gains (losses) on investments - excluding Life Funds Withheld Assets, net of tax	(530,030)	434,051	(750,755)
Unrealized gains on held to maturity investment portfolio at time of transfer to available for sale, net of tax	—	424,861	—
Change in adjustments related to future policy benefit reserves	170,688	(400,456)	(44,660)
Change in net unrealized gains (losses) on investments - Life Funds Withheld Assets, net of tax	(421,604)	274,083	—
Change in net unrealized gains (losses) on affiliate and other investments, net of tax	(6,074)	35,143	26,637
Change in OTTI losses recognized in other comprehensive income, net of tax	18,545	13,143	32,181
Change in underfunded pension liability	(3,852)	(7,550)	7,653
Change in value of cash flow hedge	(200)	255	439
Foreign currency translation adjustments	(25,315)	(25,729)	(54,858)
Balance – end of year	$686,616	$1,484,458	$736,657
Retained Earnings (Deficit):
Balance – beginning of year	$1,187,639	$1,264,093	$402,319
Net income (loss) attributable to ordinary shareholders	1,207,152	188,340	1,059,916
Dividends on ordinary shares	(211,814)	(172,081)	(162,044)
Buybacks of ordinary shares	(98,451)	(92,713)	(36,098)
Share based compensation	$(7,177)	$—	$—
Balance – end of year	$2,077,349	$1,187,639	$1,264,093
Non-controlling Interest in Equity of Consolidated Subsidiaries:
Balance – beginning of year	$1,402,015	$1,351,665	$1,346,325
Non-controlling interests – contributions	23,610	48,261	7,747
Non-controlling interests – distributions	(19,001)	(1,666)	(37)
Non-controlling interests - acquired	562,285	—	—
Non-controlling interests	7,466	3,755	(500)
Non-controlling interest share in change in accumulated other comprehensive income (loss)	1,009	—	(29)
Non-controlling interests - deconsolidation	—	—	(1,841)
Balance – end of year	$1,977,384	$1,402,015	$1,351,665
Total Shareholders’ Equity	$13,654,463	$11,435,766	$11,349,298
See accompanying Notes to Consolidated Financial Statements

XL GROUP PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	2015	2014	2013
Cash flows provided by (used in) operating activities:
Net income (loss)	$1,313,339	$268,838	$1,136,647
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Total net realized (gains) losses on investments and net unrealized (gains) losses on investments, Trading - Life Funds Withheld Assets	(202,178)	(107,462)	(87,777)
Net realized and unrealized (gains) losses on derivative instruments	(53,123)	(29,886)	(7,798)
Net realized and unrealized (gains) losses on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	151,691	488,222	—
Amortization of premiums (discounts) on fixed maturities	194,824	153,849	166,621
(Income) loss from investment fund and operating affiliates	(46,072)	(129,915)	(229,386)
Loss on sale of life reinsurance subsidiary	—	666,423	—
Gain on sale of operating affiliate	(340,407)	—	—
Share based compensation	74,431	81,287	46,489
Depreciation and amortization	92,313	56,118	56,229
Accretion of deposit liabilities	43,633	11,195	47,256
Changes in:
Unpaid losses and loss expenses	(211,831)	(427,528)	(88,636)
Future policy benefit reserves	(278,818)	(229,204)	(164,923)
Funds withheld on life retrocession arrangements, net	(210,943)	(218,144)	—
Unearned premiums	(528,214)	253,396	65,279
Premiums receivable	156,168	15,248	(27,334)
Unpaid losses and loss expenses recoverable	(439,548)	(44,688)	(36,897)
Ceded unearned premiums	237,017	(191,242)	(196,674)
Reinsurance balances receivable	2,319	(17,736)	(60,317)
Deferred acquisition costs and value of business acquired	126,455	303,998	8,532
Reinsurance balances payable	229,205	160,916	161,132
Deferred tax asset – net	(47,924)	(33,735)	(29,230)
Derivatives	185,300	42,187	(22,324)
Other assets	17,054	33,344	(26,945)
Other liabilities	123,897	(147,744)	60,331
Other	26,968	5,447	9,702
Total adjustments	$(697,783)	$694,346	$(356,670)
Net cash provided by (used in) operating activities	$615,556	$963,184	$779,977
Cash flows provided by (used in) investing activities:
Proceeds from sale of fixed maturities and short-term investments	$16,868,228	$4,896,112	$4,341,429
Proceeds from redemption of fixed maturities and short-term investments	3,751,174	3,601,793	4,008,333
Proceeds from sale of equity securities	664,735	571,410	245,538
Purchases of fixed maturities and short-term investments	(19,718,064)	(7,158,258)	(9,143,973)
Purchases of equity securities	(567,334)	(445,504)	(534,356)
Proceeds from sale of affiliates	188,023	240,785	190,954
Purchases of affiliates	(280,856)	(371,226)	(353,678)
Purchase of Catlin Group Limited, net of acquired cash	(1,020,015)	—	—
Proceeds from sale of life reinsurance subsidiary	—	570,000	—
Proceeds from sale of ARX Holding Corp.	560,552	—	—
Change in restricted cash	(154,992)	—	—
Other, net	(155,019)	(193,491)	47,891
Net cash provided by (used in) investing activities	$136,432	$1,711,621	$(1,197,862)

XL GROUP PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	2015	2014	2013
Cash flows provided by (used in) financing activities:
Proceeds from issuance of ordinary shares and exercise of stock options	$9,976	$6,367	$12,623
Buybacks of ordinary shares	(468,971)	(801,953)	(675,617)
Dividends paid on ordinary shares	(208,516)	(169,620)	(160,155)
Distributions to non-controlling interests	(117,683)	(78,465)	(77,670)
Contributions from non-controlling interests	23,610	48,261	7,747
Proceeds from issuance of debt	980,600	—	592,615
Repayment of debt	(87,447)	(600,000)	—
Deposit liabilities	(84,758)	(268,298)	(94,386)
Net cash provided by (used in) financing activities	$46,811	$(1,863,708)	$(394,843)
Effects of exchange rate changes on foreign currency cash	(64,377)	(90,115)	(4,818)
Increase (decrease) in cash and cash equivalents	$734,422	$720,982	$(817,546)
Cash and cash equivalents – beginning of period	2,521,814	1,800,832	2,618,378
Cash and cash equivalents – end of period	$3,256,236	$2,521,814	$1,800,832

Net taxes paid	$96,886	$20,168	$96,469
Interest paid on notes payable and debt	$115,598	$121,285	$97,125
See accompanying Notes to Consolidated Financial Statements

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

1. General
XL Group plc, an Irish public limited company ("XL-Ireland"), through its operating subsidiaries (collectively, the "Company"), is a leading provider of insurance and reinsurance coverages to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis. Unless the context otherwise indicates, references herein to the "Company" are to, and these financial statements include the accounts of, XL-Ireland and its consolidated subsidiaries. The Company and its various subsidiaries operate globally in 29 countries, through the Company's two business segments: Insurance and Reinsurance. These segments are further discussed in Note 5, "Segment Information."
On May 1, 2015, the Company completed its acquisition (the "Catlin Acquisition") of Catlin Group Limited and its consolidated subsidiaries ("Catlin"). Catlin, through its wholly-owned subsidiaries, provided property, casualty and specialty insurance and reinsurance coverage on a worldwide basis. The Company's consolidated results of operations include those of Catlin from May 1, 2015. See Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," for additional information with respect to the acquisition of Catlin.
On July 1, 2010, XL-Ireland and XLIT Ltd. (formerly XL Capital Ltd.), a Cayman Islands exempted company ("XL-Cayman") completed a redomestication transaction in which all of the ordinary shares of XL-Cayman were exchanged for all of the ordinary shares of XL-Ireland (the "Redomestication"). As a result, XL-Cayman became a wholly owned subsidiary of XL-Ireland. On July 23, 2010, the Irish High Court approved XL-Ireland’s creation of distributable reserves, subject to the completion of certain formalities under Irish Company law. These formalities were completed in early August 2010.
2. Significant Accounting Policies
(a) Basis of Preparation and Consolidation
These consolidated financial statements include the accounts of the Company and all of its subsidiaries. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). To facilitate period-to-period comparisons, certain reclassifications have been made to prior year consolidated financial statement amounts to conform to the current year presentation. There was no effect on net income from this change in presentation.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant areas of estimation include:

▪	unpaid losses and loss expenses and unpaid losses and loss expenses recoverable;

▪	future policy benefit reserves;

▪	valuation and other-than-temporary impairments of investments;

▪	income taxes;

▪	reinsurance premium estimates; and

▪	carrying value of goodwill and intangible assets.
While management believes that the amounts included in the consolidated financial statements reflect the Company’s best estimates and assumptions, actual results could differ from these estimates.
(b) Fair Value Measurements
Financial Instruments Subject to Fair Value Measurements
Accounting guidance over fair value measurements requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the "exit price"). Instruments that the Company owns

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

("long positions") are marked to bid prices and instruments that the Company has sold but not yet purchased ("short positions") are marked to offer prices. Fair value measurements are not adjusted for transaction costs.
Basis of Fair Value Measurement
Fair value measurements accounting guidance also establishes a fair value hierarchy that prioritizes the inputs to the respective valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation. The three levels of the fair value hierarchy are described further below:

▪	Level 1 - Quoted prices in active markets for identical assets or liabilities (unadjusted); no blockage factors.

▪
Level 2 - Other observable inputs (quoted prices in markets that are not active or inputs that are observable either directly or indirectly)—include quoted prices for similar assets/liabilities (adjusted) other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

▪
Level 3 - Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Details on assets and liabilities that have been included under the requirements of authoritative guidance on fair value measurements to illustrate the bases for determining the fair values of these items held by the Company are included in each respective section of this note.
Fair values of investments and derivatives are based on published market values if available, estimates of fair values of similar issues, or estimates of fair values provided by independent pricing services and brokers. Fair values of financial instruments for which quoted market prices are not available or for which the Company believes current trading conditions represent distressed markets are based on estimates using present value or other valuation techniques. The fair values estimated using such techniques are significantly affected by the assumptions used, including the discount rates and the estimated amounts and timing of future cash flows. In such instances, the derived fair value estimates cannot be substantiated by comparison to independent markets and are not necessarily indicative of the amounts that would be realized in a current market exchange.
(c) Total Investments
Investments - Available For Sale
Investments that are considered available for sale (comprised of fixed maturities, equity securities and short-term investments) are carried at fair value. The fair values for available for sale investments are generally sourced from third parties. The fair values of fixed income securities are based upon quoted market values where available, "evaluated bid" prices provided by third party pricing services ("pricing services") where quoted market values are not available, or by reference to broker or underwriter bid indications where pricing services do not provide coverage for a particular security. To the extent the Company believes current trading conditions represent distressed transactions, the Company may elect to utilize internally generated models.
It is common industry practice to utilize pricing services as a source for determining the fair values of investments where the pricing services are able to obtain sufficient market corroborating information to allow them to produce a valuation at a reporting date. In addition, in the majority of cases, although a value may be obtained from a particular pricing service for a security or class of similar securities, these values are corroborated against values provided by other pricing services. The pricing services use market approaches to valuations using primarily Level 2 inputs in the vast majority of valuations, or some form of discounted cash flow analysis, to obtain investment values for a small percentage of fixed income securities for which they provide a price. Standard inputs to the valuations provided by the pricing services listed in approximate order of priority for use when available include: reported trades, benchmark yields, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data. The pricing services may prioritize inputs differently on any given day for any security, and not all inputs listed are available for use in the evaluation process on any given day for each security evaluation; however, the pricing services also monitor market indicators, customer feedback through a price challenge process

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

and industry and economic events. Information of this nature is a trigger to acquire further corroborating market data. When these inputs are not available, they identify "buckets" of similar securities (allocated by asset class types, sectors, sub-sectors, contractual cash flows/structure, and credit rating characteristics) and apply some form of matrix or other modeled pricing to determine an appropriate security value which represents their best estimate as to what a buyer in the marketplace would pay for a security in a current sale. Prices provided by independent pricing services and independent broker quotes can vary widely even for the same security. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. While the Company receives values for the majority of the investment securities it holds from pricing services, it is ultimately management’s responsibility to determine whether the values received and recorded in the financial statements are representative of appropriate fair value measurements.
Broker/dealer quotations are used to value fixed maturities where prices are unavailable from pricing services due to factors specific to the security such as limited liquidity, lack of current transactions, or trades only taking place in privately negotiated transactions. These are considered Level 3 valuations, as significant inputs utilized by brokers may be difficult to corroborate with observable market data, or sufficient information regarding the specific inputs utilized by the broker was not available to support a Level 2 classification.
Equity securities include investments in open end mutual funds and shares of publicly traded hedge funds. The fair value of equity securities is based upon quoted market values (Level 1), or monthly net asset value statements provided by the investment managers upon which subscriptions and redemptions can be executed (Level 2).
Short-term investments include investments due to mature within one year from the date of purchase and are valued using the same external factors and in the same manner as fixed income securities.
Changes in the value of investments available for sale are reflected as unrealized gains or losses on investments, and are included in "accumulated other comprehensive income (loss)", on a net of tax basis.
All investment transactions are recorded on a trade date basis. Realized gains and losses on sales of equities and fixed income investments are determined on a first-in, first-out basis.
Investment income is recognized when earned and includes interest and dividend income together with the amortization of premium and discount on fixed maturities and short-term investments, and is recorded net of related investment expenses. Amortization of discounts on fixed maturities includes amortization to expected recovery values for investments that have previously been recorded as other than temporarily impaired. For mortgage-backed securities, and any other holdings for which there is a prepayment risk, prepayment assumptions are evaluated and revised as necessary. Prepayment fees or call premiums that are only payable to the Company when a security is called prior to its maturity are earned when received and reflected in net investment income.
Investments - Trading
Investments for which the company has elected the fair value option are classified as trading. Trading securities are carried at fair value with changes included in "Net realized gains (losses) on investments sold." Interest and dividend income from trading securities are included as a component of "Net investment income - Life Funds Withheld Assets" as all trading securities are held in support of the GreyCastle Life Retro Arrangements as defined in Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary."
Investments Related to Life Retrocession Arrangements written on a Funds Withheld Basis
Designated investments that support the GreyCastle Life Retro Arrangements written on a funds withheld basis ("Life Funds Withheld Assets") entered into in connection with the sale of our life reinsurance subsidiary are classified as either available for sale or trading. Investment results for these assets - including interest income, unrealized gains and losses, and gains and losses from sales - are passed directly to the reinsurer pursuant to a contractual arrangement that is accounted for as a derivative.
Changes in the fair value of the embedded derivative associated with the GreyCastle Life Retro Arrangements are recorded in "Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets" on the consolidated statements of income. The fair value of the embedded derivative is included within "Funds withheld on life retrocession arrangements, net of future policy benefit reserves recoverable" on the consolidated balance sheets.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Investments In Affiliates
Investments in which the Company has significant influence over the operating and financial policies of the investee are classified as investments in affiliates on the Company’s balance sheets and are accounted for under the equity method of accounting. Under this method, the Company records its proportionate share of income or loss from such investments in its results for the period as well as its portion of movements in certain of the investee shareholders’ equity balances. When financial statements of the affiliate are not available on a timely basis to record the Company’s share of income or loss for the same reporting periods as the Company, the most recently available financial statements are used. This lag in reporting is applied consistently. Distributions received from affiliates representing returns on invested capital are recorded as operating cash flows, while distributions representing returns of invested capital or proceeds upon sale of all or a portion of an affiliate are recorded as investing cash flows.
The Company generally records its hedge fund and private investment fund affiliates on a one-month and three-month lag, respectively, and its operating affiliates on a three-month lag. Significant influence is generally deemed to exist where the Company has an investment of 20% or more in the common stock of a corporation or an investment of 3% or more in closed-end funds, limited partnerships, limited liability companies ("LLCs") or similar investment vehicles. Significant influence is considered for other strategic investments on a case-by-case basis. Investments in affiliates are not subject to fair value measurement guidance as they are not considered to be fair value measured investments under GAAP. However, impairments associated with investments in affiliates that are deemed to be other-than-temporary are calculated in accordance with fair value measurement guidance and appropriate disclosures included within the financial statements during the period the losses are recorded.
Other Investments
Contained within this asset class are equity interests in investment funds, limited partnerships and unrated tranches of collateralized debt obligations for which the Company does not have sufficient rights or ownership interests to follow the equity method of accounting. The Company accounts for equity securities that do not have readily determinable market values at estimated fair value as it has no significant influence over these entities. Also included within other investments are structured transactions, which are carried at amortized cost.
Fair values for other investments, principally other direct equity investments, investment funds and limited partnerships, are primarily based on the net asset value provided by the investment manager, the general partner or the respective entity, recent financial information, available market data and, in certain cases, management judgment, if required. These entities generally carry their trading positions and investments, the majority of which have underlying securities valued using Level 1 or Level 2 inputs, at fair value as determined by their respective investment managers; accordingly, these investments are generally classified as Level 2. Private equity investments are classified as Level 3. The net unrealized gain or loss on investments, net of tax, is included in "Accumulated other comprehensive income (loss)." Any unrealized loss in value considered by management to be other-than-temporary is charged to income in the period in which it is determined.
Overseas deposits include investments in private funds related to Lloyd’s syndicates in which the underlying instruments are primarily fixed maturities. The funds themselves do not trade on an exchange and therefore are not included within available for sale securities. Also included in overseas deposits are restricted balances held by Lloyd’s syndicates for solvency purposes which are primarily invested in cash and cash equivalents. Given the restricted nature of these balances, they are included in other investments on the balance sheets. Each of these investment types is considered a Level 2 valuation.
The Company has historically participated in structured transactions. These have included providing cash loans supporting project finance transactions, and providing liquidity facility financing to structured project deals. The Company also invested in a payment obligation with an insurance company. The Company's policy is to value such transactions at amortized cost. For further details see Note 4, "Fair Value Measurements" and Note 8, "Other Investments."
(d) Premiums and Acquisition Costs
Insurance premiums written are recorded in accordance with the terms of the underlying policies. Reinsurance premiums written are recorded at the inception of the policy and are estimated based upon information received from ceding companies and any subsequent differences arising on such estimates are recorded in the period they are determined. For multi-year reinsurance treaties which are payable in annual installments, generally, only the initial annual installment is included as premiums written at policy inception due to the ability of the reinsured to commute or cancel coverage during the term of the policy. The remaining annual installments are included as premiums written at each successive anniversary date within the multi-year term.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Premiums are earned on a pro-rata basis over the period the coverage is provided. Unearned premiums represent the portion of premiums written applicable to the unexpired terms of policies in force. Net premiums earned are presented after deductions for reinsurance ceded, as applicable.
Mandatory reinstatement premiums are recognized and earned at the time a loss event occurs.
Life and annuity premiums from long duration contracts that transfer significant mortality or morbidity risks are recognized as revenue and earned when due from policyholders. Life and annuity premiums from long duration contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are accounted for as investment contracts and presented within deposit liabilities.
The Company has periodically written retroactive loss portfolio transfer contracts. These contracts are evaluated to determine whether they meet the established criteria for reinsurance accounting, and, if so, at inception, written premiums are fully earned and corresponding losses and loss expense recognized. The contracts can cause significant variances in gross premiums written, net premiums written, net premiums earned, and net incurred losses in the years in which they are written. Reinsurance contracts sold not meeting the established criteria for reinsurance accounting are recorded using the deposit method.
Acquisition costs, which vary with and are directly related to the acquisition of policies, consist primarily of commissions paid to brokers and cedants, and are deferred and amortized over the period during which the premiums are earned. Acquisition costs are shown net of contractual commissions earned on reinsurance ceded. Future earned premiums, the anticipated losses and other costs (and in the case of a premium deficiency, investment income) related to those premiums, are also considered in determining the level of acquisition costs to be deferred.
(e) Reinsurance
In the normal course of business, the Company seeks to reduce the potential amount of loss arising from claims events by reinsuring certain levels of risk assumed in various areas of exposure with other insurers or reinsurers. Reinsurance premiums ceded are expensed (and any commissions recorded thereon are earned) on a monthly pro-rata basis over the period the reinsurance coverage is provided. Ceded unearned reinsurance premiums represent the portion of premiums ceded applicable to the unexpired term of policies in force. Mandatory reinstatement premiums ceded are recorded at the time a loss event occurs. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Provisions are made for estimated unrecoverable reinsurance.
The Company enters into reinsurance agreements with other companies in the normal course of business. All premium and loss-related balances related to reinsurance agreements are reported on a gross basis within our consolidated balance sheets, with the exception of the GreyCastle Life Retro Arrangements written on a funds withheld basis. The future policy benefit reserves recoverable related to these retrocession arrangements are netted against the funds withheld liability owing to the counterparty on the consolidated balance sheets due to the contractual right of offset.
During the year ended December 31, 2014, the Company recorded $20 million, net of tax, to premiums earned and associated tax accruals, related to reinstatement premiums due under assumed reinsurance contracts arising from unpaid losses and loss expenses reported in a prior period. We evaluated the quantitative and qualitative aspects of this correction and concluded that the impact of recognizing it during the third quarter of 2014 was not material to the consolidated financial statements, nor is it material to previously issued consolidated financial statements in prior periods.
(f) Fee Income and Other
Fee income and other includes fees received for insurance and product structuring services provided and is earned over the service period of the contract. Any adjustments to fees earned or the service period are reflected in income in the period when determined.
(g) Other-Than-Temporary Impairments ("OTTI") of Available for Sale Securities
The Company’s process for identifying declines in the fair value of investments that are other-than-temporary involves consideration of several factors. These primary factors include (i) an analysis of the liquidity, business prospects and financial condition of the issuer including consideration of credit ratings, (ii) the significance of the decline, (iii) an analysis of the collateral structure and other credit support, as applicable, of the securities in question, and (iv) for debt securities, whether the Company intends to sell such securities. In addition, the authoritative guidance requires that OTTI for certain asset backed and mortgage backed securities be recognized if the fair value of the security is less than its discounted cash flow value and there has been a decrease in the present value of the expected cash flows since the last reporting period. Where the Company’s

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

analysis of the above factors results in the Company’s conclusion that declines in fair values are other-than-temporary, the cost of the security is written down to discounted cash flow and a portion of the previously unrealized loss is therefore realized in the period such determination is made.
If the Company intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis, the impairment is other-than-temporary and is recognized currently in earnings in an amount equal to the entire difference between fair value and amortized cost.
In instances in which the Company determines that a credit loss exists but the Company does not intend to sell the security, and it is not more likely than not that the Company will be required to sell the security before the anticipated recovery of its remaining amortized cost basis, the OTTI is separated into (1) the amount of the total impairment related to the credit loss and (2) the amount of the total impairment related to all other factors (i.e. the noncredit portion). The amount of the total OTTI related to the credit loss is recognized in earnings and the amount of the total OTTI related to all other factors is recognized in accumulated other comprehensive loss. The total OTTI is presented in the income statement with an offset for the amount of the total OTTI that is recognized in accumulated other comprehensive income (loss). Absent the intent or requirement to sell a security, if a credit loss does not exist, any impairment is considered to be temporary.
The noncredit portion of any OTTI losses on securities classified as available for sale is recorded as a component of other comprehensive income (loss) with an offsetting adjustment to the carrying value of the security. The fair value adjustment could increase or decrease the carrying value of the security.
In periods subsequent to the recognition of an OTTI loss, the other-than-temporarily impaired debt security is accounted for as if it had been purchased on the measurement date of the OTTI at an amount equal to the previous amortized cost basis less the credit-related OTTI recognized in earnings. For debt securities for which credit-related OTTI is recognized in earnings, the difference between the new cost basis and the cash flows expected to be collected is accreted into interest income over the remaining life of the security in a prospective manner based on the estimated amount and timing of future estimated cash flows.
With respect to securities where the decline in value is determined to be temporary and the security’s amortized cost is not written down, a subsequent decision may be made to sell that security and realize a loss. Subsequent decisions on security sales are made within the context of overall risk monitoring, changing information, market conditions generally and assessing value relative to other comparable securities. We have outsourced a significant portion of the day-to-day management of the Company’s investment portfolio to third party investment manager service providers. While these investment manager service providers may, at a given point in time, believe that the preferred course of action is to hold securities with unrealized losses that are considered temporary until such losses are recovered, the dynamic nature of the portfolio management may result in a subsequent decision to sell the security and realize the loss, based upon a change in market and other factors described above. The Company believes that subsequent decisions to sell such securities are consistent with the classification of the Company’s portfolio as available for sale.
There are risks and uncertainties associated with determining whether declines in the fair value of investments are other-than-temporary. These include subsequent significant changes in general economic conditions as well as specific business conditions affecting particular issuers, subjective assessment of issue-specific factors (seniority of claims, collateral value, etc.), future financial market effects, stability of foreign governments and economies, future rating agency actions and significant disclosure of accounting, fraud or corporate governance issues that may adversely affect certain investments. In addition, significant assumptions and management judgment are involved in determining if the decline is other-than-temporary. If management determines that a decline in fair value is temporary, then a security’s value is not written down at that time. However, there are potential effects upon the Company’s future earnings and financial position should management later conclude that some of the current declines in the fair value of the investments are other-than-temporary declines. For further details on the factors considered in evaluation of OTTI see Note 6, "Investments."
(h) Derivative Instruments
The Company recognizes all derivatives as either assets or liabilities in the balance sheets and measures those instruments at fair value. Except for the embedded derivative associated with the GreyCastle Life Retro Arrangements discussed above within (c) "Investments Related to Life Retrocession Arrangements written on a Funds Withheld Basis," the changes in fair value of derivatives are shown in the consolidated statements of income as "net realized and unrealized gains and losses on derivative instruments," unless the derivatives are designated as hedging instruments. The accounting for derivatives that are designated as hedging instruments is discussed below. Changes in fair value of derivatives may create volatility in the Company’s results of operations from period to period. Amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) are offset against net fair value amounts recognized in the

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

consolidated balance sheets for derivative instruments executed with the same counterparty under the same netting arrangement to the extent that the Company intends to settle the amounts on a net basis.
Derivative contracts can be exchange-traded or over-the-counter ("OTC"). Exchange-traded derivatives (futures and options) typically fall within Level 1 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market clearing transactions, broker or dealer quotations or alternative pricing sources where an understanding of the inputs utilized in arriving at the valuations is obtained. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms and specific risks inherent in the instrument as well as the availability of pricing information in the market. The Company generally uses similar models to value similar instruments. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, prepayment rates and correlations of such inputs. For OTC derivatives that trade in liquid markets, such as generic forwards, interest rate swaps and options, model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments comprise the majority of derivatives held by the Company and are typically classified within Level 2 of the fair value hierarchy.
Certain OTC derivatives trade in less liquid markets with limited pricing information, or required model inputs that are not directly market corroborated, which causes the determination of fair value for these derivatives to be inherently more subjective. Accordingly, such derivatives are classified within Level 3 of the fair value hierarchy. The valuations of less standard or liquid OTC derivatives are typically based on Level 1 and/or Level 2 inputs that can be observed in the market, as well as unobservable Level 3 inputs. Level 1 and Level 2 inputs are regularly updated to reflect observable market changes. Level 3 inputs are only changed when corroborated by evidence such as similar market transactions, pricing services and/or broker or dealer quotations. The Company conducts its non-hedging derivatives activities in three main areas: investment related derivatives, credit derivatives and other non-investment related derivatives.
The Company uses derivative instruments, primarily interest rate swaps, to manage the interest rate exposure associated with certain assets and liabilities. These derivatives are recorded at fair value. On the date the derivative contract is entered into, the Company may designate the derivative as: a hedge of the fair value of a recognized asset or liability ("fair value" hedge); a hedge of the variability in cash flows of a forecasted transaction or of amounts to be received or paid related to a recognized asset or liability ("cash flow" hedge); or a hedge of a net investment in a foreign operation; or the Company may not designate any hedging relationship for a derivative contract.
Fair Value Hedges
Changes in the fair value of a derivative that is designated and qualifies as a fair value hedge, along with the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings (through "net realized and unrealized gains and losses on derivative instruments") with any differences between the net change in fair value of the derivative and the hedged item representing the hedge ineffectiveness. Periodic derivative net coupon settlements are recorded in net investment income with the exception of hedges of Company issued debt, which are recorded in interest expense. The Company may designate fair value hedging relationships where interest rate swaps are used to hedge the changes in the fair value of certain fixed rate liabilities and fixed maturity securities due to changes in the designated benchmark interest rate.
Cash Flow Hedges
Changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive income ("AOCI") and are reclassified into earnings when the variability of the cash flow of the hedged item impacts earnings. Gains and losses on derivative contracts that are reclassified from AOCI to current period earnings are included in the line item in the consolidated statements of operations in which the cash flows of the hedged item are recorded. Any hedge ineffectiveness is recorded immediately in current period earnings as "net realized and unrealized gains and losses on derivative instruments." Periodic derivative net coupon settlements are recorded in net investment income. The Company may designate cash flow hedging relationships where interest rate swaps are used to mitigate interest rate risk associated with anticipated issuances of debt or other forecasted transactions.
Hedges of the Net Investment in a Foreign Operation
Changes in the fair value of a derivative used as a hedge of a net investment in a foreign operation, to the extent effective as a hedge, are recorded in the foreign currency translation adjustments account within AOCI. Cumulative changes in fair value recorded in AOCI are reclassified into earnings upon the sale or complete or substantially complete liquidation of the foreign entity. Any hedge ineffectiveness is recorded immediately in current period earnings as "net realized and unrealized gains and losses on derivative instruments."

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Hedge Documentation and Effectiveness Testing
To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in value or cash flow of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. The documentation process includes linking derivatives that are designated as fair value, cash flow, or net investment hedges to specific assets or liabilities on the balance sheet or to specific forecasted transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. In addition, certain hedging relationships are considered highly effective if the changes in the fair value or discounted cash flows of the hedging instrument are within a ratio of 80-125% of the inverse changes in the fair value or discounted cash flows of the hedged item. Hedge ineffectiveness is measured using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Depending on the hedging strategy, quantitative methods may include the "Change in Variable Cash Flows Method," the "Change in Fair Value Method," the "Hypothetical Derivative Method" or the "Dollar Offset Method."
Discontinuance of Hedge Accounting
The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; the derivative is dedesignated as a hedging instrument; or the derivative expires or is sold, terminated or exercised. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the derivative continues to be carried at fair value on the balance sheets with changes in its fair value recognized in current period earnings through "net realized and unrealized gains and losses on derivative instruments." When hedge accounting is discontinued because the Company becomes aware that it is not probable that the forecasted transaction will occur, the derivative continues to be carried on the balance sheets at its fair value, and gains and losses that were accumulated in AOCI are recognized immediately in earnings.
(i) Cash and Cash Equivalents
Cash Equivalents
Cash equivalents include fixed interest deposits placed with a maturity of under 90 days when purchased. Bank deposits are not considered to be fair value measurements and as such are not subject to the authoritative guidance on fair value measurement disclosures. Money market funds are classified as Level 1 as these instruments are considered actively traded; however, certificates of deposit are classified as Level 2.
Restricted Cash
Restricted cash represents cash and cash equivalents that the Company is a) holding for the benefit of a third party and is legally or contractually restricted as to withdrawal or usage for general corporate purposes; and b) not replaceable by another type of asset other than cash or cash equivalents, under the terms of the Company's contractual arrangements with such third parties. Restricted cash includes cash and cash equivalents held pursuant to the terms of the Company's contractual obligations relating to the transaction described in Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary."
(j) Foreign Currency Translation
Assets and liabilities of foreign operations whose functional currency is not the U.S. dollar are translated at prevailing year end exchange rates. Revenue and expenses of such foreign operations are translated at monthly average exchange rates during the year. The net effect of the translation adjustments for foreign operations, net of applicable deferred income taxes, as well as any gains or losses on intercompany balances for which settlement is not planned or anticipated in the foreseeable future, are included in "accumulated other comprehensive income (loss)."
Monetary assets and liabilities denominated in currencies other than the functional currency of the applicable entity are revalued at the exchange rate in effect at the balance sheet date and revenues and expenses are translated at the exchange rate on the date the transaction occurs with the resulting foreign exchange gains and losses on settlement or revaluation recognized in income.
(k) Goodwill, Intangibles and Other Long-Lived Assets
The Company has recorded goodwill in connection with various acquisitions in the current and prior years. Goodwill represents the excess of the purchase price over the fair value of net assets acquired. In accordance with GAAP, the Company

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

tests goodwill for potential impairment annually as of June 30, and between annual tests if an event occurs or circumstances change that may indicate that potential exists for the fair value of a reporting unit to be reduced to a level below its carrying amount. The Company tests for impairment at the reporting unit level in accordance with the authoritative guidance on intangibles and goodwill. The Company has organized its goodwill into two reporting units, reflecting its two segments.
The Company’s indefinite-lived intangible assets consist primarily of acquired insurance and reinsurance licenses, plus Lloyd's syndicate capacity. These assets are deemed to have indefinite useful lives and are therefore not subject to amortization. In accordance with GAAP, the Company tests non-amortized intangible assets for potential impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. If the carrying value of a non-amortized intangible asset is in excess of its fair value, the asset must be written down to its fair value through the recognition of an impairment charge to earnings.
All of the Company’s depreciable or amortizable intangible and other long-lived assets such as trade names, distribution networks, premises, equipment, agency relationships, and acquired or internally-developed software, are carried at net book value, and are depreciated or amortized on a straight-line basis over their estimated useful lives. The amortization periods approximate the period over which the Company expects to generate future net cash inflows from the use of these assets. All of these assets are subject to impairment testing in accordance with authoritative guidance for the impairment or disposal of long-lived assets when events or conditions indicate that the carrying value of an asset may not be fully recoverable from future cash flows. See Note 9, "Goodwill and Other Intangible Assets" for further information.
(l) Variable Interest Entities ("VIEs")
Investments or other interests that absorb portions of an entity’s expected losses or receive portions of the entity’s expected residual returns are called variable interests. Entities in which the equity investors, as a group, do not have the characteristic of a controlling financial interest, or that do not have sufficient equity at risk to allow them to finance their own activities without additional financial support are referred to as VIEs.
A VIE must be consolidated by its primary beneficiary, which is the variable interest holder that is determined to have the controlling financial interest in the entity. Based upon the nature of the VIE, this is either the entity that has both: a) the power to direct the VIE’s activities that most significantly impact its economic performance, and b) the obligation to absorb losses or receive benefits of the VIE that could potentially be significant to it; or it is the reporting entity that will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. Refer to Note 16, "Variable Interest Entities," for further discussion of the Company’s interests in VIEs.
(m) Non-controlling Interests
Non-controlling shareholders' interests are presented separately in the Company's Consolidated Balance Sheets and Consolidated Statements of Shareholders' Equity as required under GAAP. The net loss (income) attributable to non-controlling interests is presented separately in the Company's Consolidated Statements of Comprehensive Income. Refer to Note 16, "Variable Interest Entities," and Note 18, "Share Capital," for further discussion of non-controlling interests in the Company.
(n) Losses and Loss Expenses
Unpaid losses and loss expenses include reserves for reported unpaid losses and loss expenses and for losses incurred but not reported. The reserve for reported unpaid losses and loss expenses for the Company’s property and casualty operations is established by management based on claims reported from insureds or amounts reported from ceding companies, and represent the estimated ultimate cost of events or conditions that have been reported to or specifically identified by the Company.
The reserve for losses incurred but not reported is estimated by management based on loss development patterns determined by reference to the Company’s underwriting practices, the policy form, type of program and historical experience. The Company’s actuaries employ a variety of generally accepted methodologies to determine estimated ultimate loss reserves, including the "Bornhuetter-Ferguson incurred loss method" and frequency and severity approaches.
Certain workers’ compensation and certain U.K. bodily injury liabilities are considered fixed and determinable and are discounted.
Management believes that the reserves for unpaid losses and loss expenses are sufficient to cover losses that fall within coverages assumed by the Company. However, there can be no assurance that losses will not exceed the Company’s total reserves. The methodology of estimating loss reserves is periodically reviewed to ensure that the assumptions made continue to be appropriate and any adjustments resulting from such reviews are reflected in income in the year in which the adjustments are made.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(o) Deposit Liabilities
Contracts entered into by the Company that are not deemed to transfer significant underwriting risk and/or timing risk are accounted for as deposits, whereby liabilities are initially recorded at an amount equal to the assets received. The Company uses a portfolio rate of return of equivalent duration to the liabilities in determining risk transfer. An initial accretion rate is established based on actuarial estimates whereby the deposit liability is increased to the estimated amount payable over the term of the contract.
The deposit accretion rate is the rate of return required to fund expected future payment obligations (this is equivalent to the "best estimate" of future cash flows), which are determined actuarially based upon the nature of the underlying indemnifiable losses. Accretion of the liability is recorded as interest expense.
The Company periodically reassesses the estimated ultimate liability. Any changes to this liability are reflected as adjustments to interest expense to reflect the cumulative effect of the period the contract has been in force, and by an adjustment to the future accretion rate of the liability over the remaining estimated contract term.
(p) Future Policy Benefit Reserves
The Company estimates the present value of future policy benefits related to long duration contracts using assumptions for investment yields, mortality, and expenses, including a provision for adverse deviation.
The assumptions used to determine future policy benefit reserves are best estimate assumptions that are determined at the inception of the contracts and are locked-in throughout the life of the contract unless a premium deficiency develops. As the experience on the contracts emerges, the assumptions are reviewed. If such review would produce reserves in excess of those currently held, then the locked-in assumptions will be revised and a claim and policy benefit is recognized at that time. The Company includes the cost of reinsurance in its premium deficiency considerations.
Certain life insurance and annuity contracts provide the holder with a guarantee that the benefit received upon death will be no less than a minimum prescribed amount. The contracts are accounted for in accordance with GAAP, which requires that the best estimate of future experience be combined with actual experience to determine the benefit ratio used to calculate the policy benefit reserve.
(q) Income Taxes
The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The realizability of deferred tax assets is evaluated based upon management's assessment of taxable income in prior eligible carryback years, future reversals of existing taxable temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, and tax planning strategies that would, if necessary, be implemented. A valuation allowance may have to be established for any portion of a deferred tax asset that management believes will not be realized.
The Company recognizes the tax benefit from an uncertain tax position taken only if it is more likely than not that the tax position will be sustained upon examination by the relevant tax authority, based on our interpretation of and judgment of the relevant tax law. The Company reviews its uncertain tax positions on a quarterly basis. Tax positions that meet the more likely than not threshold are measured using a probability weighted approach, whereby the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement is recognized. The Company recognizes interest and penalties on underpaid tax as a component of income tax expense.
The Company’s investment income is allocated to applicable branch operations and is taxable in certain jurisdictions. The method of allocating this income may be different for tax reporting as compared to GAAP. The Company records the tax effects of this allocation entirely through operations.
(r) Stock Plans
At December 31, 2015, the Company had several stock-based performance incentive programs, which are described more fully in Note 18, "Share Capital." Stock-based compensation issued under these plans generally has a life of not longer than ten years and vests as set forth at the time of grant. Awards generally vest annually over three or four years from the date of grant. The Company recognizes compensation costs for stock-based awards on a straight-line basis over the requisite service period (usually the vesting period) for each award.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Share-based payments to employees, including grants of employee stock options, are recognized in the financial statements over the vesting period based on their grant date fair values.
Authoritative guidance requires that compensation costs be recognized for unvested stock-based compensation awards over the period through the date that the employee is no longer required to provide future services to earn the award, rather than over the explicit service period. Accordingly, the Company follows a policy of recognizing compensation cost to coincide with the date that the employee is eligible to retire, rather than the actual retirement date, for all stock-based compensation granted.
(s) Per Share Data
Basic earnings per ordinary share is based on weighted average ordinary shares outstanding and excludes any dilutive effects of options. Diluted earnings per ordinary share assumes the exercise of all dilutive stock options has occurred.
(t) Recent Accounting Pronouncements
In August 2014, the Financial Accounting Standards Board ("FASB") issued an accounting standards update concerning the evaluation of an entity's ability to continue as a going concern. Under this new guidance, in connection with preparing financial statements for each annual and interim reporting period, an entity's management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. Management's evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. Substantial doubt exists when it is probable that the entity will be unable to meet its obligations as they become due. When management identifies conditions or events that raise substantial doubt about an entity's ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those conditions or events will alleviate the substantial doubt. The mitigating effect of management's plans should be considered only to the extent that it is probable that the plans will be implemented, and if implemented, it is probable that the plans will be effective. If conditions or events raise substantial doubt, the entity should disclose the conditions or events, management's evaluation of their significance in relation to the ability to meet its obligations, and management's plans to mitigate the conditions or events along with whether substantial doubt has been alleviated. The guidance is effective for annual periods ending after December 15, 2016, and interim and annual periods thereafter. The Company is currently evaluating the impact of this guidance; however, it is not expected to have a material impact on its financial condition, results of operations or cash flows.
In November 2014, the FASB issued an accounting standards update which provides an acquired entity with the option to reflect assets and liabilities using its acquirer's accounting and reporting basis ("pushdown accounting") within its own separate financial statements. Under this new guidance, an acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in control event occurs (on a case by case basis if multiple). If the entity elects to apply pushdown accounting, it should disclose information that enables users of the financial statements to evaluate the effect of pushdown accounting. If pushdown accounting is not applied in the initial reporting period, an acquired entity will have the option to elect to apply it in a subsequent reporting period, however, such an election should be considered a change in accounting principle. Once pushdown accounting is elected, that election is irrevocable. The guidance was effective upon issuance. Its adoption did not have an impact on the financial condition, results of operations or cash flows of the Company.
In February 2015, the FASB issued an accounting standards update concerning consolidation of certain legal entities. Under this new guidance, all legal entities are required to evaluate whether they should consolidate certain legal entities. The guidance: (1) modifies the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities; (2) eliminates the presumption that a general partner should consolidate a limited partnership; (3) affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and (4) provides a scope exception from consolidation guidance for certain reporting entities. Upon adoption of the new guidance, differing requirements for performing a consolidation analysis under existing GAAP will be eliminated, and all reporting entities will now fall within the scope of the Accounting Standards Codification Subtopic 810-10, Consolidation-Overall, unless a specific exception applies. Under this Subtopic, there are only two primary models for determining whether consolidation is appropriate - a voting interest entity model, and a variable interest entity model. The guidance is effective for public business entities for annual periods beginning after December 15, 2015, and interim and annual periods thereafter, with early adoption permitted. The Company is currently evaluating the impact of this guidance.
In April 2015, the FASB issued an accounting standards update concerning the presentation of deferred debt issuance costs in an entity's balance sheet. Under this new guidance, which is part of the FASB's initiative to reduce complexity in accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements, debt issuance costs related to a recognized debt liability must be presented in the balance sheet as a direct deduction from the

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

carrying amount of that debt liability, consistent with debt discounts. In addition, the guidance also requires that the amortization of such costs be reported as interest expense. The guidance is effective for public business entities for annual periods beginning after December 15, 2015, and interim and annual periods thereafter, with early adoption permitted for financial statements that have not been previously issued. This guidance will not have a material impact on the Company's financial condition, results of operations or cash flows.
In May 2015, the FASB issued an accounting standards update concerning investments for which management estimates fair value using net asset value per share (or its equivalent) as a practical expedient. Under the guidance, such investments will no longer be reported within the fair value hierarchy. Removing those investments from the fair value hierarchy not only eliminates the diversity in practice resulting from the way in which investments measured at net asset value per share (or its equivalent) with future redemption dates are classified, but also ensures that all investments categorized in the fair value hierarchy are classified using a consistent approach. Investments that calculate net asset value per share (or its equivalent), but for which the practical expedient is not applied, will continue to be included in the fair value hierarchy. A reporting entity should continue to disclose information on investments for which fair value is measured at net asset value (or its equivalent) as a practical expedient to help users understand the nature and risks of the investments and whether the investments, if sold, are probable of being sold at amounts different from net asset value. The guidance is effective for public business entities for annual periods beginning after December 15, 2015 and interim and annual periods thereafter, with early adoption permitted. The Company is currently evaluating the impact of this guidance, but as this guidance is disclosure-related only, it is not expected to have a material impact on the Company's financial condition, results of operations or cash flows.
In May 2015, the FASB issued an accounting standards update concerning the annual disclosure regarding the liability for unpaid claims and claims adjustment expenses for insurance entities. The guidance requires: (1) incurred and paid claims development information by accident year, on a net basis after reinsurance, for the number of years for which claims incurred typically remain outstanding, including the most recent reporting period, which need not exceed 10 years; (2) a reconciliation of incurred and paid claims development information to the aggregate carrying amount of the liability for unpaid claims and claim adjustment expenses, with separate disclosure of reinsurance recoverable on unpaid claims for each period presented in the statement of financial position; (3) for each accident year for which incurred claims development information is presented, the total of incurred but not reported ("IBNR") liabilities plus expected development on reported claims included in the liability for unpaid claims and claims adjustment expenses, accompanied by a description of reserving methodologies; (4) for each accident year for which incurred claims development information is presented, quantitative information about claim frequency (unless it is impracticable to do so) accompanied by a qualitative description of methodologies used for determining claim frequency information; and (5) for all claims, the average annual percentage payout of incurred claims by age for the same number of accident years as the disclosure for IBNR. The guidance recommends that insurance entities aggregate or disaggregate those disclosures so that useful information is not obscured by either the inclusion of a large amount of insignificant detail or the aggregation of items that have significantly different characteristics. The amendments also require insurance entities to disclose information about significant changes in methodologies and assumptions used to calculate the liability for unpaid claims and claim adjustment expenses, including reasons for the change and the effects on the financial statements. Additionally, the amendments require insurance entities to disclose for annual and interim reporting periods a rollforward of the liability for unpaid claims and claims adjustment expenses. Additional disclosures about liabilities for unpaid claims and claim adjustment expenses reported at present value include: (1) for each period presented in the statement of financial position, the aggregate amount of discount for the time value of money deducted to derive the liability for unpaid claims and claim adjustment expenses; (2) for each period presented in the statement of income, the amount of interest accretion recognized; and (3) the line items in the statement of income in which interest accretion is classified. The guidance is effective for public business entities for annual periods beginning after December 15, 2015 and interim periods within annual periods after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, but as this guidance is disclosure-related only, it is not expected to have a material impact on the Company's financial condition, results of operations or cash flows.
In September 2015, the FASB issued an accounting standards update concerning the accounting for measurement period adjustments following the completion of a business combination. The measurement period ends as soon as the acquirer receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable; however, it shall not exceed one year from the acquisition date. Currently under GAAP, during the measurement period the acquirer shall recognize such adjustments to the provisional amounts as if the accounting for the business combination had been completed at the acquisition date, with a corresponding adjustment to goodwill, in the reporting period in which the adjustments are determined. The acquirer shall revise comparative information for prior periods presented in financial statements as needed as a result of the change to the provisional amounts calculated. Under the new guidance, although such adjustments shall still be calculated as if the accounting had been completed at the business combination date, the acquirer should recognize in its current-period earnings the cumulative effect of changes in depreciation, amortization, or other

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

income effects, by line item, related to the periods subsequent to the acquisition date as a result of the adjustments. In addition, entities must present separately on the face of the income statement, or alternatively in the notes to the financial statements, the portion of such current period adjustments that would have been recorded in previous reporting periods, if the adjustments had been recognized at the acquisition date. The guidance is effective for provisional adjustments made by public business entities in annual periods beginning after December 15, 2015 - irrespective of the date of the business combination to which they relate - including interim periods within those fiscal years. Early adoption is permitted for financial statements that have not yet been made available for issuance. The Company has elected to early adopt this guidance in light of measurement period adjustments recognized as part of the Catlin Acquisition. The impacts of this guidance have been disclosed in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition."
In January 2016, the FASB issued an accounting standards update concerning the accounting for financial instruments. The guidance retains the basic existing framework for accounting for financial instruments under GAAP, while achieving limited convergence with IFRS in this area. The guidance: (1) requires equity investments (except consolidated entities and those accounted for under the equity method of accounting) to be measured at fair value with changes in fair value recognized in net income; (2) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; (3) eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for non-public business entities; (4) eliminates the requirement to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost on the balance sheet; (5) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (6) requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial statements; (7) requires separate presentation of financial assets and financial liabilities by measurement category and form of asset in the financial statements; and (8) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available for sale securities in combination with the entity's other deferred tax assets. The guidance will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted at the beginning of the fiscal year of adoption only, and should be applied by means of a cumulative effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except the amendments related to impairment of equity securities without readily determinable fair values. The Company is currently evaluating the impact of this guidance, but it is expected to have an effect on results of operations as mark to market movements will prospectively impact net income. It is not expected to have a material impact on the Company's financial condition or cash flows.
3. Acquisitions and Disposals
(a)    Allied Acquisition
On February 1, 2016, the Company announced that its indirect, wholly-owned subsidiary, XL Reinsurance America Inc. ("XLRA"), completed the acquisition ("Allied Acquisition") of Allied International Holdings, Inc. ("Allied"), pursuant to the agreement reached with XLRA's parent company, XL America, Inc. ("XLA") on August 11, 2015. Allied is the holding company of Allied Specialty Insurance, Inc. and T.H.E. Insurance Company, a leading insurer of the outdoor entertainment industry in the U.S.
The Company made an initial payment of $75.6 million to acquire Allied. Additional contingent consideration will be paid based on production and underwriting profitability over a three year period subsequent to the acquisition date. The target payments of contingent consideration range from $7.5 million to $30.0 million. The Company currently believes the fair market value of these payments to be $15.0 million, for a total initial estimated consideration of $90.6 million. Due to the limited time since the acquisition date, the accounting for the Allied Acquisition is not yet complete; therefore, the calculation of goodwill is still pending at the time of this filing.
(b)     New Energy Risk
On July 24, 2015, the Company purchased, at arm's length, an additional 63.63% interest in New Energy Risk Inc. ("New Energy"), a provider of insurance risk management solutions within the alternative energy sector. A substantial portion of the additional shares were purchased directly from the family trusts of a Company employee who is responsible for managing the business generated by New Energy. Prior to the additional purchase, the Company held a 31.16% ownership interest in New Energy, which was accounted for as an equity method investment. The subsequent purchase raised the Company's ownership stake to 94.79%, which is deemed a controlling financial interest, and hence, the Company now consolidates New Energy. Subsequent to the additional purchase, the family trusts of the employee contributed their remaining 5.21% ownership interest in New Energy to XL Innovate Fund, LP ("XL Innovate Fund"), the entity that holds the Company's interest in New Energy, in

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

partial satisfaction of the employee's aggregate 5.21% investment commitment to XL Innovate Fund. See Note 25, "Related Party Transactions," for further details of these transactions.
The Company paid approximately $8.8 million to acquire the additional interest in New Energy, and realized a gain of approximately $2.5 million, included within income from operating affiliates, in order to the reflect the appropriate fair value adjustment to its existing investment previously accounted for under the equity method. The assets and liabilities of New Energy are now reflected in the consolidated financial statements of the Company based on their fair value as of the acquisition date, while Goodwill of approximately $13.4 million was recorded in conjunction with the transaction. See Note 9, "Goodwill and Other Intangible Assets," for a further discussion of the goodwill recorded in conjunction with the acquisition.
(c)    Catlin Acquisition
Overview
On May 1, 2015 (the "Acquisition Date"), the Company completed its acquisition of the entire issued share capital of Catlin as contemplated by the Implementation Agreement, dated January 9, 2015 (the "Implementation Agreement"), by and among XL-Ireland, Green Holdings Limited, a wholly-owned subsidiary of the Company ("Green Holdings"), and Catlin.
Pursuant to the terms of the Implementation Agreement, the Catlin Acquisition was implemented by way of a scheme of arrangement (the "Scheme") under Section 99 of the Companies Act 1981 of Bermuda, as amended (the "Companies Act"), and sanctioned by the Supreme Court of Bermuda (the "Court"). Immediately after such Court action, Catlin was merged with and into Green Holdings under Section 104H of the Companies Act, with Green Holdings as the surviving company, pursuant to the terms of that certain Merger Agreement, dated January 9, 2015 (the "Merger Agreement"), among XL-Ireland, Green Holdings and Catlin.
Pursuant to the terms of the Implementation Agreement, XL-Ireland acquired each ordinary share of Catlin, par value $0.01 per share ("Catlin Shares"), for consideration per Catlin Share (the "Acquisition Consideration") equal to 388 pence in cash and 0.130 of an XL-Ireland ordinary share, par value $0.01 per share ("XL Shares"), subject to the mix and match facility set forth in the Implementation Agreement. The XL Shares issued in connection with the Catlin Acquisition are listed on the New York Stock Exchange. The XL Shares issued in connection with the Catlin Acquisition were issued in reliance upon the exemption from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), provided by Section 3(a)(10) of the Securities Act.
XL-Ireland issued approximately 49.9 million XL Shares and paid approximately £1.49 billion in cash to the holders of Catlin Shares as Acquisition Consideration pursuant to the terms of the Scheme.
The foregoing description of the Implementation Agreement and the Merger Agreement is qualified in its entirety by reference to the full text of the Implementation Agreement and Merger Agreement.
In connection with the Catlin Acquisition, on January 9, 2015, the Company announced that it was relying on £1.6 billion of debt to be provided under a bridge facility entered into by XLIT Ltd., a wholly-owned subsidiary of the Company ("XL-Cayman"), and arranged by Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA (the "Bridge Facility") for the purposes of discharging the cash component of the Acquisition Consideration. The Company subsequently terminated the commitments under the Bridge Facility as of April 8, 2015, due to a sufficient amount in escrow to discharge the cash portion of the Acquisition Consideration. Costs related to maintaining the Bridge Facility are discussed in "Transaction-related Costs" below.
In addition, on January 9, 2015, the Company entered into deal contingent deliverable foreign exchange forwards ("FX Forwards") with Morgan Stanley Capital Services LLC and Goldman Sachs International. The purpose of the FX Forwards was to mitigate risk of foreign currency exposure related to the Catlin Acquisition. Following the closing of the Catlin Acquisition, the FX Forwards were settled.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Acquisition Consideration
The calculation of the consideration transferred to acquire Catlin Shares is as follows:

(In thousands, except per share data)
Catlin Shares outstanding as of April 30, 2015 that received share consideration (including the dilutive effect of warrants)	384,118
Exchange ratio per the Implementation Agreement	0.130
XL Share issuance to Catlin shareholders	49,935
Closing price per XL share on April 30, 2015 (1)	$37.08
XL Share issuance consideration	$1,851,601
Catlin Shares outstanding as of April 30, 2015 that received cash consideration (including the dilutive effect of warrants)	384,118
Cash price component, per Catlin Share in GBP	£3.88
Cash consideration, in GBP	£1,490,377
Foreign exchange rate: GBP/USD on April 30, 2015	$1.5349
Cash consideration	$2,287,579
Total acquisition consideration	$4,139,180
____________

(1)	The closing market price of XL Shares on the Acquisition Date represents the fair value of XL shares issued as part of the Acquisition Consideration.
The Company financed the $2.29 billion cash portion of the Acquisition Consideration by issuing $1.0 billion of subordinated debt, the proceeds (net of debt issuance costs) of which were $980.6 million, and the remaining $1.31 billion by using cash and cash equivalents on hand. See Note 14, "Notes Payable and Debt and Financing Arrangements," for further information on the debt issuance.
Fair Value of Net Assets Acquired and Liabilities Assumed
The purchase price was allocated to the acquired assets and assumed liabilities of Catlin based on estimated fair values on the Acquisition Date. The Company recognized goodwill of $794.0 million which is primarily attributable to the synergies and economies of scale expected to result upon integration of Catlin into the Company's operations, including further diversification in geographic mix and product offerings and an increase in distribution strength. As of December 31, 2015, the allocation of the purchase price reflects an increase of $15.9 million in the amount recorded for current and deferred tax liabilities from the allocation initially reported at June 30, 2015 and a corresponding increase in the amount recorded for goodwill. See "Income Taxes" section below for further discussion of the change in the acquired current and deferred tax liabilities. The Company has allocated $466.1 million of this goodwill to its Insurance segment and $327.9 million to its Reinsurance segment. The Company also recognized indefinite lived intangible assets of $673.0 million and other intangible assets of $315.0 million, which will be amortized over their estimated useful lives. See Note 9, "Goodwill and Other Intangible Assets," for further information.
The foregoing allocation of the purchase price is based on information that was available to management at the time the consolidated financial statements were prepared. The allocation may change as additional information becomes available within the measurement period, which cannot exceed 12 months from the Acquisition Date. The fair value recorded for these items may be subject to adjustments, which may impact the individual amounts recorded for assets acquired and liabilities assumed, as well as the residual goodwill.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The following table summarizes the fair values of the assets acquired and liabilities assumed at the Acquisition Date:

(U.S. dollars in thousands)
ASSETS
Fixed maturities, at fair value	$6,266,489
Short-term investments, at fair value	634,599
Equity investments, at fair value	236,230
Investment in affiliates	216,843
Other investments	386,828
Total investments	$7,740,989
Cash and cash equivalents (1)	1,267,565
Accrued investment income	35,063
Premiums receivable	2,545,188
Unpaid losses and loss expenses recoverable	1,493,267
Reinsurance balances receivable	299,579
Ceded unearned premiums	1,143,852
Deferred acquisition costs and value of business acquired	679,259
Intangible assets	988,000
Receivable from investments sold	9,633
Other assets (2)	306,686
Total assets	$16,509,081

LIABILITIES
Unpaid losses and loss expenses	$6,933,144
Unearned premiums	3,742,234
Reinsurance balances payable	1,441,749
Notes payable and debt	82,066
Payable for investments purchased	34,149
Deferred tax liability (2)	82,783
Other liabilities (2)	285,481
Total liabilities	$12,601,606
Net assets acquired before non-controlling interest	$3,907,475
Non-controlling interest in equity of consolidated subsidiaries	562,285
Net assets acquired	$3,345,190
Acquisition consideration	$4,139,180
Goodwill (2)	$793,990
____________
(1)    Includes Restricted cash.

(2)
Includes an increase of $15.9 million to goodwill from the amount initially recorded at June 30, 2015, as a result of several tax-related adjustments, including a decrease in other assets of $7.5 million, a decrease in deferred tax liability of $11.3 million, and an increase in other liabilities of $19.8 million. See discussion of "Income Taxes" below for further information.

An explanation of the significant adjustments to the components of fair value are as follows:

•
Deferred acquisition costs and value of business acquired - The adjustment consists of two components. The first adjustment is the elimination of Catlin's deferred acquisition costs asset. The second adjustment is the establishment of the value of business acquired asset, which represents the present value of the expected underwriting profit within the unearned premiums liability, net of reinsurance, less costs to service the related policies and a risk premium. This adjustment will be amortized to underwriting, acquisition and insurance expenses over approximately two years, as the contracts for business in-force as of the Acquisition Date expire. The Company has included $471.0 million in acquisition expenses related to the amortization of the value of business acquired during the year ended December 31, 2015.

•	Intangible assets - Establish the estimated fair value of intangible assets related to Catlin. See Note 9, "Goodwill and Other Intangible Assets," for further information.

•	Other assets - Establish the estimated fair value of Catlin's internally developed software.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

•
Unpaid losses and loss adjustment expenses - Unpaid losses and loss adjustment expenses acquired include an increase to adjust the carrying value of Catlin's historical unpaid losses and loss adjustment expenses, net of related reinsurance recoverable, to fair value as of the Acquisition Date. The estimated fair value consists of the present value of the expected net loss and loss adjustment expense payments plus a risk premium. This adjustment will be amortized to losses and loss adjustment expenses over approximately 20 years, based on the estimated payout pattern of net reserves as of the Acquisition Date.

•
Net deferred tax liabilities - The adjustment to deferred tax liabilities is related to the deferred tax impact of the adjustments to fair value as noted above. This net increase of deferred tax liabilities is explained further in "Income Taxes" below.

•
Non-controlling interest - The fair value was determined based on the last trade price of preferred shares issued by Catlin Insurance Company Limited ("Catlin-Bermuda"). See Note 18, "Share Capital," for further information.

Income Taxes
As noted above, during the measurement period, the Company has recorded several tax-related adjustments. These adjustments result from analysis following the filing of Catlin's 2014 tax returns, and a refinement of the jurisdictional fair value allocations of certain assets and liabilities. Other assets decreased by $7.5 million, deferred tax liabilities decreased by $11.3 million, and other liabilities increased by $19.8 million as a result of these adjustments. The net impact was that Goodwill associated with the transaction increased by $15.9 million.
Following these measurement period adjustments, the net deferred tax liability recorded by the Company as part of the allocation of the purchase price was $82.8 million. This is primarily comprised of $145.2 million of deferred tax liabilities related to intangible assets, partially offset by deferred tax assets of $62.4 million, which is net of a $90.0 million valuation allowance. Included in the total deferred tax assets are loss carryforwards of $85.8 million with a related $66.8 million valuation allowance.
In order to align all U.S. regulated entities under XLA, XLA purchased 100% of the stock of Catlin Inc. from Catlin North America Holdings, Ltd, a U.K. holding company, on September 28, 2015. The transaction, which was contingent upon regulatory approval, resulted in a release of the $59.6 million valuation allowance previously held against the Catlin Inc. deferred tax asset as a benefit through the results of operations.
Transaction-related Costs
The Company incurred certain acquisition and financing costs associated with the Catlin Acquisition. The Company has recorded $64.7 million of these costs for the year ended December 31, 2015, of which $50.2 million has been included in Operating Expense and $14.5 million has been included in Interest Expense.
Transaction costs included in Operating Expense primarily consist of due diligence, legal, advisory and investment banking costs. Transaction costs included in Interest Expense relate to the maintenance of the Bridge Facility. Pursuant to the terms of the Implementation Agreement, Catlin was required to pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of the Catlin Acquisition. Costs incurred by Catlin were recorded and paid by Catlin prior to the Acquisition Date and are not included within the Company's consolidated statements of income and comprehensive income.
As a part of the ongoing integration of Catlin's operations, the Company incurs costs associated with restructuring the systems, processes and workforce. These costs include such items as severance, retention, facilities and consulting and other costs. The Company separately identifies such costs and includes these expenses within Corporate and Other:

(U.S. dollars in thousands)	Severance related costs	Retention and other compensation costs	Facilities-related costs	Consulting and other	Total
Costs incurred in 2015	$47,185	$35,310	$14,744	$59,129	$156,368
2015 payments	31,058	18,341	13,926	35,754	99,079
Liabilities at December 31, 2015	$16,127	$16,969	$818	$23,375	$57,289

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Financial Results
The following table summarizes the financial results of the acquired Catlin subsidiaries since the Acquisition Date that have been included within the Company's consolidated statements of income and comprehensive income as required by ASC 805-10-50-2(h) based on legal entity reporting. These results are not used as a part of management analysis of the financial results and performance of the Company's business. These results are adjusted, where possible, for transaction and integration related costs. These results involve a significant amount of estimates and are not indicative of future results of the acquired Catlin subsidiaries, which will be further impacted by potential changes in targeted business mix, investment management strategies, and synergies recognized from changes in the combined entity's operating structure, as well as the impact of changes in other business and capital management strategies.
Since the Acquisition Date, a growing number of underlying policies have been underwritten onto different legal entities, staffing has been allocated to new divisions and activities, and reinsurance has been purchased to cover combined risks, only some of which would have been reflected in the underlying legacy Catlin infrastructure, systems and general ledgers of the acquired Catlin subsidiaries. In future quarters, the summary results of such subsidiaries will be increasingly impractical to produce and even less indicative of the results of the acquired Catlin operations given the significant estimates involved and the nature and pace of our integration activities which are intended to promote the operation of the consolidated group as a whole as quickly as possible.

(U.S. dollars in thousands)	May 1, 2015 to December 31, 2015
Total revenues - see comments above	$2,791,789
Net income (loss) - see comments above	$103,637
Supplemental Pro Forma Information
The results of the acquired Catlin operations have been included in the Company's consolidated financial statements from the Acquisition Date to December 31, 2015. The following table presents unaudited pro forma consolidated information for the years ended December 31, 2015 and 2014 and assumes the Catlin Acquisition occurred on January 1, 2014. The pro forma financial information is presented for informational purposes only and does not necessarily reflect the results that would have occurred had the acquisition taken place on January 1, 2014, nor is it necessarily indicative of future results. Significant adjustments used to determine pro forma results include amortization of intangible assets and amortization of fair value adjustments discussed above, and the corresponding income tax effects. Non-recurring transaction related costs noted above have been included in the unaudited pro forma results for the year ended December 31, 2014.

	Unaudited Pro Forma
(In thousands, except per share data)	2015	2014
Total revenues	$10,628,915	$10,938,216
Net income attributable to ordinary shareholders	1,221,497	475,914
Earnings (loss) per ordinary share and ordinary share equivalent – basic	4.03	1.50
Earnings (loss) per ordinary share and ordinary share equivalent – diluted	3.97	1.48
(d)    Sale of Operating Affiliate
On April 1, 2015, XL Re Ltd ("XL Re"), an indirect wholly-owned subsidiary of the Company, completed the sale of all of its shares in ARX Holding Corp. ("ARX") to The Progressive Corporation ("Progressive") pursuant to the terms of the Stock Purchase Agreement with Progressive. XL Re's shares in ARX represented approximately 40.6% of ARX's outstanding capital stock on a fully diluted basis at the time of the announcement. The carrying value of XL Re's shares in ARX was $220.2 million at the time of the sale.
XL Re received $560.6 million in proceeds from the transaction, which was based upon the consolidated tangible net book value of ARX and its subsidiaries as of December 31, 2014, and certain other factors. Thus, the Company recorded a gain of $340.4 million as a result of this transaction that is reflected in the consolidated statement of income for the year ended December 31, 2015.
(e)    Sale of Life Reinsurance Subsidiary
On May 1, 2014, a wholly owned subsidiary of the Company, XL Insurance (Bermuda) Ltd ("XLIB"), entered into a sale and purchase agreement with GreyCastle Holdings Ltd. ("GreyCastle") providing for the sale of 100% of the common shares of XLIB's wholly-owned subsidiary, XL Life Reinsurance (SAC) Ltd ("XLLR") (subsequent to the transaction, XLLR changed its

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

name to GreyCastle Life Reinsurance (SAC) Ltd ("GCLR")), to GreyCastle for $570 million in cash. This transaction closed on May 30, 2014. As a result of the transaction, the Company ceded the majority of its life reinsurance business to GCLR via 100% quota share reinsurance (the "GreyCastle Life Retro Arrangements"). This transaction covers a substantial portion of our life reinsurance reserves. The Company ceased writing new life reinsurance contracts in 2009 and since that time has been managing the run-off of its life reinsurance operations ("Run-Off Life Operations").
The Run-Off Life Operations business, including the business subject to the transaction, was previously reported within the Company’s Life operations segment. Subsequent to the transaction, the Company no longer considers the Life operations to be a separate operating segment, and the results of the Run-Off Life Operations are reported within "Corporate and Other." See Note 5, "Segment Information" for further information. In addition, certain securities within fixed maturities were reclassified from held to maturity to available for sale in conjunction with this transaction. See Note 6, "Investments," for further information.
All of the reclassified securities are included within Life Funds Withheld Assets, along with certain other available for sale securities as defined in the sale and purchase agreement. The Life Funds Withheld Assets are managed pursuant to agreed investment guidelines that meet the contractual commitments of the XL ceding companies and applicable laws and regulations. All of the investment results associated with the Life Funds Withheld Assets ultimately accrue to GCLR. Because the Company no longer shares in the risks and rewards of the underlying performance of the supporting invested assets, disclosures within the financial statement notes included herein separate the Life Funds Withheld Assets from the rest of the Company's investments.
Under the terms of the transaction, the Company continues to own, on a funds withheld basis, assets supporting the GreyCastle Life Retro Arrangements consisting of cash, fixed maturity securities and accrued interest. Based upon the right of offset, the funds withheld liability owing to GCLR is recorded net of future policy benefit reserves recoverable, and is included within "Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable)" on the consolidated balance sheets. The transaction resulted in an overall after-tax U.S. GAAP net loss of $621.3 million.
See Note 13, "Future Policy Benefit Reserves," for a discussion of our future policy benefit reserves, the related future policy benefit reserves recoverable and information about the net funds withheld liability.
The impact of the GreyCastle Life Retro Arrangements on the Company's results for the year ended December 31, 2015 and the period beginning from the completion of the transaction on May 30, 2014 through December 31, 2014 was as follows:

Impact of GreyCastle Life Retro Arrangements		May 30 to December 31,
(U.S. dollars in thousands)	2015	2014
Underwriting profit (loss) (1)	$605	$11,649
Net investment income - Life Funds Withheld Assets	187,489	129,575
Net realized gains (losses) on investments sold - Life Funds Withheld Assets	223,272	5,067
Net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	(27,734)	(9)
OTTI on investments - Life Funds Withheld Assets	(13,357)	(20,587)
Exchange (gains) losses	4,788	10,099
Other income and expenses	2,280	(1,610)
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	(151,691)	(488,222)
Net income (loss)	$225,652	$(354,038)
Change in net unrealized gains (losses) on investments - Life Funds Withheld Assets, net of tax	(421,604)	274,083
Change in adjustments related to future policy benefit reserves, net of tax	170,688	74,009
Change in cumulative translation adjustment - Life Funds Withheld Assets, net of tax	25,869	17,595
Total changes to other comprehensive income as a result of GreyCastle Life Retro Arrangements (2)	$(225,047)	$365,687
Comprehensive income (loss)	$605	$11,649
____________

(1)
The underwriting profit of $0.6 million relates to a premium adjustment relating to the GreyCastle Life Retro Arrangements transaction, which was completed on May 30, 2014. Excluding this transaction, the impact to comprehensive income relating to the GreyCastle Life Retro Arrangements was nil for the years ended December 31, 2015 and 2014.

As shown in the table above, although the Company's net income (loss) is subject to variability related to the GreyCastle Life Retro Arrangements, there is no recurring net impact on the Company's future comprehensive income in any period. The life retrocession embedded derivative value includes the interest income, unrealized gains and losses, and realized gains and losses from sales on the Life Funds Withheld Assets subsequent to May 30, 2014.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

4. Fair Value Measurements
(a) Fair Value Summary
The following tables set forth the Company’s assets and liabilities that were accounted for at fair value at December 31, 2015 and 2014 by level within the fair value hierarchy. For further information, see Note 2(b), "Significant Accounting Policies - Fair Value Measurements":

December 31, 2015 (U.S. dollars in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Collateral and Counterparty Netting	Balance at December 31, 2015
Assets
Fixed maturities - Available for Sale ("AFS") - Excluding Life Funds Withheld Assets
U.S. Government and Government - Related/Supported	$—	$5,020,574	$45,063	$—	$5,065,637
Corporate - Financials	—	3,508,224	53,685	—	3,561,909
Corporate - Non Financials	—	6,900,259	188	—	6,900,447
Residential mortgage-backed securities – Agency ("RMBS - Agency")	—	3,754,894	3,077	—	3,757,971
Residential mortgage-backed securities – Non-Agency ("RMBS - Non-Agency")	—	328,540	—	—	328,540
Commercial mortgage-backed securities ("CMBS")	—	405,316	—	—	405,316
Collateralized debt obligations ("CDO")	—	2	32,408	—	32,410
Other asset-backed securities	—	1,150,715	17,857	—	1,168,572
U.S. States and political subdivisions of the States	—	2,632,070	—	—	2,632,070
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	—	5,251,614	—	—	5,251,614
Total fixed maturities - AFS - Excluding Life Funds Withheld Assets, at fair value	$—	$28,952,208	$152,278	$—	$29,104,486
Equity securities, at fair value	528,581	350,338	—	—	878,919
Short-term investments, at fair value (1)	—	617,390	—	—	617,390
Total investments AFS - Excluding Life Funds Withheld Assets	$528,581	$29,919,936	$152,278	$—	$30,600,795
Fixed maturities - AFS - Life Funds Withheld Assets
U.S. Government and Government - Related/Supported	—	12,742	—	—	12,742
Corporate - Financials	—	598,236	—	—	598,236
Corporate - Non Financials	—	1,308,628	—	—	1,308,628
RMBS - Agency	—	752	—	—	752
RMBS - Non-Agency	—	26,953	—	—	26,953
CMBS	—	122,481	—	—	122,481
Other asset-backed securities	—	149,795	—	—	149,795
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	—	933,516	—	—	933,516
Total fixed maturities - AFS - Life Funds Withheld Assets, at fair value	—	3,153,103	—	—	3,153,103
Total investments - AFS, at fair value	528,581	33,073,039	152,278	—	33,753,898

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

December 31, 2015 (U.S. dollars in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Collateral and Counterparty Netting	Balance at December 31, 2015
Fixed maturities - Trading
U.S. Government and Government - Related/Supported	—	4,990	—	—	4,990
Corporate - Financials	—	335,956	—	—	335,956
Corporate - Non Financials	—	493,621	—	—	493,621
RMBS - Agency	—	368	—	—	368
CMBS	—	4,803	—	—	4,803
Other asset-backed securities	—	25,700	—	—	25,700
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	—	370,261	—	—	370,261
Total fixed maturities - Trading, at fair value	—	1,235,699	—	—	1,235,699
Short-term investments, at fair value	—	60,330	—	—	60,330
Total investments Trading	—	1,296,029	—	—	1,296,029
Cash equivalents (2)	437,742	830,924	—	—	1,268,666
Cash equivalents - Life Funds Withheld Assets	517	100,757	—	—	101,274
Other investments (3)	—	1,008,176	283,550	—	1,291,726
Other assets (4)	—	69,914	19,400	(3,087)	86,227
Total assets accounted for at fair value	$966,840	$36,378,839	$455,228	$(3,087)	$37,797,820
Liabilities
Funds withheld on life retrocession arrangements (net of future policy benefit reserves recoverable) (5)	$—	$463,915	$—	$—	$463,915
Financial instruments sold, but not yet purchased (6)	347	—	—	—	347
Other liabilities (4)	—	16,304	29,191	(3,087)	42,408
Total liabilities accounted for at fair value	$347	$480,219	$29,191	$(3,087)	$506,670

December 31, 2014 (U.S. dollars in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Collateral and Counterparty Netting	Balance at December 31, 2014
Assets
Fixed maturities - AFS - Excluding Life Funds Withheld Assets
U.S. Government and Government-Related/Supported	$—	$2,171,953	$—	$—	$2,171,953
Corporate - Financials	—	2,761,916	—	—	$2,761,916
Corporate - Non Financials	—	6,010,563	5,894	—	$6,016,457
Residential mortgage-backed securities – RMBS - Agency	—	3,726,666	1,910	—	$3,728,576
Residential mortgage-backed securities – RMBS - Non-Agency	—	427,351	—	—	$427,351
CMBS	—	1,052,544	—	—	$1,052,544
CDOs	—	4,076	687,958	—	$692,034
Other asset-backed securities	—	1,060,005	5,288	—	$1,065,293
U.S. States and political subdivisions of the States	—	2,021,272	—	—	$2,021,272
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	—	4,240,073	—	—	$4,240,073
Total fixed maturities - AFS - Excluding Funds Withheld Assets, at fair value	$—	$23,476,419	$701,050	$—	$24,177,469
Equity securities, at fair value	502,284	366,008	—	—	868,292
Short-term investments, at fair value (1)	—	256,727	—	—	256,727
Total investments AFS - Excluding Funds Withheld Assets	$502,284	$24,099,154	$701,050	$—	$25,302,488

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

December 31, 2014 (U.S. dollars in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Collateral and Counterparty Netting	Balance at December 31, 2014
Fixed maturities - Life Funds Withheld Assets
U.S. Government and Government-Related/Supported	$—	$18,724	$—	$—	$18,724
Corporate - Financials	—	801,019	—	—	$801,019
Corporate - Non Financials	—	2,016,961	—	—	$2,016,961
RMBS – Agency	—	3,782	—	—	$3,782
RMBS – Non-Agency	—	85,335	—	—	$85,335
CMBS	—	193,167	—	—	$193,167
Other asset-backed securities	—	273,541	—	—	$273,541
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	—	1,789,036	—	—	$1,789,036
Total fixed maturities - AFS - Life Funds Withheld Assets, at fair value	$—	$5,181,565	$—	$—	$5,181,565
Total investments - AFS, at fair value	$502,284	$29,280,719	$701,050	$—	$30,484,053
Fixed maturities - Trading
Corporate - Non Financials	—	1,171	—	—	$1,171
Total fixed maturities - Trading, at fair value	$—	$1,171	$—	$—	$1,171
Cash equivalents (2)	1,103,877	397,955	—	—	$1,501,832
Cash equivalents - Life Funds Withheld Assets (2)	460	132,738	—	—	$133,198
Other investments (3)	—	708,974	185,083	—	$894,057
Other assets (4)	—	122,996	13,663	(696)	$135,963
Total assets accounted for at fair value	$1,606,621	$30,644,553	$899,796	$(696)	$33,150,274
Liabilities
Funds withheld on life retrocession arrangements (net of future policy benefit reserves recoverable) (5)	$—	$450,831	$—	$—	$450,831
Financial instruments sold, but not yet purchased (6)	4,737	25,669	—	—	$30,406
Other liabilities (4)	—	7,757	23,427	(696)	$30,488
Total liabilities accounted for at fair value	$4,737	$484,257	$23,427	$(696)	$511,725
____________

(1)	Short-term investments consist primarily of Corporate securities and U.S. and Non-U.S. Government and Government-Related/ Supported securities.

(2)
Cash equivalents balances subject to fair value measurement include certificates of deposit and money market funds. Operating cash balances are not subject to recurring fair value measurement guidance.

(3)
The Other investments balance excludes certain structured transactions including certain investments in project finance transactions, a payment obligation and liquidity financing provided to a structured credit vehicle as a part of a third party medium term note facility. These investments, which totaled $141.3 million at December 31, 2015 and $354.4 million at December 31, 2014, are carried at amortized cost. For further information, see Note 8, "Other Investments."

(4)
Other assets and other liabilities include derivative instruments. The derivative balances included in each category are reported on a gross basis by level with a netting adjustment presented separately in the Collateral and Counterparty Netting column. The fair values of the individual derivative contracts are reported gross in their respective levels based on the fair value hierarchy. For further details regarding derivative fair values and associated collateral received or paid see Note 15, "Derivative Instruments."

(5)
Funds withheld on life retrocession arrangements (net of future policy benefit reserves recoverable) include balances related to the life retrocession embedded derivative, under which all investment results associated with the Life Funds Withheld Assets related the GreyCastle Life Retro Arrangements described in Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary", accrue to the benefit of GCLR.

(6)	Financial instruments sold, but not yet purchased, represent "short sales" and are included within "Payable for investments purchased" on the balance sheets.
(b) Level 2 Asset Valuations
U.S. Government and Government - Related/Supported, Corporate - Financials, Corporate - Non Financials and Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported
Transaction activity inputs utilized in the valuation of fair value hierarchy Level 2 securities within these sub-categories include actual trades, dealer posts, results of bids-wanted, institutional secondary offerings, primary market offerings and Trade Reporting and Compliance Engine ("TRACE") trade feeds. As part of the evaluation process, transaction activity is compared to prior evaluations and necessary adjustments are made accordingly. Market-color inputs include actively quoted benchmark issues, buy-side/evaluator dialogue, sell-side/evaluator dialogue and credit derivative indices.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

RMBS - Agency, RMBS - Non-Agency, CMBS, CDO and Other asset-backed securities
As part of the fair valuation process, Level 2 securities in these sub-categories are analyzed by collateral type, deal structure, deal performance and vintage. Market inputs into the valuation process for each sub-category include reported or observed trades, results of bids-wanted, buy-side/sell-side evaluator dialogue, dealer offering and market research reports. Cash flow inputs into the evaluation process include conditional prepayment rates, conditional decay rates, delinquency and loss severity rates. This assumptive data is reviewed and updated using third party reported information to reflect current market convention.
U.S. States and political subdivisions of the States
Transaction activity inputs utilized in the valuation of fair value hierarchy Level 2 securities within this sub-category include client and broker trades, dealer posts, results of bids-wanted, institutional secondary offerings, primary market offerings, and Municipal Securities Rulemaking trade feeds. As part of the evaluation process, transaction activity is compared to prior evaluations and necessary adjustments are made accordingly. Market-color inputs include bids, offerings, two-sided markets, buy-side/evaluator dialogue and sell-side/evaluator dialogue. Credit information inputs include issuer financial statements, default and material event notices, developer reports and liquidation and restructuring analysis.
Equity securities and other investments
Other investment securities generally include investments in thinly traded equity funds and hedge funds. Fair value is determined based upon the most recent net asset values (“NAV’) received from the fund administrators, the nature of the underlying investments in the funds and the frequency of subscriptions or redemptions as dictated by the fund’s governing documents.
Other assets and other liabilities
Other assets and other liabilities primarily include over-the-counter (“OTC”) derivatives, which are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market clearing transactions, broker or dealer quotations or alternative independent pricing sources where an understanding of the inputs utilized in arriving at the valuations is obtained. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms and specific risks inherent in the instrument as well as the availability of pricing information in the market. The Company generally uses similar models to value similar instruments. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, prepayment rates and correlations of such inputs. For OTC derivatives that trade in liquid markets, such as generic forwards, interest rate swaps and options, model inputs can generally be verified and model selection does not involve significant management judgment.
(c) Level 3 Assets and Liabilities
The tables below present additional information about assets and liabilities measured at fair value on a recurring basis and for which Level 3 inputs were utilized to determine fair value. The tables present a reconciliation of the beginning and ending balances for the years ended December 31, 2015 and 2014 for all financial assets and liabilities measured at fair value using significant unobservable inputs (Level 3) at December 31, 2015 and 2014, respectively. The tables do not include gains or losses that were reported in Level 3 in prior periods for assets that were transferred out of Level 3 prior to December 31, 2015 and 2014, respectively. Gains and losses for assets and liabilities classified within Level 3 in the table below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). Further, it should be noted that the following tables do not take into consideration the effect of offsetting Level 1 and 2 financial instruments entered into by the Company that are either economically hedged by certain exposures to the Level 3 positions or that hedge the exposures in Level 3 positions.
In general, Level 3 assets include securities for which values were obtained from brokers where either significant inputs were utilized in determining the values that were difficult to corroborate with observable market data, or sufficient information regarding the specific inputs utilized by the broker was not available to support a Level 2 classification. Transfers into or out of Level 3 primarily arise as a result of the valuations utilized by the Company changing between either those provided by independent pricing services that do not contain significant unobservable inputs and other valuations sourced from brokers that are considered Level 3.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Fixed maturities and short-term investments
The Company’s Level 3 assets consist primarily of U.S. Government and Government-Related/Supported, Corporates and CDOs, for which non-binding broker quotes are the primary source of the valuations. Sufficient information regarding the specific inputs utilized by the brokers was not available to support a Level 2 classification. The Company obtains the majority of broker quotes for these securities from third party investment managers who perform independent verifications of these valuations using pricing matrices based upon information gathered by market traders. In addition, for the majority of these securities, the Company compares the broker quotes to independent valuations obtained from third party pricing vendors, which may also consist of broker quotes, to assess if the prices received represent a reasonable estimate of the fair value. Although the Company does not have access to the specific unobservable inputs that may have been used in the fair value measurements of these securities provided by brokers, we would expect that the significant inputs considered are prepayment rates, probability of default, loss severity in the event of default, recovery rates, liquidity premium and reinvestment rates. Significant increases (decreases) in any of those inputs in isolation could result in a significantly different fair value measurement. Generally, a change in the assumption used for the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumption used for prepayment rates.
The remainder of the Level 3 assets relate primarily to private investments (including funds) and certain derivative positions as described below.
Other investments
Included within the other investments component of the Company’s Level 3 valuations are private investments (including funds) and hedge funds where the Company is not deemed to have significant influence over the investee. The fair value of these investments is based upon net asset values received from the investment manager or general partner of the respective entity. The nature of the underlying investments held by the investee that form the basis of the net asset value include assets such as private business ventures and are such that significant Level 3 inputs are utilized in the determination of the individual underlying holding values and, accordingly, the fair value of the Company’s investment in each entity is classified within Level 3. The Company has not adjusted the net asset values received; however, management incorporates factors such as the most recent financial information received, annual audited financial statements and the values at which capital transactions with the investee take place when applying judgment regarding whether any adjustments should be made to the net asset value in recording the fair value of each position. Investments in hedge funds included in other investments utilize strategies including arbitrage, directional, event driven and multi-style. The funds potentially have lockup and gate provisions which may limit redemption liquidity. For further details regarding the nature of other investments and related features, see Note 8, "Other Investments," for further details.
Derivative instruments
Derivative instruments recorded within other liabilities and classified within Level 3 include credit derivatives sold providing protection on senior tranches of structured finance transactions where the value is obtained directly from the investment bank counterparty and sufficient information regarding the inputs utilized in such valuation was not obtained to support a Level 2 classification and guaranteed minimum income benefits embedded within one reinsurance contract. The majority of inputs utilized in the valuations of these types of derivative contracts are considered Level 1 or Level 2; however, each valuation includes at least one Level 3 input that was significant to the valuation and, accordingly, the values are disclosed within Level 3.
The calculation of the change in fair value of the embedded derivative associated with the Life Retro Arrangements includes the interest income, realized and unrealized gains and losses on Life Funds Withheld Assets and certain related expenses related to the Life Funds Withheld Assets. The fair value of the embedded derivative is included in “Funds withheld on life retrocession arrangements, net of future policy benefit reserves recoverable” on the consolidated balance sheets. The fair value of the embedded derivative is considered a Level 2 valuation.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Level 3 Assets and Liabilities - Year Ended December 31, 2015
(U.S. dollars in thousands)	U.S. Government and Government - Related/Supported	Corporate - Financials	Corporate - Non-Financials	RMBS - Agency
Balance, beginning of period	$—	$—	$5,894	$1,910
Realized gains (losses)	—	9	(186)	—
Movement in unrealized gains (losses)	—	(10)	(13)	(3)
Purchases and issuances (1)	35,044	53,686	(123)	1,297
Sales	—	—	—	—
Settlements	—	—	(316)	(323)
Transfers into Level 3	10,019	—	—	3,059
Transfers out of Level 3	—	—	(5,068)	(2,863)
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$45,063	$53,685	$188	$3,077
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$(2)	$(153)	$(2)

	RMBS - Non Agency	CMBS	CDO	Other asset- backed securities
Balance, beginning of period	$—	$—	$687,958	$5,288
Realized gains (losses)	—	—	(8,658)	628
Movement in unrealized gains (losses)	—	—	16,688	(599)
Purchases and issuances (1)	—	—	25,882	46,940
Sales	—	—	(366,633)	(7,269)
Settlements	—	—	(322,829)	(6,359)
Transfers into Level 3	—	—	—	13,317
Transfers out of Level 3	—	—	—	(34,089)
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$32,408	$17,857
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$5,279	$451

	Non-US Sovereign Government, Provincial, Supranational and Government Related/Supported	Short-term investments	Other investments	Derivative Contracts - Net
Balance, beginning of period	$—	$—	$185,083	$(9,764)
Realized gains (losses)	—	—	15,270	—
Movement in unrealized gains (losses)	—	—	(12,548)	(27)
Purchases and issuances (1)	—	—	117,143	—
Sales	—	—	(1,417)	—
Settlements	—	—	(19,981)	—
Transfers into Level 3	—	—	—	—
Transfers out of Level 3	—	—	—	—
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$283,550	$(9,791)
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$2,724	$80
____________
(1)    Includes assets acquired as result of the transaction described in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition"

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Level 3 Assets and Liabilities - Year Ended December 31, 2014
(U.S. dollars in thousands)	U.S. Government and Government - Related/Supported	Corporate - Financials	Corporate - Non-Financials	RMBS - Agency
Balance, beginning of period	$—	$—	$31,573	$10,473
Realized gains (losses)	—	—	199	5
Movement in unrealized gains (losses)	—	—	(128)	(18)
Purchases and issuances	—	—	3,759	120
Sales	—	—	—	—
Settlements	—	—	(6,543)	(3,205)
Transfers into Level 3	—	—	766	—
Transfers out of Level 3	—	—	(23,732)	(5,465)
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$5,894	$1,910
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$60	$(12)

	RMBS - Non Agency	CMBS	CDO	Other asset- backed securities
Balance, beginning of period	$9	$12,533	$710,253	$11,877
Realized gains (losses)	1	3	3,781	(7)
Movement in unrealized gains (losses)	1	(3)	11,604	65
Purchases and issuances	—	1,376	185,710	5,182
Sales	—	—	(48,313)	—
Settlements	(11)	(12,533)	(175,077)	(5,705)
Transfers into Level 3	—	—	—	—
Transfers out of Level 3	—	(1,376)	—	(6,124)
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$687,958	$5,288
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$14,432	$57

	Non-US Sovereign Government, Provincial, Supranational and Government Related/Supported	Short-term investments	Other investments	Derivative Contracts - Net
Balance, beginning of period	$—	$2,015	$113,472	$(29,110)
Realized gains (losses)	—	—	12,676	—
Movement in unrealized gains (losses)	—	(15)	538	19,346
Purchases and issuances	—	—	59,401	—
Sales	—	—	—	—
Settlements	—	(2,000)	(25,498)	—
Transfers into Level 3	—	—	24,494	—
Transfers out of Level 3	—	—	—	—
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$185,083	$(9,764)
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$13,212	$19,346

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(d) Financial Instruments Not Carried at Fair Value
Authoritative guidance over disclosures about the fair value of financial instruments requires additional disclosure of fair value information for financial instruments not carried at fair value in both interim and annual reporting periods. Certain financial instruments, particularly insurance contracts, are excluded from these fair value disclosure requirements. The carrying values of cash and cash equivalents, accrued investment income, net receivable from investments sold, other assets, net payable for investments purchased, other liabilities and other financial instruments not included below approximated their fair values. The following table includes financial instruments for which the carrying value differs from the estimated fair values at December 31, 2015 and 2014. All of these fair value estimates are considered Level 2 fair value measurements.

(U.S. dollars in thousands)	2015		2014
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets - Other investments, structured transactions	$141,329	$154,065	$354,382	$371,625
Deposit liabilities	$1,168,376	$1,436,210	$1,245,367	$1,543,761
Notes payable and debt	2,644,970	2,805,152	1,662,580	1,897,854
Financial Liabilities	$3,813,346	$4,241,362	$2,907,947	$3,441,615
The Company historically participated in structured transactions. Our remaining structured transaction is an investment in a payment obligation with an insurance company. This transaction is carried at amortized cost. The fair value of this investment held by the Company is determined through use of an internal model utilizing benchmark yields, issuer spreads and reference data.
Deposit liabilities include obligations under structured insurance and reinsurance transactions. For purposes of fair value disclosures, the Company determined the estimated fair value of the deposit liabilities by assuming a discount rate equal to the appropriate U.S. Treasury rate plus 26.5 basis points and 29.5 basis points at December 31, 2015 and 2014, respectively. The discount rate incorporates the Company’s own credit risk into the determination of estimated fair value.
The fair values of the Company’s notes payable and debt outstanding were determined based on quoted market prices.
There are no significant concentrations of credit risk within the Company’s financial instruments as defined in the authoritative guidance over disclosures of fair value of financial instruments not carried at fair value, which excludes certain financial instruments, particularly insurance contracts.
5. Segment Information
The Company is organized into two operating segments: Insurance and Reinsurance. Subsequent to the transaction described in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," the underwriting results of the acquired businesses from the Acquisition Date through December 31, 2015 are included in the Company's Insurance or Reinsurance segment, as appropriate.
The Company’s general investment and financing operations are reflected in "Corporate and Other." Subsequent to the transaction described in Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary," GCLR reinsures the majority of the Company's life reinsurance business through the GreyCastle Life Retro Arrangements. The results of the Run-Off Life Operations not subject to the Life Retro Arrangements are also reported within Corporate and Other.
The Company evaluates the performance of both the Insurance and Reinsurance segments based on underwriting profit. Other items of revenues and expenditures of the Company are not evaluated at the segment level. In addition, the Company does not allocate investment assets used to support its Property and Casualty ("P&C") operations to the individual segments, except as noted below. Investment assets related to the Company’s Run-Off Life Operations and certain structured products included in the Insurance and Reinsurance segments are held in separately identified portfolios. The following tables summarize the segment results for the indicated years ended:

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Year Ended December 31, 2015 (U.S. dollars in thousands, except ratios)	Insurance	Reinsurance	Total P&C	Corporate and Other (1)	Total
Gross premiums written	$8,395,846	$2,273,163	$10,669,009	$309,916	$10,978,925
Net premiums written	5,859,934	2,028,890	7,888,824	62,239	7,951,063
Net premiums earned	5,648,482	2,515,702	8,164,184	62,241	8,226,425
Net losses and loss expenses (2)	3,614,048	1,152,152	4,766,200	115,997	4,882,197
Acquisition costs (2)	704,364	602,290	1,306,654	10,794	1,317,448
Operating expenses (3)	1,154,760	283,379	1,438,139	1,232	1,439,371
Underwriting profit (loss)	$175,310	$477,881	$653,191	$(65,782)	$587,409
Net investment income - excluding Life Funds Withheld Assets (4)			583,871	40,569	624,440
Net investment income - Life Funds Withheld Assets				187,489	187,489
Net results from structured products (5)	12,185	5,806	17,991	—	17,991
Net fee income and other (6)	(16,936)	2,958	(13,978)	622	(13,356)
Extinguishment of debt			—	5,592	5,592
Net realized gains (losses) on investments - excluding Life Funds Withheld Assets			14,586	5,411	19,997
Net realized gains (losses) on investments and net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets			—	182,181	182,181
Net realized and unrealized gains (losses) on derivative instruments			—	53,123	53,123
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets			—	(151,691)	(151,691)
Net income (loss) from investment fund affiliates and operating affiliates			—	118,060	118,060
Gain on sale of operating affiliate				340,407	340,407
Exchange (gains) losses			—	22,504	22,504
Corporate operating expenses			—	480,755	480,755
Contribution from P&C and Corporate and Other			1,255,661	201,538	1,457,199
Interest expense (7)				163,021	163,021
Non-controlling interests				106,187	106,187
Income tax expense				(19,161)	(19,161)
Net income (loss) attributable to ordinary shareholders					$1,207,152
Ratios – P&C operations: (8)
Loss and loss expense ratio	64.0%	45.8%	58.4%
Underwriting expense ratio	32.9%	35.2%	33.6%
Combined ratio	96.9%	81.0%	92.0%
____________

(1)	Corporate and Other includes other items of our revenue and expenditures that are not evaluated at the segment level for reporting purposes, as well as the Company's Run-Off Life Operations.

(2)	The Company has reflected the amortization of certain fair value adjustments recorded in conjunction with the Catlin Acquisition within the respective segments.

(3)	Operating expenses of the segments exclude Corporate operating expenses, shown separately.

(4)	Net investment income - excluding Life Funds Withheld Assets does not include net investment income related to the net results from structured products.

(5)	The net results from P&C structured products include net investment income and interest expense of $60.4 million and $42.2 million, respectively.

(6)	Net fee income and other includes operating expenses from the Company's loss prevention consulting services business.

(7)	Interest expense excludes interest expense related to deposit liabilities recorded in the Insurance and Reinsurance segments.

(8)	Ratios are based on net premiums earned from P&C operations.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Year Ended December 31, 2014 (U.S. dollars in thousands, except ratios)	Insurance	Reinsurance	Total P&C	Corporate & Other (1)	Total
Gross premiums written	$5,976,011	$1,785,479	$7,761,490	$333,436	$8,094,926
Net premiums written	4,134,151	1,633,058	5,767,209	177,632	5,944,841
Net premiums earned	4,026,713	1,690,725	5,717,438	177,632	5,895,070
Net losses and loss expenses	2,543,108	715,285	3,258,393	242,963	3,501,356
Acquisition costs	393,319	330,684	724,003	14,115	738,118
Operating expenses (2)	865,592	193,404	1,058,996	10,693	1,069,689
Underwriting profit (loss)	$224,694	$451,352	$676,046	$(90,139)	$585,907
Net investment income - excluding Life Funds Withheld Assets (3)			574,458	146,558	721,016
Net investment income - Life Funds Withheld Assets				129,575	129,575
Net results from structured products (4)	43,710	10,499	54,209	—	54,209
Net fee income and other (5)	(10,051)	2,800	(7,251)	360	(6,891)
Loss on sale of life reinsurance subsidiary			—	666,423	666,423
Net realized gains (losses) on investments			119,366	3,625	122,991
Net realized gains (losses) on investments - Life Funds Withheld Assets			—	(15,529)	(15,529)
Net realized and unrealized gains (losses) on derivative instruments			—	29,886	29,886
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets			—	(488,222)	(488,222)
Net income (loss) from investment fund affiliates and operating affiliates			—	203,034	203,034
Exchange (gains) losses			—	(37,568)	(37,568)
Corporate operating expenses			—	220,165	220,165
Contribution from P&C and Corporate and Other			1,416,828	(929,872)	486,956
Interest expense (6)				121,221	121,221
Non-controlling interests				80,498	80,498
Income tax expense				96,897	96,897
Net income (loss) attributable to ordinary shareholders					$188,340
Ratios – P&C operations: (7)
Loss and loss expense ratio	63.2%	42.3%	57.0%
Underwriting expense ratio	31.2%	31.0%	31.2%
Combined ratio	94.4%	73.3%	88.2%
____________

(1)	Corporate and Other includes other items of our revenue and expenditures that are not evaluated at the segment level for reporting purposes, as well as the Company's Run-Off Life Operations.

(2)	Operating expenses of the segments exclude Corporate operating expenses, shown separately.

(3)	Net investment income does not include net investment income related to the net results from structured products.

(4)	The net results from P&C structured products include net investment income and interest expense of $68.0 million and $12.9 million, respectively.

(5)	Net fee income and other includes operating expenses from the Company's loss prevention consulting services business.

(6)	Interest expense excludes interest expense related to deposit liabilities recorded in the Insurance and Reinsurance segments.

(7)	Ratios are based on net premiums earned from P&C operations.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Year Ended December 31, 2013 (U.S. dollars in thousands, except ratios)	Insurance	Reinsurance	Total P&C	Corporate and Other (1)	Total
Gross premiums written	$5,523,181	$1,893,611	$7,416,792	$324,343	$7,741,135
Net premiums written	4,154,093	1,749,889	5,903,982	295,422	6,199,404
Net premiums earned	4,267,677	1,746,422	6,014,099	295,422	6,309,521
Net losses and loss expenses	2,829,999	901,465	3,731,464	465,702	4,197,166
Acquisition costs	529,270	353,388	882,658	26,665	909,323
Operating expenses (2)	782,677	166,238	948,915	8,926	957,841
Underwriting profit (loss)	$125,731	$325,331	$451,062	$(205,871)	$245,191
Net investment income (3)			599,144	286,645	885,789
Net results from structured products (4)	15,562	8,229	23,791	—	23,791
Net fee income and other (5)	(9,317)	2,320	(6,997)	1,305	(5,692)
Net realized gains (losses) on investments			85,792	1,985	87,777
Net realized and unrealized gains (losses) on derivative instruments			—	7,798	7,798
Net income (loss) from investment fund affiliates and operating affiliates			—	258,195	258,195
Exchange (gains) losses			—	(28,243)	(28,243)
Corporate operating expenses			—	209,454	209,454
Contribution from P&C and Corporate and Other			1,152,792	168,846	1,321,638
Interest expense (6)				107,486	107,486
Non-controlling interests				76,731	76,731
Income tax expense				77,505	77,505
Net income (loss) attributable to ordinary shareholders					$1,059,916
Ratios – P&C operations: (7)
Loss and loss expense ratio	66.3%	51.6%	62.0%
Underwriting expense ratio	30.8%	29.8%	30.5%
Combined ratio	97.1%	81.4%	92.5%

____________

(1)	Corporate and Other includes other items of our revenue and expenditures that are not evaluated at the segment level for reporting purposes, as well as the Company's Run-Off Life Operations.

(2)	Operating expenses exclude Corporate operating expenses, shown separately.

(3)	Net investment income does not include net investment income related to the net results from structured products.

(4)	The net results from P&C structured products include net investment income and interest expense of $71.9 million and $48.0 million, respectively.

(5)	Net fee income and other includes operating expenses from the Company's loss prevention consulting services business.

(6)	Interest expense excludes interest expense related to deposit liabilities recorded in the Insurance and Reinsurance segments.

(7)	Ratios are based on net premiums earned from P&C operations.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The following tables summarize the Company’s net premiums earned by line of business:

Year Ended December 31, 2015 (U.S. dollars in thousands)	Insurance	Reinsurance	Corporate and Other	Total
P&C Operations:
Professional	$1,163,302	$168,367	$—	$1,331,669
Casualty	1,685,748	468,286	—	2,154,034
Property catastrophe	—	663,958	—	663,958
Property	1,021,037	869,286	—	1,890,323
Specialty	1,473,929	127,797	—	1,601,726
Other (1)	304,466	218,008	—	522,474
Total P&C Operations	$5,648,482	$2,515,702	$—	$8,164,184
Corporate and Other:
Run-off life operations - Annuity	—	—	1	1
Run-off life operations - Other life	—	—	62,240	62,240
Total Corporate and Other	$—	$—	$62,241	$62,241
Total	$5,648,482	$2,515,702	$62,241	$8,226,425
Year Ended December 31, 2014
P&C Operations:
Professional	$1,075,420	$181,223	$—	$1,256,643
Casualty	1,422,684	300,223	—	1,722,907
Property catastrophe	—	433,602	—	433,602
Property	544,856	555,583	—	1,100,439
Specialty	737,281	95,745	—	833,026
Other (1)	246,472	124,349	—	370,821
Total P&C Operations	$4,026,713	$1,690,725	$—	$5,717,438
Corporate and Other:
Run-off life operations - Annuity	$—	$—	$53,363	$53,363
Run-off life operations - Other life	—	—	124,269	124,269
Total Corporate and Other	$—	$—	$177,632	$177,632
Total	$4,026,713	$1,690,725	$177,632	$5,895,070
Year Ended December 31, 2013
P&C Operations:
Professional	$1,370,196	$206,169	$—	$1,576,365
Casualty	1,389,851	312,156	—	1,702,007
Property catastrophe	—	492,568	—	492,568
Property	544,278	561,105	—	1,105,383
Specialty	732,042	94,797	—	826,839
Other (1)	231,310	79,627	—	310,937
Total P&C Operations	$4,267,677	$1,746,422	$—	$6,014,099
Corporate and Other:
Run-off life operations - Annuity	$—	$—	$122,715	$122,715
Run-off life operations - Other life	—	—	172,707	172,707
Total Corporate and Other	$—	$—	$295,422	$295,422
Total	$4,267,677	$1,746,422	$295,422	$6,309,521
____________

(1)
Other within the Insurance segment includes: excess and surplus, programs, surety, structured indemnity and certain discontinued lines. Other within the Reinsurance segment includes: whole account contracts, accident and health and other lines.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The following table shows an analysis of the Company’s net premiums written by geographical location of subsidiary where the premium is written for the years ended December 31:

(U.S. dollars in thousands)	2015	2014	2013
P&C Operations:
Bermuda	$781,618	$636,109	$658,041
United States	3,045,031	2,528,196	2,650,916
Europe	3,628,258	2,124,117	2,111,065
Other	433,917	478,787	483,960
Total P&C Operations	$7,888,824	$5,767,209	$5,903,982
Corporate and Other:
Bermuda	$62,276	$91,979	$117,948
Europe	(37)	85,653	177,474
Total Corporate and Other	$62,239	$177,632	$295,422
6. Investments
(a) Fixed Maturities, Short-Term Investments and Equity Securities
Classification of Fixed Income Securities
During the second quarter of 2014, fixed maturities with a carrying value of $2.8 billion were reclassified from held to maturity ("HTM") to AFS in conjunction with the sale of XLLR as discussed in Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary." Gross unrealized gains and gross unrealized losses, net of tax, of $424.9 million and nil, respectively, related to these securities were recognized in other comprehensive income on the date of transfer. For certain annuity contracts that are subject to the GreyCastle Life Retro Arrangements, policy benefit reserves were historically increased for the impact of changes in unrealized gains on investments supporting such contracts as if the gains had been realized, with a corresponding entry to other comprehensive income ("Shadow Adjustments"). In conjunction with the sale of XLLR and the related reclassification of securities from HTM to AFS, the Company recorded an additional gross charge of $440.5 million, net of tax, as a reduction of comprehensive income for such Shadow Adjustments on the date of the transfer. See Note 20, "Accumulated Other Comprehensive Income (Loss)," for further information.
All of the reclassified securities are included within the Life Funds Withheld Assets, along with certain other available for sale securities as defined in the sale and purchase agreement. The Life Funds Withheld Assets are managed pursuant to agreed upon investment guidelines that meet the contractual commitments of the XL ceding companies and applicable laws and regulations. All of the investment results associated with the Life Funds Withheld Assets ultimately accrue to GCLR. Because the Company no longer shares in the risks and rewards of the underlying performance of the Life Funds Withheld Assets, disclosures within the financial statements and accompanying notes included herein separate the Life Funds Withheld Assets from the rest of the Company's investments.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Amortized Cost and Fair Value Summary
The cost (amortized cost for fixed maturities and short-term investments), fair value, gross unrealized gains and gross unrealized (losses), including non-credit related OTTI recorded in accumulated other comprehensive income ("AOCI") of the Company’s AFS investments at December 31, 2015 and 2014 were as follows:

		Included in AOCI
December 31, 2015 (U.S. dollars in thousands)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-credit Related OTTI (1)
Fixed maturities - AFS - Excluding Life Funds Withheld Assets
U.S. Government and Government-Related/Supported	$5,047,621	$52,355	$(34,339)	$5,065,637	$—
Corporate - Financials	3,535,830	49,535	(23,456)	3,561,909	—
Corporate - Non Financials	6,867,525	130,568	(97,646)	6,900,447	—
RMBS – Agency	3,697,756	77,776	(17,561)	3,757,971	—
RMBS – Non-Agency	319,876	25,644	(16,980)	328,540	(54,200)
CMBS	401,713	7,933	(4,330)	405,316	(1,182)
CDO	41,679	4	(9,273)	32,410	(1,208)
Other asset-backed securities	1,164,426	17,665	(13,519)	1,168,572	(1,144)
U.S. States and political subdivisions of the States	2,514,048	125,395	(7,373)	2,632,070	—
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	5,249,148	100,383	(97,917)	5,251,614	—
Total fixed maturities - AFS - Excluding Life Funds Withheld Assets	$28,839,622	$587,258	$(322,394)	$29,104,486	$(57,734)
Total short-term investments - Excluding Life Funds Withheld Assets	618,851	967	(2,428)	617,390	—
Total equity securities	834,079	89,993	(45,153)	878,919	—
Total investments - AFS - Excluding Life Funds Withheld Assets	$30,292,552	$678,218	$(369,975)	$30,600,795	$(57,734)
Fixed maturities - AFS - Life Funds Withheld Assets
U.S. Government and Government-Related/Supported	$10,721	$2,021	$—	$12,742	$—
Corporate - Financials	531,016	67,220	—	598,236	—
Corporate - Non Financials	1,132,926	175,702	—	1,308,628	—
RMBS – Agency	591	161	—	752	—
RMBS – Non-Agency	24,401	2,552	—	26,953	—
CMBS	107,968	14,513	—	122,481	—
Other asset-backed securities	132,674	17,121	—	149,795	—
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	737,735	195,781	—	933,516	—
Total fixed maturities - AFS - Life Funds Withheld Assets	$2,678,032	$475,071	$—	$3,153,103	$—
Total investments - AFS	$32,970,584	$1,153,289	$(369,975)	$33,753,898	$(57,734)

____________

(1)	Represents the non-credit component of OTTI losses, adjusted for subsequent sales of securities. It does not include the change in fair value subsequent to the impairment measurement date.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

December 31, 2014 (U.S. dollars in thousands)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-credit Related OTTI (1)
Fixed maturities - AFS - Excluding Life Funds Withheld Assets
U.S. Government and Government-Related/Supported	$2,100,851	$77,889	$(6,787)	$2,171,953	$—
Corporate - Financials	2,687,797	87,058	(12,939)	2,761,916	—
Corporate - Non Financials	5,774,333	278,747	(36,623)	6,016,457	(3,309)
RMBS – Agency	3,625,171	114,188	(10,783)	3,728,576	—
RMBS – Non-Agency	404,398	41,108	(18,155)	427,351	(67,918)
CMBS	1,033,819	23,987	(5,262)	1,052,544	(2,033)
CDOs	717,544	1,659	(27,169)	692,034	(1,663)
Other asset-backed securities	1,028,528	42,810	(6,045)	1,065,293	(1,797)
U.S. States and political subdivisions of the States	1,892,566	129,910	(1,204)	2,021,272	—
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	4,162,425	139,484	(61,836)	4,240,073	—
Total fixed maturities - AFS - Excluding Life Funds Withheld Assets	$23,427,432	$936,840	$(186,803)	$24,177,469	$(76,720)
Total short-term investments - Excluding Life Funds Withheld Assets	$257,221	$49	$(543)	$256,727	$—
Total equity securities - Excluding Life Funds Withheld Assets	$763,833	$130,689	$(26,230)	$868,292	$—
Total investments - AFS - Excluding Life Funds Withheld Assets	$24,448,486	$1,067,578	$(213,576)	$25,302,488	$(76,720)
Fixed maturities - AFS - Life Funds Withheld Assets
U.S. Government and Government-Related/Supported	$14,866	$3,858	$—	$18,724	$—
Corporate - Financials	701,587	99,432	—	801,019	—
Corporate - Non Financials	1,706,262	310,699	—	2,016,961	—
RMBS – Agency	3,301	481	—	3,782	—
RMBS – Non-Agency	71,075	14,260	—	85,335	—
CMBS	168,886	24,281	—	193,167	—
Other asset-backed securities	238,168	35,373	—	273,541	—
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	1,397,194	391,842	—	1,789,036	—
Total fixed maturities - AFS - Life Funds Withheld Assets	$4,301,339	$880,226	$—	$5,181,565	$—
Total investments - AFS	$28,749,825	$1,947,804	$(213,576)	$30,484,053	$(76,720)
 ____________

(1)	Represents the non-credit component of OTTI losses, adjusted for subsequent sales of securities. It does not include the change in fair value subsequent to the impairment measurement date.
The cost (amortized cost for fixed maturities and short-term investments) and fair value of the Company’s Trading investments at December 31, 2015 and 2014 were as follows:

December 31, 2015 (U.S. dollars in thousands)	Amortized Cost	Fair Value
Fixed maturities - Trading - Life Funds Withheld Assets
U.S. Government and Government-Related/Supported	$4,957	$4,990
Corporate - Financials	344,070	335,956
Corporate - Non Financials	509,441	493,621
RMBS – Agency	370	368
CMBS	4,874	4,803
Other asset-backed securities	26,405	25,700
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	373,492	370,261
Total fixed maturities - Trading - Life Funds Withheld Assets	$1,263,609	$1,235,699
Total short-term investments - Trading - Life Funds Withheld Assets	$60,176	$60,330
Total investments - Trading - Life Funds Withheld Assets	$1,323,785	$1,296,029

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

December 31, 2014 (U.S. dollars in thousands)	Amortized Cost	Fair Value
Fixed maturities - Trading - Life Funds Withheld Assets
Corporate - Non Financials	$1,180	$1,171
Total investments - Trading - Life Funds Withheld Assets	$1,180	$1,171
At December 31, 2015 and 2014, approximately 2.0% and 3.0%, respectively, of the Company's fixed income investment portfolio at fair value, excluding Life Funds Withheld Assets, was invested in securities that were below investment grade or not rated. Approximately 14.7% and 24.9% of the gross unrealized losses in the Company's fixed income investment portfolio, excluding Life Funds Withheld Assets, at December 31, 2015 and 2014, respectively, related to securities that were below investment grade or not rated.
Contractual Maturities Summary
The contractual maturities of AFS and Trading fixed income securities at December 31, 2015 and 2014 are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(U.S. dollars in thousands)	December 31, 2015		December 31, 2014
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Fixed maturities - AFS - Excluding Life Funds Withheld Assets
Due less than one year	$2,106,851	$2,104,106	$1,972,224	$1,980,429
Due after 1 through 5 years	14,051,494	14,143,461	8,919,037	9,113,651
Due after 5 through 10 years	5,680,830	5,740,954	4,232,396	4,412,569
Due after 10 years	1,374,997	1,423,156	1,494,315	1,705,022
	$23,214,172	$23,411,677	$16,617,972	$17,211,671
RMBS – Agency	$3,697,756	$3,757,971	$3,625,171	$3,728,576
RMBS – Non-Agency	319,876	328,540	404,398	427,351
CMBS	401,713	405,316	1,033,819	1,052,544
CDO	41,679	32,410	717,544	692,034
Other asset-backed securities	1,164,426	1,168,572	1,028,528	1,065,293
Total mortgage and asset-backed securities	$5,625,450	$5,692,809	$6,809,460	$6,965,798
Total fixed maturities - AFS - Excluding Life Funds Withheld Assets	$28,839,622	$29,104,486	$23,427,432	$24,177,469
Fixed maturities - AFS - Life Funds Withheld Assets
Due less than one year	$81,700	$92,921	$117,048	$125,326
Due after 1 through 5 years	386,810	416,743	638,526	685,787
Due after 5 through 10 years	491,621	558,805	1,004,698	1,165,348
Due after 10 years	1,452,267	1,784,653	2,059,637	2,649,279
	$2,412,398	$2,853,122	$3,819,909	$4,625,740
RMBS – Agency	$591	$752	$3,301	$3,782
RMBS – Non-Agency	24,401	26,953	71,075	85,335
CMBS	107,968	122,481	168,886	193,167
Other asset-backed securities	132,674	149,795	238,168	273,541
Total mortgage and asset-backed securities	$265,634	$299,981	$481,430	$555,825
Total fixed maturities - AFS - Life Funds Withheld Assets	$2,678,032	$3,153,103	$4,301,339	$5,181,565
Total fixed maturities - AFS	$31,517,654	$32,257,589	$27,728,771	$29,359,034

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	December 31, 2015		December 31, 2014
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Fixed maturities - Trading - Life Funds Withheld Assets
Due less than one year	$4,573	$5,096	$—	$—
Due after 1 through 5 years	278,163	272,220	—	—
Due after 5 through 10 years	280,487	277,920	1,180	1,171
Due after 10 years	668,737	649,592	—	—
	$1,231,960	$1,204,828	$1,180	$1,171
RMBS – Agency	370	368	—	—
CMBS	4,874	4,803	—	—
Other asset-backed securities	26,405	25,700	—	—
Total mortgage and asset-backed securities	31,649	30,871	—	—
Total fixed maturities - Trading - Life Funds Withheld Assets	$1,263,609	$1,235,699	$1,180	$1,171
Pledged Assets
Certain of the Company's invested assets are held in trust and pledged in support of insurance and reinsurance liabilities as well as to collateralize our credit facilities. Such pledges are largely required by the Company's operating subsidiaries that are "non-admitted" under U.S. state insurance regulations, in order for the U.S. cedant to receive statutory credit for reinsurance. Also included in pledged assets are Life Funds Withheld Assets as noted in Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary." Additionally, certain deposit liabilities and annuity contracts require the use of pledged assets. As of December 31, 2015 and December 31, 2014, the Company had $18.3 billion and $15.2 billion in pledged assets, respectively.
(b) Gross Unrealized Losses
The following is an analysis of how long the AFS securities at December 31, 2015 and 2014 had been in a continual unrealized loss position:

December 31, 2015 (U.S. dollars in thousands)	Less than 12 months		Equal to or greater than 12 months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturities and short-term investments - AFS
U.S. Government and Government-Related/Supported	$3,762,869	$(29,339)	$89,113	$(5,044)
Corporate - Financials	1,641,021	(13,280)	102,022	(10,192)
Corporate - Non Financials	3,275,270	(73,069)	227,527	(24,706)
RMBS – Agency	1,065,055	(10,046)	221,211	(7,515)
RMBS – Non-Agency	19,614	(1,104)	180,146	(15,876)
CMBS	118,605	(1,561)	78,651	(2,769)
CDO	12,311	(516)	20,096	(8,757)
Other asset-backed securities	572,671	(5,252)	57,563	(8,268)
U.S. States and political subdivisions of the States	565,055	(6,609)	12,259	(765)
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	1,921,286	(53,440)	474,929	(46,714)
Total fixed maturities and short-term investments - AFS	$12,953,757	$(194,216)	$1,463,517	$(130,606)
Total equity securities	$356,742	$(45,153)	$—	$—

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Less than 12 months		Equal to or greater than 12 months
December 31, 2014 (U.S. dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturities and short-term investments - AFS
U.S. Government and Government-Related/Supported	$251,091	$(1,196)	$342,890	$(5,603)
Corporate – Financials	387,619	(5,858)	105,155	(7,097)
Corporate – Non Financials	949,851	(28,023)	319,066	(8,657)
RMBS – Agency	134,535	(220)	512,652	(10,563)
RMBS – Non-Agency	45,378	(1,358)	202,700	(16,797)
CMBS	78,356	(385)	169,065	(4,877)
CDOs	249,803	(2,666)	414,516	(24,503)
Other asset-backed securities	143,044	(2,813)	57,544	(3,232)
U.S. States and political subdivisions of the States	32,187	(210)	63,695	(994)
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	624,346	(19,043)	558,422	(43,251)
Total fixed maturities and short-term investments - AFS	$2,896,210	$(61,772)	$2,745,705	$(125,574)
Total equity securities	$191,193	$(26,230)	$—	$—
The Company had gross unrealized losses totaling $370.0 million on 3,248 securities out of a total of 8,729 held at December 31, 2015 in its AFS Excluding Life Funds Withheld Assets portfolio, which either it considers to be temporarily impaired or with respect to which it reflects non-credit losses on other-than-temporarily impaired assets. Individual security positions comprising this balance have been evaluated by management to determine the severity of these impairments and whether they should be considered other-than-temporary. Management believes it is more likely than not that the issuer will be able to fund sufficient principal and interest payments to support the current amortized cost.
(c) Net Investment Income
Net investment income for the years ended December 31 is derived from the following sources:

(U.S. dollars in thousands)	2015	2014	2013
Fixed maturities, short term investments and cash equivalents - Excluding Life Funds Withheld Assets	$726,161	$809,964	$982,275
Fixed maturities, short term investments and cash equivalents - Life Funds Withheld Assets	187,489	129,575	—
Equity securities and other investments	28,200	42,252	35,388
Interest on funds withheld	10,835	14,583	12,783
Total gross investment income	$952,685	$996,374	$1,030,446
Investment expenses	(80,315)	(77,749)	(72,730)
Total net investment income	$872,370	$918,625	$957,716

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(d) Net Realized Gains (Losses)
The following represents an analysis of net realized gains (losses), the change in unrealized gains (losses) on investments and net realized and unrealized gains (losses) on investment related derivative instruments for the years ended December 31:

(U.S. dollars in thousands)	2015	2014	2013
Fixed maturities, short term investments, cash and cash equivalents - Excluding Life Funds Withheld Assets:
Gross realized gains	$187,523	$119,817	$129,479
Gross realized losses on investments sold	(134,441)	(66,892)	(84,703)
OTTI on investments, net of amounts transferred to other comprehensive income	(54,346)	(12,341)	(16,282)
Net realized gains (losses)	$(1,264)	$40,584	$28,494
Equity securities:
Gross realized gains	$79,556	$96,260	$29,402
Gross realized losses on investments sold	(49,223)	(12,270)	(3,185)
OTTI on investments, net of amounts transferred to other comprehensive income	(15,954)	(10,944)	(17)
Net realized gains (losses)	$14,379	$73,046	$26,200
Other investments:
Gross realized gains	$39,198	$31,830	$46,934
Gross realized losses on investments sold	(19,656)	(10,011)	(13,851)
OTTI on investments, net of amounts transferred to other comprehensive income	(12,660)	(12,458)	—
Net realized gains (losses)	$6,882	$9,361	$33,083
Net realized gains (losses) on investments - Excluding Life Funds Withheld Assets	$19,997	$122,991	$87,777
Fixed maturities, short term investments, cash and cash equivalents - Life Funds Withheld Assets:
Gross realized gains	$259,798	$7,926	$—
Gross realized losses on investments sold	(36,526)	(2,859)	—
Net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	(27,734)	(9)	—
OTTI on investments, net of amounts transferred to other comprehensive income	(13,357)	(20,587)	—
Net realized gains (losses) on investments - Life Funds Withheld Assets	$182,181	$(15,529)	$—
Net realized gains (losses) on investments	$202,178	$107,462	$87,777
Net realized and unrealized gains (losses) on investment related derivative instruments	$(8,616)	$20,121	$6,367
Net realized gains (losses) on investments and net realized and unrealized gains (losses) on investment related derivative instruments	$193,562	$127,583	$94,144
Change in unrealized gains (losses):
Fixed maturities – AFS - Excluding Life Funds Withheld Assets	$(486,140)	$360,463	$(913,174)
Fixed maturities - AFS - Life Funds Withheld Assets	(405,155)	880,226	—
Fixed maturities – HTM	—	(272,540)	(175,817)
Equity securities	(59,619)	(32,577)	105,163
Affiliates and other investments	(6,072)	35,143	26,636
Net change in unrealized gains (losses) on investments	$(956,986)	$970,715	$(957,192)
Total net realized gains (losses) on investments, net realized and unrealized gains (losses) on investment related derivative instruments, and net change in unrealized gains (losses) on investments	$(763,424)	$1,098,298	$(863,048)
The significant components of OTTI charges of $83.0 million, as defined in Note 2(g), "Significant Accounting Policies - Other-Than-Temporary Impairments of Available for Sale," for investments excluding Life Funds Withheld Assets for the year ended December 31, 2015 were:

▪	$19.4 million related to change of intent to hold Corporate high yield securities.

▪	$16.0 million related to certain equities that were in a loss position for more than 11 months or impaired by more than 50%.

▪	$8.7 million related to other investments.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

▪	$8.0 million for structured securities, principally CDOs that we no longer intend to hold for a period sufficient to recover their fair value to amortized cost.

▪	$4.0 million related to hedge funds, included in other investments, that were in a loss position for more than 11 months.

▪	$2.0 million related to certain quasi-government securities that we no longer intend to hold for a period sufficient to recover their fair value to amortized cost.

▪
$1.3 million for structured securities, principally non-Agency RMBS, where we determined that the likely recovery on these securities was below the carrying value and, accordingly, recorded an impairment of the securities to the discounted value of the cash flows expected to be received on these securities.

▪	$23.6 million related to foreign exchange losses.
The significant components of OTTI charges of $35.7 million for investments excluding Life Funds Withheld Assets for the year ended December 31, 2014 were:

▪	$12.5 million related to other investments.

▪	$10.9 million related to certain equities as the holdings were in a loss position for more than 11 months or impaired by more than 50%.

▪	$3.7 million related to change of intent to hold certain Corporate high yield securities.

▪
$4.3 million for structured securities, principally non-Agency RMBS, where we determined that the likely recovery on these securities was below the carrying value and, accordingly, recorded an impairment of the securities to the discounted value of the cash flows expected to be received on these securities.

▪	$4.3 million related to foreign exchange losses.
The following table sets forth the amount of credit loss impairments on fixed income securities, for which a portion of the OTTI loss was recognized in OCI, held by the Company as of the dates or for the periods indicated and the corresponding changes in such amounts.

Credit Loss Impairments (U.S. dollars in thousands)	2015	2014
Opening balance at beginning of indicated period	$131,942	$174,805
Credit loss impairment recognized in the current period on securities not previously impaired	9,698	3,907
Credit loss impairments previously recognized on securities which matured, paid down, prepaid or were sold during the period	(54,648)	(42,671)
Credit loss impairments previously recognized on securities impaired to fair value during the period	(2,629)	—
Additional credit loss impairments recognized in the current period on securities previously impaired	2,230	4,185
Accretion of credit loss impairments previously recognized due to an increase in cash flows expected to be collected	(13,124)	(8,284)
Closing balance at end of indicated period	$73,469	$131,942
7. Investments in Affiliates
Investments in affiliates comprised the following at December 31, 2015 and 2014. See Note 2(c), "Significant Accounting Policies - Total Investments - Investments in Affiliates," for a description of our accounting policy for these assets:

(U.S. dollars in thousands)	2015	2014
Investment fund affiliates	$1,386,837	$1,219,138
Operating affiliates	322,062	418,482
Total investment affiliates	$1,708,899	$1,637,620
(a) Investment Fund Affiliates
The Company has invested in certain hedge funds, including funds managed by certain of its investment manager affiliates, and in certain private equity and private credit funds (collectively, "private investment funds") that are accounted for under the equity method due to our ownership percentages in the limited partnerships, LLCs or other similar investment

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

vehicles that form the funds. Collectively, these investments in hedge funds and private investment funds are classified as "investment fund affiliates." At December 31, 2015 and 2014, the hedge fund portfolio, accounted for as hedge fund affiliates, employed four strategies.
The Company’s equity investment in investment fund affiliates and equity in net income (loss) from such affiliates as well as certain summarized financial information of the investee on a combined basis (shown as "Combined Funds") are included below:

Year Ended December 31, 2015 (U.S. dollars in thousands, except percentages)	XL Group Investment			Combined Funds
	Carrying Value	Equity in Net Income (Loss) for the Year	Weighted Average XL Percentage Ownership
				Total Net Assets (Estimated) (1)
Hedge Funds:
Arbitrage	$190,016	$612	8.6%	$2,202,112
Directional	551,262	31,012	7.2%	7,643,134
Event Driven (2)	285,823	5,592	3.0%	9,460,387
Multi-Style	57,097	5,452	3.6%	1,600,959
Total hedge funds	$1,084,198	$42,668	5.2%	$20,906,592
Private Investment Funds:	302,639	30,652	9.5%	3,195,204
Total Investment Fund Affiliates	$1,386,837	$73,320	5.8%	$24,101,796
Year Ended December 31, 2014
Hedge Funds:
Arbitrage	$134,400	$12,060	11.0%	$1,224,526
Directional	536,470	32,196	9.2%	5,865,247
Event Driven (2)	300,168	21,030	3.1%	9,703,973
Multi-Style	52,122	1,751	4.1%	1,278,410
Total hedge funds	$1,023,160	$67,037	5.7%	$18,072,156
Private Investment Funds:	195,978	28,779	17.7%	1,105,776
Total Investment Fund Affiliates	$1,219,138	$95,816	6.4%	$19,177,932
____________

(1)	Total estimated net assets are generally as at November 30 for hedge fund affiliates and September 30 for private investment fund affiliates.

(2)
The Company accounts for its investment in certain funds where the ownership percentage is less than three percent using the equity method, where the Company has significant influence over the related investment management company.

In general, the hedge funds in which the Company is invested require at least 30 days notice of redemption, and may be redeemed on a monthly, quarterly, semi-annual, annual or longer basis, depending on the fund. Certain hedge funds have a lock-up period and/or may also have the ability to impose a redemption gate. A lock-up period refers to the initial amount of time an investor is contractually required to remain invested before having the ability to redeem. Typically, the imposition of a gate delays a portion of the requested redemption, with the remaining portion settled in cash shortly after the redemption date.
The carrying value of the Company’s holdings in hedge fund affiliates that are subject to lockups and/or that have gate provisions in their governing documents at December 31, 2015 and 2014 was $382.0 million and $543.0 million, respectively.
Certain hedge funds may be allowed to invest a portion of their assets in illiquid securities, such as private equity or private debt. In such cases, a common mechanism used is a side-pocket, whereby the illiquid security is assigned to a separate memorandum capital account or other designated account. Typically, the investor loses its redemption rights in the designated account. Only when the illiquid securities in the side-pocket are sold, or otherwise deemed liquid by the fund, may investors redeem that portion of their interest that has been "side-pocketed." At December 31, 2015 and 2014, the carrying value of our hedge fund affiliates held in side-pockets was $18.2 million and $22.2 million, respectively. The underlying assets within these positions are generally expected to be liquidated over a period of approximately two to four years.
(b) Operating Affiliates
The Company has invested in strategic (re)insurance affiliates and investment management companies’ securities or other forms of direct ownership interests across the capital structure. Collectively, these investments are classified as "operating affiliates."

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The Company’s equity investment in operating affiliates and equity in net income (loss) from such affiliates as well as certain summarized financial information of the investee as a whole are included below:

Year ended December 31, 2015 (U.S. dollars in thousands)	XL Group Investment		Combined Investee Summarized Financial Data (Estimated) (2)
	Carrying Value	Equity in Net Income (Loss) for the Year	Total Assets	Total Liabilities	Total Revenue (Loss)	Net Income (Loss)
Strategic and other operating affiliates	$251,348	$33,608	$4,280,976	$3,293,873	$847,131	$91,701
Investment manager affiliates (1)	70,714	11,132	708,605	95,826	206,672	90,491
Total operating affiliates	$322,062	$44,740	$4,989,581	$3,389,699	$1,053,803	$182,192
Year ended December 31, 2014
Strategic and other operating affiliates	317,216	50,132	4,679,395	3,691,173	1,075,935	152,122
Investment manager affiliates (1)	101,266	57,086	850,666	101,088	579,524	476,841
Total operating affiliates	$418,482	$107,218	$5,530,061	$3,792,261	$1,655,459	$628,963
____________

(1)	During the years ended December 31, 2015 and 2014, the Company received distributions from its Investment Manager Affiliates of approximately $25.3 million and $60.3 million, respectively.

(2)
Total assets and total liabilities reflect balances related to investees still held at December 31, 2015 and 2014, respectively. Total revenue (loss) and net income (loss) reflect activity for the years ended December 31, 2015 and 2014 related to both investees still held at year-end and investees disposed of during the year.

In certain investments, the carrying value is different from the share of the investee’s underlying net assets. The differences represent goodwill on acquisition, OTTI recorded with respect to the investment, or differences in the retained capital accounts of the various equity holders (including the Company).
See Note 17(c), "Commitments and Contingencies - Investments in Affiliates," for further information regarding commitments related to investment in affiliates.
Strategic and Other Operating Affiliates
At December 31, 2015, the Company’s larger strategic and other operating affiliates included Privilege Underwriters, Inc. and its affiliates ("PURE Group"), Westaim HIIG LP ("Westaim HIIG"), Five Oaks Investment Corp ("Five Oaks") and CATGS I, LLC.
On December 15, 2014, the Company announced it had entered into a Stock Purchase Agreement to sell its interests in one of its largest strategic and other operating affiliates, ARX, to The Progressive Corporation ("Progressive"). For further information, see Note 3(d), "Acquisitions and Disposals - Sale of Operating Affiliate."
In the fourth quarter of 2015, the Company made investments totaling $102.5 million related to the PURE Group, an insurance provider specializing in products for high net worth individuals. The PURE Group investments consisted of: (i) a $77.5 million purchase of 9.9% of the ordinary common units and preferred units of Privilege Group Holdings LP, and 9.9% of the units of Privilege Group Holdings GP, LLC; and (ii) a $25.0 million purchase, at par value, of a ten year surplus note issued by Privilege Underwriters Reciprocal Exchange. Under the terms of an agreement between the parties, the PURE Group has the option to require the Company to purchase up to $50.0 million of additional ten year surplus notes, at par, over a commitment period expiring no later than November 2020.
The Company has an investment of $32.7 million, representing 13.1% ownership in Westaim HIIG. The primary purpose of Westaim HIIG is to invest in interests of Houston International Insurance Group ("HIIG"), a specialty insurance provider. Westaim HIIG holds a majority interest of the common stock of HIIG.
The Company has an investment of $33.2 million, representing 21.9% ownership in Five Oaks, a mortgage real estate investment trust that is focused on investing in, financing and managing a leveraged portfolio of agency and non-agency residential mortgage-backed securities, residential mortgage loans and other mortgage-related investments. In addition, Company holds warrants to purchase an additional 3.125 million shares at $15.75 per share, which would result in a total additional investment of $49.2 million by the Company should it exercise the warrants in full in the future. The warrants expire in September 2019.
The Company has an investment of $22.1 million, representing 50.0% ownership in CATGS I, LLC. The remaining 50.0% is held by on other investor. The Company does not control the entity, whose primary purpose is the purchase and leasing of equipment.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Investment Manager Affiliates
During the years ended December 31, 2015, 2014 and 2013, the Company’s larger investment manager affiliates included Highfields Capital, a global equity investment firm, and Polar Capital, an investment firm offering traditional and alternative products.
8. Other Investments
Other investments comprised the following at December 31, 2015 and 2014. See Note 2(c), "Significant Accounting Policies - Total Investments - Other Investments," for a description of our accounting policy for these assets:

Year ended December 31, (U.S. dollars in thousands)	2015	2014
Hedge Funds:
Arbitrage	$205,117	$179,821
Directional	276,277	336,082
Event Driven	5,427	56,238
Multi-Style	57,249	68,706
Total hedge funds	$544,070	$640,847
Private investment funds	244,576	129,243
Overseas deposits	479,187	92,223
Structured transactions	138,608	350,563
Other	26,616	35,563
Total other investments	$1,433,057	$1,248,439
(a) Hedge Funds and Private Investment Funds
At December 31, 2015 and 2014, the hedge fund portfolio, accounted for as other investments, employed four strategies.
In general, the funds in which the Company is invested require at least 30 days notice of redemption, and may be redeemed on a monthly, quarterly, semi-annual, annual or longer basis, depending on the fund.
Certain hedge funds have a lock-up period and/or may also have the ability to impose a redemption gate. A lock-up period refers to the initial amount of time an investor is contractually required to remain invested before having the ability to redeem. Typically, the imposition of a gate delays a portion of the requested redemption, with the remaining portion settled in cash shortly after the redemption date.
The fair value of the Company’s holdings in hedge funds that may be subject to lockups and/or that have gate provisions in their governing documents at December 31, 2015 and 2014 was $399.6 million and $425.7 million, respectively. The Company did not have any holdings in funds where a gate was imposed at December 31, 2015 or 2014.
Certain hedge funds may be allowed to invest a portion of their assets in illiquid securities, such as private equity or private debt. In such cases, a common mechanism used is a side-pocket, whereby the illiquid security is assigned to a separate memorandum capital account or other designated account. Typically, the investor loses its redemption rights in the designated account. Only when the illiquid securities in the side-pocket are sold, or otherwise deemed liquid by the fund, may investors redeem that portion of their interest that has been "side-pocketed". At December 31, 2015 and 2014, the fair value of hedge funds held in side-pockets was $26.0 million and $24.5 million, respectively. The underlying assets within these positions are generally expected to be liquidated over a period of approximately two to four years.
The following represents an analysis of the net realized gains for the indicated years ended December 31, and the net unrealized gains as of December 31, on the Company’s hedge funds and private investment funds:

Year ended December 31, (U.S. dollars in thousands)	Net Unrealized Gains (Losses)		Net Realized Gains (Losses)
	2015	2014	2015	2014	2013
Hedge funds	$188,698	$188,674	$12,769	$6,685	$30,858
Private investment funds	38,340	42,604	9,342	13,275	4,331
Total	$227,038	$231,278	$22,111	$19,960	$35,189

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(b) Overseas Deposits
Overseas deposits include investments in private funds related to Lloyd’s syndicates in which the underlying instruments are primarily government and government-related/supported and corporate fixed income securities. The funds themselves do not trade on an exchange and therefore are not included within available for sale securities. Also included in overseas deposits are restricted cash and cash equivalent balances held by Lloyd’s syndicates for solvency purposes. Given the restricted nature of these cash balances, they are not included within the cash and cash equivalents category in the balance sheets.
(c) Structured Transactions
National Indemnity Endorsement
On June 9, 2009, XL Specialty Insurance Company ("XL Specialty"), a wholly-owned subsidiary of the Company, entered into an agreement with National Indemnity Company, an insurance company subsidiary of Berkshire Hathaway Inc. ("National Indemnity"). Under the agreement, and a related reinsurance agreement, National Indemnity agreed to issue endorsements to certain directors and officers liability insurance policies known as "Side A" coverage policies underwritten by XL Specialty (the "Facility") during an eighteen month period that ended in December 31, 2011.
In connection with the Facility, XLIB purchased a payment obligation (the "Obligation") in an aggregate principal amount of $150.0 million from National Indemnity. The outstanding Obligation was recorded in other investments at an estimated fair value of $128.1 million, pays a coupon of 3.5%, and is being accreted to $150.0 million over the 11.5 years term of the payment obligation. The difference between the estimated fair value of the Obligation and the cost of that Obligation at the time of the transaction was approximately $21.9 million and was recorded in Other Assets. This difference, together with fees of $2.5 million, was amortized in relation to the earning of the underlying policies written.
Other Structured Transactions
On July 17, 2009, XLIB purchased notes with an aggregate face amount of $155.0 million. The carrying value of these notes at December 31, 2014 was $136.0 million. On October 29, 2014, XLIB, a wholly-owned subsidiary of the Company, purchased notes with an aggregate face amount of $81.9 million. The carrying value of these notes at December 31, 2014 was $77.8 million. The issuer of both series of notes is a structured credit vehicle that holds corporate debt and preferred equity securities, including some securities issued by European financial institutions, as well as project finance debt securities, among other assets. During the years ended December 31, 2015 and 2014, the Company recorded losses of $8.6 million and $12.5 million, respectively, due to other than temporary declines in value of these investments. During the fourth quarter of 2015, XLIB entered into transactions whereby it acquired the underlying corporate debt and preferred equity securities in return for the cancellation of the notes. The newly acquired securities are included in our available for sale fixed maturities and equity securities portfolios. In connection with the cancellation of the notes, the Company recorded realized investment losses of $6.7 million.
These structured transactions were not required to be measured at fair value under GAAP and, accordingly, they have been excluded from the fair value measurement disclosures at December 31, 2014. See Note 4, "Fair Value Measurements," for details surrounding the estimated fair value of these investments.
See Note 17(b), "Commitments and Contingencies - Other Investments," for further information regarding commitments related to other investments.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

9. Goodwill and Other Intangible Assets
The following table presents an analysis of intangible assets broken down between goodwill, intangible assets with an indefinite life and intangible assets with a definite life for the years ended December 31, 2015, 2014 and 2013:

(U.S. dollars in thousands)	Goodwill	Intangible assets with an indefinite life	Intangible assets with a definite life	Total
Balance at December 31, 2012	$392,882	$15,366	$279	$408,527
Amortization	—	—	(279)	(279)
Foreign currency translation	3,363	—	—	3,363
Balance at December 31, 2013	$396,245	$15,366	$—	$411,611
Additions	25,159	—	18,500	43,659
Amortization	—	—	(1,850)	(1,850)
Foreign currency translation	(5,468)	—	—	(5,468)
Balance at December 31, 2014	$415,936	$15,366	$16,650	$447,952
Additions	807,381	673,000	315,000	1,795,381
Amortization	—	—	(15,517)	(15,517)
Foreign currency translation	(9,687)	(5,507)	(2,356)	(17,550)
Balance at December 31, 2015	$1,213,630	$682,859	$313,777	$2,210,266
Goodwill
At December 31, 2015 and 2014, the Company had goodwill of $1.2 billion and 415.9 million, respectively. At December 31, 2015, $479.5 million and $734.2 million were allocated to the Insurance and Reinsurance segments, respectively. The entire balance of $415.9 million at December 31, 2014 was allocated to the Reinsurance segment.
In the third quarter of 2015, as a result of the transaction described in Note 3(b), "Acquisitions and Disposals - New Energy Risk," the Company recognized additional goodwill of approximately $13.4 million. The transaction was accounted for using the acquisition method under which the Company recorded the identifiable assets acquired and liabilities assumed at their acquisition date fair values, and recorded as goodwill the excess of the sum of a) over b) - in which a) represents the aggregate of: i) the consideration transferred, ii) the fair value of noncontrolling interest in the acquiree, and iii) the acquisition-date fair value of the Company's previously held equity interest in the acquiree; and b) represents the net assets acquired in the transaction.
In the second quarter of 2015, as a result of the transaction described in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," the Company recognized additional goodwill and other intangible assets. The transaction was accounted for using the acquisition method under which the Company recorded the identifiable assets acquired, including indefinite-lived and definite-lived intangible assets, and liabilities assumed, at their Acquisition Date fair values, and recorded the excess of consideration transferred over the net assets acquired as goodwill.
During the first quarter of 2014, Goodwill and Other Intangible Assets increased as a result of the completion of an acquisition. The transaction was accounted for using the acquisition method under which the Company recorded the identifiable assets and liabilities at their acquisition date fair values, and recorded the excess of consideration transferred over the net assets acquired as goodwill and intangible assets. The fair value of identifiable assets and liabilities acquired, as well as amounts recorded in the Company’s consolidated results since the acquisition date, are not material.
The estimated fair values of the reporting units’ carried goodwill exceeded their estimated net book values at December 31, 2015, and therefore no impairments were recorded during 2015. At December 31, 2015 and 2014, the ending goodwill balance is comprised of gross goodwill of $2.6 billion and $1.8 billion, respectively, offset by accumulated impairment charges of $1.4 billion at December 31, 2015 and 2014. For further details regarding our impairment process, see Note 2(k), "Significant Accounting Policies - Goodwill, Intangibles and Other Long-Lived Assets."

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Other Intangible Assets
At December 31, 2015 and 2014, the ending definite-lived intangible assets balance is comprised of $333.5 million and $18.5 million, respectively, of gross intangible assets, offset by accumulated amortization of $17.4 million and $1.9 million, respectively. Future amortization expenses are expected to be as follows:

Year Ended December 31, (U.S. dollars in thousands)
2016	$22,350
2017	19,017
2018	17,350
2019	17,350
2020	17,350
2021-2036	220,360
Total expected amortization expenses	$313,777
The following table summarizes the intangible assets and their related useful lives recorded in connection with the Catlin Acquisition, as described in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," as of the Acquisition Date:

(U.S. dollars in thousands)	Amount	Estimated Useful Life
Lloyd's - Syndicate capacity	$660,000	Indefinite
Insurance licenses	13,000	Indefinite
Total identified indefinite life intangible assets	$673,000
Lloyd's - Managing agent contracts	15,000	15 years
Distribution network	290,000	20 years
Trademarks / Trade names	10,000	2 years
Total identified definite life intangible assets	$315,000
Total identified intangible assets	$988,000
An explanation of the intangible assets is as follows:

•
Lloyd's syndicate capacity - This asset represents the syndicate capacity of two Lloyd's syndicates allowing the Company to write insurance business in the Lloyd's market globally and realize the profits from that business. The value of the syndicate capacity includes the reputational value of participation in the Lloyd's market, and the value of trade names and licenses associated with syndicate ownership. The syndicate capacity was valued using the Multi-Period Excess Earnings Method, an application of the Income Approach. Critical inputs into the valuation model used for this intangible included estimates of the future growth of syndicate authorized premium income limits (ie, capacity) and expected return on that capacity and discounting based on a weighted average cost of capital.

•
Insurance licenses - The insurance licenses owned by Catlin at the time of the Catlin Acquisition allow the Company to write insurance business in the United States. The insurance licenses were valued using the Market Approach. Critical inputs utilized in the valuation of this intangible were the number of licenses obtained by US state and an aggregate market value per license based on similar past market transactions.

•
Lloyd's managing agent contracts - As the managing agent for certain Lloyd's syndicates, the Company has contracts with the syndicate members to provide underwriting services for which it earns managing agent fees and a profit commission. The managing agent contracts were based on the Income Approach. Critical inputs utilized in the valuation of this intangible included expected contract fee and profit commission rates applied to future managed syndicate capacity, contract renewal probabilities over a time horizon and discounting based on a weighted average cost of capital.

•
Distribution network - This asset represents a network of hundreds of retail and wholesale brokers worldwide, including specialty and regional brokerages, which allow the Company to form closer relationships with clients and aids business retention. The distribution network was valued using the Multi-Period Excess Earnings Method, an application of the Income Approach. Critical inputs into the valuation model used for this intangible included projections of underwriting profitability and investment returns, supporting capital charges, and discounting based on a weighted average cost of capital.

•
Trademarks / Trade names - The Catlin trademarks / trade names are utilized to attract customers for the turnkey solutions provided under the Company's managing agent contracts and to generate premiums from the non-Lloyd's

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

platform underwriting products for which the Catlin brand is known. The trademarks and trade names were based on the Relief-from-Royalty Method, an application of the Income Approach. Critical inputs used in the valuation of this intangible included industry-based market royalty rates on premium revenues to be generated through use of the trademarks/trade names, expected useful life over which the company expects to co-brand under the trademarks/trade names and discounting based on a weighted average cost of capital.
10. Reinsurance
The Company utilizes reinsurance and retrocession agreements principally to increase aggregate capacity and to reduce the risk of loss on business assumed. The Company’s reinsurance and retrocession agreements provide for recovery of a portion of losses and loss expenses from reinsurers, and reinsurance recoverables are recorded as assets. The Company is liable if the reinsurers are unable to satisfy their obligations under the agreements. Under its reinsurance security policy, the Company seeks to cede business to reinsurers generally with a financial strength rating of "A" or better. The Company considers reinsurers that are not rated or do not fall within the above rating categories and may grant exceptions to the Company’s general policy on a case-by-case basis. The effect of reinsurance and retrocessional activity on premiums written and earned from property and casualty operations is shown below:

(U.S. dollars in thousands)	Premiums Written Year Ended December 31,			Premiums Earned Year Ended December 31,
	2015	2014	2013	2015	2014	2013
Direct	$7,847,236	$5,450,868	$5,050,953	$7,717,173	$5,173,403	$4,966,207
Assumed	2,821,771	2,310,621	2,365,839	3,465,421	2,343,329	2,363,261
Ceded	(2,780,183)	(1,994,280)	(1,512,810)	(3,018,410)	(1,799,294)	(1,315,369)
Net	$7,888,824	$5,767,209	$5,903,982	$8,164,184	$5,717,438	$6,014,099
The Company recorded reinsurance recoveries on losses and loss expenses incurred of $1.6 billion, $0.7 billion and $0.7 billion for the years ended December 31, 2015, 2014 and 2013, respectively.
The following table presents an analysis of total unpaid losses and loss expenses recoverable for the years ended December 31:

(U.S. dollars in thousands)	2015	2014
P&C Operations	$5,248,905	$3,411,528
Corporate and Other	13,801	17,840
Total unpaid losses and loss expenses recoverable	$5,262,706	$3,429,368
The table above excludes a combined $3.7 billion and $0.3 billion of the Company's future policy benefit reserve recoverables under the GreyCastle Life Retro Arrangements and U.S. Term Life Retro Arrangements, as defined in Note 13, "Future Policy Benefit Reserves," respectively, and are also excluded from the remainder of this disclosure.
At December 31, 2015 and 2014, the total reinsurance assets of $5.7 billion and $3.6 billion, respectively, included reinsurance receivables for paid losses and loss expenses of $418.7 million and $131.5 million, respectively, with $5.3 billion and $3.4 billion relating to the ceded reserve for losses and loss expenses, including ceded losses incurred but not reported for each year end. Although the contractual obligation of individual reinsurers to pay their reinsurance obligations is based on specific contract provisions, the collectibility of such amounts requires significant estimation by management. The majority of the balance the Company has accrued as recoverable will not be due for collection until sometime in the future. Over this period of time, economic conditions and operational performance of a particular reinsurer may impact its ability to meet these obligations and, while it may continue to acknowledge its contractual obligation to do so, it may not have the financial resources or willingness to fully meet its obligations to the Company.
At December 31, 2015 and 2014, the allowance for uncollectible reinsurance relating to both reinsurance balances receivable and unpaid losses and loss expenses recoverable was $82.1 million and $64.4 million, respectively. To estimate the provision for uncollectible reinsurance recoverable, the reinsurance recoverable must first be allocated to applicable reinsurers. As part of this process, ceded IBNR is allocated by reinsurer. The allocations are generally based on historical relationships between gross and ceded losses. If actual experience varies materially from historical experience, the allocation of reinsurance recoverable by reinsurer will change.
The Company uses a default analysis to estimate uncollectible reinsurance recoverables. The primary components of the default analysis are reinsurance recoverable balances by reinsurer, net of collateral, and default factors used to determine the portion of a reinsurer’s balance deemed uncollectible. The definition of collateral for this purpose requires some judgment and

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

is generally limited to assets held in trust, letters of credit, and liabilities held by the Company with the same legal entity for which the Company believes there is a right of offset. The Company is the beneficiary of letters of credit, trust accounts and funds withheld in the aggregate amount of $3.8 billion and $2.0 billion at December 31, 2015 and 2014, respectively, collateralizing reinsurance recoverables with respect to certain reinsurers.
Default factors require considerable judgment and are determined using the current financial strength rating, or rating equivalent, of each reinsurer as well as other key considerations and assumptions. The total allowance recorded relating to reinsurance recoverables was $58.2 million and $42.3 million at December 31, 2015 and 2014, respectively.
The Company uses an aging analysis to estimate uncollectible reinsurance balances receivable relating to paid losses in addition to recording allowances relating to any specific balances with known collectibility issues, irrespective of aging. The balances are aged from the date the expected recovery was billed to the reinsurer. Provisions are applied at specified percentages of the outstanding balances based upon the aging profile. Allowances otherwise required as a result of the aging process may not be recorded to the extent that specific facts and circumstances exist that lead management to believe that amounts will ultimately be collectible. The total allowance recorded relating to reinsurance balances receivable was $23.9 million and $22.1 million at December 31, 2015 and 2014, respectively.
At December 31, 2015, the use of different assumptions within the model could have a material effect on the bad debt provision reflected in the Company’s Consolidated Financial Statements. To the extent the creditworthiness of the Company’s reinsurers was to deteriorate due to an adverse event affecting the reinsurance industry, such as a large number of major catastrophes, actual uncollectible amounts could be significantly greater than the Company’s bad debt provision. Such an event could have a material adverse effect on the Company’s financial condition, results of operations, and cash flows.
At December 31, 2015 and 2014, approximately 96% and 93%, respectively, of the total outstanding unpaid loss and loss expense recoverable and reinsurance balances receivable, net of collateral held, was due from reinsurers with a financial strength rating of "A" or better. The following is an analysis of the total recoverable and reinsurance balances receivable, net of collateral held, at December 31, 2015, by reinsurers owing 3% or more of such total:

Name of Reinsurer	Reinsurer Financial Strength Rating	% of Total
Munich Reinsurance Co.	AA-/Stable	26.1%
Lloyd's Syndicates	A+/Stable	11.7%
Swiss Reinsurance Co.	AA-/Stable	6.8%
Swiss Re Europe S.A.	AA-/Stable	4.9%
Transatlantic Reinsurance Company	A+/Stable	4.3%
Arch Reinsurance Company	A+/Stable	3.0%
The following table sets forth the ratings profile of the reinsurers that support the unpaid loss and loss expense recoverable and reinsurance balances receivable, net of collateral, at December 31, 2015:

Reinsurer Financial Strength Rating	% of Total
AAA	3.0%
AA	45.8%
A	47.2%
BBB	0.5%
BB and below	0.7%
Captives	2.7%
Not Rated	0.1%
Total	100.0%
11. Losses and Loss Expenses
Unpaid losses and loss expenses for the indicated years ended December 31 are comprised of:

(U.S. dollars in thousands)	2015	2014
Reserve for reported losses and loss expenses	$10,293,448	$7,461,444
Reserve for losses incurred but not reported	15,146,296	11,891,799
Unpaid losses and loss expenses	$25,439,744	$19,353,243

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Net losses and loss expenses incurred for the years indicated are comprised of:

(U.S. dollars in thousands)	2015	2014	2013
Loss and loss expenses payments	$6,505,075	$4,499,642	$4,496,802
Change in unpaid losses and loss expenses	(168,263)	(514,406)	(71,901)
Change in unpaid losses and loss expenses recoverable	(440,189)	(48,536)	(24,774)
Paid loss recoveries	(1,130,423)	(678,307)	(668,663)
Net losses and loss expenses incurred	$4,766,200	$3,258,393	$3,731,464
The following table represents an analysis of the Company’s paid and unpaid losses and loss expenses incurred and a reconciliation of the beginning and ending unpaid losses and loss expenses for the years indicated:

(U.S. dollars in thousands)	2015	2014	2013
Unpaid losses and loss expenses at the beginning of the year	$19,353,243	$20,481,065	$20,484,121
Unpaid losses and loss expenses recoverable	3,411,528	3,414,735	3,361,703
Net unpaid losses and loss expenses at the beginning of the year	$15,941,715	$17,066,330	$17,122,418
Acquired reserves	5,439,876	—	—
Increase (decrease) in net losses and loss expenses incurred in respect of losses occurring in:
Current year	5,072,830	3,513,465	4,021,353
Prior year	(306,630)	(255,072)	(289,889)
Total net incurred losses and loss expenses	$4,766,200	$3,258,393	$3,731,464
Exchange rate effects	(582,300)	(561,673)	40,587
Less net losses and loss expenses paid in respect of losses occurring in:
Current year	1,047,277	381,008	425,254
Prior year	4,327,375	3,440,327	3,402,885
Total net paid losses	$5,374,652	$3,821,335	$3,828,139
Net unpaid losses and loss expenses at the end of the year	20,190,839	15,941,715	17,066,330
Unpaid losses and loss expenses recoverable	5,248,905	3,411,528	3,414,735
Unpaid losses and loss expenses at the end of the year	$25,439,744	$19,353,243	$20,481,065
(a) Prior year net losses incurred
The following table presents the net (favorable) adverse prior year loss development of the Company’s loss and loss expense reserves for its property and casualty operations by operating segment for each of the years indicated:

(U.S. dollars in thousands)	2015	2014	2013
Insurance segment	$(65,030)	$(99,758)	$(102,039)
Reinsurance segment	(241,600)	(155,314)	(187,850)
Total	$(306,630)	$(255,072)	$(289,889)
The significant developments in prior year loss reserve estimates for each of the years indicated within the Company’s Insurance and Reinsurance segments are discussed below.
Insurance Segment
The following table summarizes the net (favorable) adverse prior year development by line of business relating to the Insurance segment for the indicated years ended December 31:

(U.S. dollars in thousands)	2015	2014	2013
Professional	$5,763	$17,097	$75,045
Casualty	(11,949)	38,414	(21,829)
Property	25,189	(57,470)	(46,387)
Specialty	(120,879)	(82,756)	(140,740)
Other	36,846	(15,043)	31,872
Total	$(65,030)	$(99,758)	$(102,039)

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Net favorable prior year development of $65.0 million for the Insurance segment for the year ended December 31, 2015 was attributable to the following:

•
For professional lines, net prior year development was $5.8 million unfavorable. Strengthening in the U.S. standard commercial and select accountants and public entities portfolios were largely offset by releases in the Bermuda standard commercial and design architects and engineers portfolios.

•
For casualty lines, net prior year development was $11.9 million favorable. This was driven by releases of $24.5 million in the excess casualty book, predominantly on the Bermuda portfolio, and $24.0 million in International casualty reflecting the better than expected loss experience reported across most accident years. These reductions were partially offset by deteriorations of $31.2 million in excess and surplus lines casualty book.

•
For property lines, net prior year development was $25.2 million unfavorable driven by worse than expected loss experience reported for the non-catastrophe exposures in the International construction and North America portfolios totaling $53.1 million. These deteriorations were partially offset by a reduction of $29.6 million in the International energy book to reflect better than expected attritional loss experience.

•
For specialty lines, net prior year development was $120.9 million favorable driven by releases of $60.8 million in the marine business and $18.8 million in the discontinued Bermuda political risk portfolio, the latter arising predominantly from the favorable settlement of a loss on the 2009 accident year and the lapse of the exposure for this account. There were further reductions of $14.8 million in the discontinued specialty book to reflect better than expected loss experience reported primarily on the 2002 and 2003 accident years and $15.2 million and $7.1 million to reflect favorable experience in aerospace and crisis management, respectively.

•
For other lines, net prior year development was $36.8 million unfavorable driven by a $25.4 million strengthening in the excess and surplus book due to worse than expected loss experience reported on the New York Contractors general liability business, predominantly on the 2013 and prior accident years. This was compounded by a strengthening of a $18.3 million in the surety book relating to a large claim impacting the 2013 and 2014 accident years. These deteriorations were partially offset by a $10.1 million reduction in the discontinued structured indemnity book due to the favorable settlement of a large claim.

Net favorable prior year reserve development totaled $99.8 million for the Insurance segment for the year ended December 31, 2014. Specialty benefited from a release in aerospace and the discontinued international political risk portfolio due to better than expected loss experience reported. Better than expected loss experience reported for the non-catastrophe exposures primarily in the 2013 accident year led to a release in property. Casualty experienced strengthenings in the U.S. environmental portfolio, Lloyd's middle market book and the U.S. primary casualty lines due to worse than expected loss experience from 2008 through 2013, while a strengthening in the core U.S. standard commercial book drove a strengthening in Professional.
Net favorable prior year reserve development totaled $102.0 million for the Insurance segment for the year ended December 31, 2013. Specialty benefited from releases in aerospace, marine and specie, due primarily to reflecting the better than expected loss experience reported predominantly across the 2005 and later accident years, plus a reduction in the Bermuda discontinued political risk book as a result of a review of the open claims and remaining exposure. Better than expected loss experience reported for non-catastrophe exposures primarily in the 2012 accident year led to a release in property, while casualty benefited from better than expected loss experience in the excess casualty book, partially offset by adverse development in the U.S. environmental book and worse than expected loss experience in the Lloyd's middle market book. Worse than expected loss experience in the U.S. standard commercial and international professional books led to a strengthening of reserves in professional, as well as deterioration in the discontinued environmental book impacting casualty and the discontinued surety book in other lines.
There is no assurance that conditions and trends that have affected the development of liabilities in the past will continue. Accordingly, it may not be appropriate to extrapolate future redundancies or deficiencies based on the Company’s historical results.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Reinsurance Segment
The following table summarizes the net (favorable) adverse prior year development by line of business relating to the Reinsurance segment for the indicated years ended December 31:

(U.S. dollars in thousands)	2015	2014	2013
Property and other short-tail lines	$(173,754)	$(85,324)	$(136,912)
Casualty and other	(67,846)	(69,990)	(50,938)
Total	$(241,600)	$(155,314)	$(187,850)
Net favorable prior year reserve development for the Reinsurance segment of $241.6 million for the year ended December 31, 2015 was attributable to the following:

•	Net favorable prior year development for the short-tailed lines totaled $173.8 million. Details of the significant components are as follows:

◦
For property catastrophe lines, net prior year development was $50.3 million favorable due to reductions on a number of catastrophe losses and better than expected development on attritional losses, mainly in Europe, Middle East & Africa ("EMEA") and Latin America & Credit.

◦	For property other lines, net prior year development was $88.9 million favorable primarily due to better than expected attritional loss development across all books.

◦	For specialty lines, net prior year development was $34.6 million favorable due to better than expected attritional loss development mainly in EMEA and reductions on catastrophe and large losses.

•	Net favorable prior year development for the long-tailed lines totaled $67.8 million. Details of the significant components are as follows:

◦
For casualty lines, net prior year development was $40.1 million favorable due to better than expected attritional loss development in London, EMEA and reductions on a 2001 and a 2009 large loss being partially offset by worse than expected attritional loss development in North America and a strengthening on two 2008 large losses.

◦	For other lines, net prior year development was $27.8 million favorable due to better than expected development on attritional losses mainly from whole account business written in Bermuda and London.
Net favorable prior year reserve development totaled $155.3 million for the year ended December 31, 2014. The short-tailed lines benefited from $63.4 million in favorable development from property other lines and $34.4 million in favorable marine and aviation development, partially offset by unfavorable property catastrophe development of $12.4 million. The release in long tail lines was due to favorable development of $44.3 million and $25.7 million in casualty and other, respectively.
Net favorable prior year reserve development totaled $187.9 million for the year ended December 31, 2013. The short-tailed lines benefited from $60.0 million in favorable property catastrophe development, $57.3 million in favorable property other lines releases and $19.6 million in favorable marine and aviation development. The release in long-tailed lines was due to $72.2 million in favorable casualty development partially offset by $21.3 million in unfavorable other lines development.
The nature of the Company’s high excess of loss liability and catastrophe business can result in loss events that are both irregular and significant. Similarly, adjustments to reserves for individual years can be irregular and significant. Such adjustments are part of the normal course of business for the Company. There is no assurance that conditions and trends that have affected the development of liabilities in the past will continue. Accordingly, it may not be appropriate to extrapolate future redundancies or deficiencies based on the Company’s historical results.
(b) Loss Reserve Discounting
Except for certain workers’ compensation (including long term disability) liabilities and certain bodily injury liability claims, emanating from U.K. exposures, predominantly from the U.K. motor liability portfolio, the Company does not discount its unpaid losses and loss expenses.
The Company utilizes tabular reserving for workers’ compensation (including long-term disability) unpaid losses that are considered fixed and determinable, and discounts such losses using interest rates of 3.75% in 2015 and 5% in 2014. The reduction of the discount rate resulted from estimating the implied return of the market-based assets supporting the expected cash flows of our liabilities. The tabular reserving methodology results in applying uniform and consistent criteria for establishing expected future indemnity and medical payments (including an explicit factor for inflation) and the use of mortality

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

tables to determine expected payment periods. Tabular unpaid losses and loss expenses, net of reinsurance, at December 31, 2015 and 2014 on an undiscounted basis were $747.4 million and $515.4 million, respectively. The related discounted unpaid losses and loss expenses were $445.3 million and $266.4 million at December 31, 2015 and 2014, respectively. The significant increase in the reserves is due to the Catlin Acquisition, and the reserves assumed as a result of that transaction. See Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," for further information.
The Company records a specific reserve allowance for Periodical Payment Orders ("PPO") related to bodily injury liability claims. This allowance includes the unpaid losses for claims already settled and notified as PPO at December 31, 2015, as well as the unpaid losses for claims to be settled in the future. The future care element of the unpaid losses was discounted using interest rates of 2.0% and 1.5% at both December 31, 2015 and 2014, respectively. Unpaid losses and loss expenses, net of reinsurance, at December 31, 2015 and 2014 on an undiscounted basis were $298.1 million and $249.8 million, respectively. After discounting the future care element, the unpaid losses and loss expenses were $167.9 million and $161.0 million at December 31, 2015 and 2014, respectively. The increase in the reserves is due to the Catlin Acquisition, and the reserves assumed as a result of that transaction. See Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," for further information. The increase is partially offset by the increase in the discount rate used.
The nature of the Company's high excess of loss liability and catastrophe business can result in loss events that are both irregular and significant. Similarly, adjustments to reserves for individual years can be irregular and significant. Such adjustments are part of the normal course of business for the Company. Conditions and trends that have affected development of liability in the past may not continue in the future. Accordingly, it is inappropriate to extrapolate future redundancies or deficiencies based upon historical experience.
(c) Discontinued Asbestos and Run-Off Environmental Related Claims
The Company’s reserving process includes a continuing evaluation of the potential impact on unpaid liabilities from exposure to discontinued asbestos and run-off environmental claims, including related loss adjustment expenses. Liabilities are established to cover both known and incurred but not reported claims. The Company’s reserving and exposures to environmental liability business currently written within the Casualty underwriting division are not included in this note, which only relates to specific discontinued and/or run-off coverages that were not originally written specifically to cover environmental hazards.
The Company’s exposure to discontinued asbestos and run-off environmental claims arises from the following four sources:

(1)
Reinsurance contracts written, both on a proportional and excess basis, after 1972. The Company discontinued writing contracts with these exposures in 1985. Business written was across many different policies, each with a relatively small contract limit. The Company’s reported asbestos claims relate to both traditional products and premises and operations coverage.

(2)
Winterthur – business of Winterthur purchased by the Company from AXA Insurance (formerly Winterthur Swiss Insurance Company) in 2001. Pursuant to the Sale and Purchase Agreement and related agreements, AXA Insurance reimburses the Company for all asbestos losses.

(3)
During 2006, the Company acquired $40.2 million in losses through a loss portfolio transfer contract of which $18.3 million in losses related to asbestos and environmental claims. Given the terms of the policy, the combined aggregate limit on the total acquired reserves is limited to $60.0 million, not including coverage for claims handling costs over a defined period.

(4)
Catlin Acquisition - aviation insurance contracts written by Catlin in the Lloyd's market where the specific asbestos exclusion language was not implemented until 2003. Exposures only extend back to 1993 as Equitas was established to take on the Lloyd's market exposure for 1992 and prior. Exposure is due to asbestos-containing products in use by the aviation industry leading to claims against aviation manufacturers for asbestosis, mesothelioma and lung cancer.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

A reconciliation of the opening and closing unpaid losses and loss expenses related to discontinued asbestos and run-off environmental exposure claims for the years indicated is as follows:

Year ended December 31, (U.S. dollars in thousands)	2015	2014	2013
Net unpaid losses and loss expenses at beginning of year	$81,416	$80,435	$78,315
Net incurred losses and loss expenses	15,663	8,903	6,257
Less net paid losses and loss expenses	9,087	7,922	4,137
Net increase (decrease) in unpaid losses and loss expenses	$6,576	$981	$2,120
Acquired reserves	5,712	—	—
Net unpaid losses and loss expenses at end of year	93,704	81,416	80,435
Unpaid losses and loss expenses recoverable at end of year	93,688	100,537	115,090
Gross unpaid losses and loss expenses at end of year	$187,392	$181,953	$195,525
Reserves for incurred but not reported losses, net of reinsurance, included in the above table were $65.1 million, $49.3 million and $48.6 million at December 31, 2015, 2014 and 2013, respectively. Unpaid losses recoverable are net of potential uncollectible amounts.
At December 31, 2015, the Company had 2,591 open claim files for potential discontinued asbestos claims exposures and 430 open claim files for potential run-off environmental claims exposures. Approximately 32%, 46% and 37% of the open claim files are due to precautionary claim notices in 2015, 2014 and 2013, respectively. Precautionary claim notices are submitted by the ceding companies in order to preserve their right to receive coverage under the reinsurance contract. The increase in total open claim files during 2015 was largely due to the Catlin Acquisition, as noted above.
Such notices do not contain an incurred loss amount to the Company. The development of the number of open claim files for potential discontinued asbestos and run-off environmental claims, including precautionary claims, is as follows:

	Asbestos Claims	Environmental Claims
Total number of claims outstanding at December 31, 2012	1,073	354
New claims reported in 2013	178	34
Claims resolved in 2013	(154)	(50)
Total number of claims outstanding at December 31, 2013	1,097	338
New claims reported in 2014	456	190
Claims resolved in 2014	(154)	(69)
Total number of claims outstanding at December 31, 2014	1,399	459
New claims reported in 2015	272	67
Claims resolved in 2015	(246)	(96)
Acquired reserves	1,166	—
Total number of claims outstanding at December 31, 2015	2,591	430
The Company’s reserving process includes a continuing evaluation of the potential impact on unpaid liabilities from exposure to discontinued asbestos and run-off environmental claims, including related loss adjustment expenses. Liabilities are established to cover both known and incurred but not reported claims.
The estimation of loss and loss expense liabilities for discontinued asbestos and run-off environmental exposures is subject to much greater uncertainty than is normally associated with the establishment of liabilities for certain other exposures due to several factors, including: (i) uncertain legal interpretation and application of insurance and reinsurance coverage and liability; (ii) the lack of reliability of available historical claims data as an indicator of future claims development; (iii) an uncertain political climate which may impact, among other areas, the nature and amount of costs for remediating waste sites; and (iv) the potential of insurers and reinsurers to reach agreements in order to avoid further significant legal costs. Due to the potential significance of these uncertainties, the Company believes that no meaningful range of loss and loss expense liabilities beyond recorded reserves can be established. As the Company’s net unpaid loss and loss expense reserves related to discontinued asbestos and run-off environmental exposures are less than 1% of the total net reserves at December 31, 2015 and 2014, further adverse development is not expected to be material to the Company’s overall net loss reserves. The Company believes it has made reasonable provision for its discontinued asbestos and run-off environmental exposures and is unaware of any specific issues that would significantly affect its estimate for loss and loss expenses.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

12. Deposit Liabilities
The Company has entered into certain insurance and reinsurance policies that transfer insufficient risk under GAAP to be accounted for as insurance or reinsurance transactions and are recognized as deposits. These structured P&C agreements have been recorded as deposit liabilities and are initially matched by an equivalent amount of investments. The Company has investment risk related to its ability to generate sufficient investment income to enable the total invested assets to cover the payment of the ultimate liability. See Note 6, "Investments," for further information relating to the Company’s net investment income as well as realized and unrealized investment (losses) gains. Each deposit liability accrues at a rate equal to the internal rate of return of the payment receipts and obligations due during the life of the agreement. Where the timing and/or amount of future payments are uncertain, cash flows reflecting the Company’s actuarially determined best estimates are utilized. Deposit liabilities are initially recorded at an amount equal to the assets received.
At December 31, 2015 and 2014, total deposit liabilities were $1.2 billion. For the years ended December 31, 2015, 2014 and 2013, interest expense of $42.2 million, $12.9 million and $48.0 million, respectively, was recorded related to the accretion of deposit liabilities. During the second quarter of 2014, the Company negotiated the termination of one of its larger structured indemnity contracts and as a result a net decrease of $28.7 million was recorded to interest expense. See Note 15, "Derivative Instruments," for further information.
13. Future Policy Benefit Reserves
Net future policy benefit reserves are comprised of the following:

Year ended December 31 (U.S. dollars in thousands)	2015	2014
Traditional Life	$792,001	$789,133
Annuities	3,371,499	3,918,066
Gross future policy benefit reserves	$4,163,500	$4,707,199
Reinsurance recoverable - GreyCastle Life Retro Arrangements	(3,719,131)	(4,265,678)
Reinsurance recoverable - U.S. Term Life Retro Arrangements	(284,481)	—
Reinsurance recoverable - Other life retrocessions	(13,801)	(17,840)
Net future policy benefit reserves	$146,087	$423,681
The Company entered into long duration contracts that subject the Company to mortality and morbidity risks and that were accounted for as life premiums earned. Future policy benefit reserves were established using appropriate assumptions for investment yields, mortality, and expenses, including a provision for adverse deviation. At December 31, 2015 and 2014, the average interest rate used for the determination of the future policy benefits for these contracts was 3.3% and 3.3%, respectively. Gross future policy benefit reserves for the years ended December 31, 2015 and 2014 were $4.2 billion and $4.7 billion, respectively. The decrease in gross future policy benefit reserves during 2015 was from normal course releases on single premium annuities in line with the benefits paid and mortality of underlying policyholders, as well as foreign exchange movements.
Under the terms of the transaction described in Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary," the Company has reinsured $3.7 billion and $4.3 billion at December 31, 2015 and 2014, respectively, of its future policy benefit reserves under the GreyCastle Life Retro Arrangements. The Company continues to own, on a funds withheld basis, assets supporting the GreyCastle Life Retro Arrangements consisting of cash, fixed maturity securities and accrued interest. Based upon the contractual right of offset, the funds withheld liability owing to GCLR is recorded net of future policy benefit reserves recoverable, and is included within "Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable)" on the consolidated balance sheets, and is comprised of the following at December 31, 2015 and 2014:

(U.S. dollars in thousands)	2015	2014
Assets held on a funds withheld basis relating to the GreyCastle Life Retro Arrangements	$4,633,760	$5,420,694
Reinsurance recoverable from GCLR	(3,719,131)	(4,265,678)
Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable)	$914,629	$1,155,016
The Company has also reinsured an additional $284.5 million of its U.S. Term Life future policy benefit reserves ("U.S. Term Life Retro Arrangements") at December 31, 2015. The Company continues to own, on a funds withheld basis, assets supporting the U.S. Term Life Retro Arrangements. Based upon the contractual right of offset, the funds withheld liability is recorded net of future policy benefit reserves recoverable, and is included within "Reinsurance balances payable" on the consolidated balance sheets.
14. Notes Payable and Debt and Financing Arrangements
(a) Notes Payable and Debt
The following table presents the Company's outstanding notes payable and debt as of December 31, 2015 and 2014:

(U.S. dollars in thousands)	2015		2014
	Commitment/ Debt (1)	In Use/ Outstanding (2)	Commitment/ Debt (1)	In Use/ Outstanding (2)
Debt:
2.30% Senior Notes due 2018	$300,000	$298,015	$300,000	$297,344
5.75% Senior Notes due 2021	400,000	397,523	400,000	397,092
6.375% Senior Notes due 2024	350,000	349,029	350,000	348,920
4.45% Subordinated Notes due 2025	500,000	492,521	—	—
6.25% Senior Notes due 2027	325,000	323,218	325,000	323,062
5.25% Senior Notes due 2043	300,000	296,294	300,000	296,162
5.5% Subordinated Notes due 2045	500,000	488,370	—	—
Total debt carrying value	$2,675,000	$2,644,970	$1,675,000	$1,662,580

_______________

(1)
Excluded from the table are certain credit facilities under which the Company is permitted to utilize up to $1.4 billion and $1.6 billion as of December 31, 2015 and December 31, 2014, respectively, for revolving loans to support general operating and financing needs. However, as of December 31, 2015 and December 31, 2014, $527.1 million and $606.1 million, respectively, were utilized under these facilities to issue letters of credit, leaving $822.9 million and $968.9 million, respectively, available to support other operating and financing needs.

(2)    "In Use/Outstanding" data represent December 31, 2015 and December 31, 2014 accreted values.
All outstanding debt of the Company at December 31, 2015 and 2014, which is identified in the table above, was issued by XL-Cayman, a 100% owned subsidiary of XL-Ireland and the only direct subsidiary thereof. XL-Ireland does not have significant assets or operations independent of XL-Cayman. XL-Cayman's outstanding debt is fully and unconditionally guaranteed by XL-Ireland. The ability of XL-Cayman, like that of the Company, to obtain funds from its subsidiaries to satisfy any of its obligations is subject to certain contractual restrictions, applicable laws and statutory requirements of the various countries in which the Company operates, including, among others, Bermuda, the United States, Ireland, Switzerland and the United Kingdom. For details of the required statutory capital and surplus for the principal operating subsidiaries of the Company, see Note 23, "Statutory Financial Data."
On September 15, 2014, the $600 million principal amount outstanding on the 5.25% Senior Notes issued by XL-Cayman was repaid at maturity.
On March 30, 2015, XL-Cayman issued $500 million of subordinated notes due March 2025, with a fixed coupon of 4.45%, that are guaranteed by XL-Ireland. The notes are listed on the New York Stock Exchange. The notes were issued at 99.633% of the face amount and net proceeds were $492.2 million. Related expenses of the offering amounted to approximately $5.9 million. These costs were deferred and will be amortized over the term of the subordinated notes.
On March 30, 2015, XL-Cayman issued $500 million of subordinated notes due March 2045, with a fixed coupon of 5.5%, that are guaranteed by XL-Ireland. The notes are listed on the New York Stock Exchange. The notes were issued at 99.115% of the face amount and net proceeds were $488.4 million. Related expenses of the offering amounted to approximately $7.2 million. These costs were deferred and will be amortized over the term of the subordinated notes.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

As a result of the Catlin Acquisition, the Company had assumed the following liabilities of Catlin, all of which were redeemed at par and extinguished in December of 2015:

•
Variable rate unsecured subordinated notes in the amounts of €7 million and $27 million due March 2035 and March 2036, respectively, issued by Catlin Underwriting (formerly Wellington Underwriting plc) in May 2006. The notes are subordinated to the claims of all senior creditors, as defined in the agreement governing the notes. The notes pay interest at a floating rate based on the rate on three-month deposits in U.S. dollars plus a margin of 295 basis points and 317 basis points, respectively. Interest is payable quarterly in arrears. The notes are redeemable at the discretion of the issuer.

•
Variable rate unsecured subordinated notes in the amounts of $31 million, $10 million and €11 million due September 2036, issued by Catlin Underwriting, in July 2006. The notes are subordinated to the claims of all senior creditors, as defined in the agreement governing the notes. The notes pay interest at a floating rate based on the rate on three-month deposits in U.S. dollars plus a margin of 310 basis points, 300 basis points and 300 basis points, respectively. Interest is payable quarterly in arrears. The notes are redeemable at the discretion of the issuer.

The Company recognized a $5.6 million loss on early extinguishment of debt for the year ended December 31, 2015.
The Company was in compliance with all covenants at December 31, 2015 and 2014, and the Company currently remains in compliance with all covenants.
(b) Credit Facilities and Other Sources of Collateral
The Company has several credit facilities provided on both syndicated and bilateral bases from commercial banks. As described in more detail below, the Company may utilize the full capacity of these credit facilities to issue letters of credit in support of non-admitted insurance and reinsurance operations in the U.S., and to meet capital requirements at Lloyd’s. Alternatively, under certain of the credit arrangements, the Company instead may elect to utilize a stated portion of such facilities' capacity for revolving loans to support other operating or financing needs, which would reduce the amount available for letters of credit.
The Company’s available credit facilities at December 31 were as follows:

(U.S. dollars in thousands)	2015 (1)	2014 (1)
Total available credit facilities – commitments (2)	$4,463,041	$3,575,000
Letters of credit – in use	$2,515,653	$1,790,561
Collateralized by certain assets of the Company’s investment portfolio	50.9%	66.2%

____________

(1)	As of December 31, 2015 and December 31, 2014, there were fifteen and eight available credit facilities, respectively.

(2)
As of December 31, 2015 and December 31, 2014 the stated portion of allowable credit facilities permitted to be utilized for revolving loans was $1.4 billion and $1.6 billion, respectively. However, as of December 31, 2015 and December 31, 2014, $527.1 million and $606.1 million, respectively, of such facilities' limits were utilized to issue letters of credit, leaving $822.9 million and $968.9 million, respectively, available either to issue additional letters of credit or to support other operating or financing needs under these particular facilities.

In November 2015, we entered into four bilateral unsecured credit agreements, each providing for $125 million of letters of credit for Funds at Lloyd’s purposes (collectively the "FAL Facilities") for an aggregate amount of $500 million. Each of the FAL Facilities expires in 2019. The FAL Facilities replaced four unsecured bilateral facilities available for utilization by Catlin-Bermuda for Funds at Lloyd's purposes that we terminated in November 2015.
On June 10, 2015, XL-Cayman entered into the fifth amendment to the credit agreement with Citicorp USA, Inc., as administrative agent and issuing lender, and the lenders party thereto (as amended, the "2015 Citi Facility"). The 2015 Citi Facility and a continuing agreement for standby letters of credit with Citibank, N.A. were initially entered into on May 7, 2013.
On November 4, 2013, XL-Cayman entered into a credit agreement with Citicorp USA, Inc., as administrative agent and issuing lender, and the lenders party thereto and a continuing agreement for standby letters of credit with Citibank, N.A. (the "2013 Citi Facility" and, together with the 2015 Citi Facility, the "Citi Agreements").
Collectively, the Citi Agreements and the continuing agreements for standby letters of credit provide for issuance of letters of credit and revolving credit loans in an aggregate amount of up to $350 million. XL-Cayman has the option to increase the maximum amount of letters of credit and revolving credit loans available under the 2013 Citi Agreements with the lender's and issuing lender's consent.
The commitments under the Citi Agreements expire on, and such credit facilities are available until, the earlier of (i) June 20, 2017 (with respect to the 2015 Citi Facility) and December 20, 2016 (with respect to the 2013 Citi Facility) and (ii) the date

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

of termination in whole of the commitments upon an optional termination or reduction of the commitments by the account parties or upon the occurrence of certain events of default.
On September 8, 2015, XL-Cayman entered into a new credit agreement with Goldman Sachs Mortgage Company, as administrative agent and issuing lender, and a continuing agreement for standby letters of credit with Goldman Sachs Bank USA. On September 9, 14, and 16, 2015, XL-Cayman entered into first, second and third amendments, respectively, to such credit agreement (as amended, the Goldman Facility"). XL-Cayman entered into the Goldman Facility to replace the letter of credit capacity under a credit agreement with Citicorp USA, Inc. initially entered into on August 6, 2013 that expired by its terms on September 20, 2015.
The Goldman Facility and the continuing agreement for standby letters of credit provide for issuance of letters of credit in an aggregate amount of up to $200 million. XL-Cayman has the option to increase the maximum amount of letters of credit available under the Goldman Facility with the lender's and issuing lender's consent.
The commitments under the Goldman Facility expire on, and such credit facility is available until, the earlier of (i) September 20, 2017 and (ii) the date of termination in whole of the commitments upon an optional termination or reduction of the commitments by the account parties or upon the occurrence of certain events of default.
On December 30, 2014, XLIB reduced the capacity available under a continuous letter of credit facility between XL Insurance (Bermuda) Ltd. and Citibank Europe plc from $750 million to $600 million simultaneous with XL Insurance (Bermuda) Ltd. entering into a continuous $150 million letter of credit facility with ING Bank N.V., London Branch (the "ING Facility"). Both the Citi E.U. Facility and the ING Facility are collateralized by pledged financial assets.
In November 2013, the Company (i) entered into two credit agreements (together, the "Syndicated Credit Agreements"), which provided for an aggregate amount of outstanding letters of credit and revolving credit loans of up to $2 billion, subject to certain options to increase the size of the facilities.
The Syndicated Credit Agreements consist of (i) a secured credit agreement, which provides for the issuance of letters of credit and is collateralized by pledged financial assets, in an aggregate amount of up to $1 billion, and (ii) an unsecured credit agreement, which provides for the issuance of letters of credit and revolving credit loans in an aggregate amount of up to $1 billion. The Company has the option to increase the maximum amount of letters of credit available by an additional $500 million across the facilities under the Syndicated Credit Agreements.
The commitments under the Syndicated Credit Agreements expire on, and such credit facilities are available until, the earlier of (i) November 22, 2018 and (ii) the date of termination in whole of the commitments upon an optional termination or reduction of the commitments by the account parties or upon the occurrence of certain events of default.
The availability of letters of credit under the Syndicated Secured Facility is subject to a borrowing base requirement, determined on the basis of specified percentages of the face value of eligible categories of assets varying by type of collateral. In the event that such credit support is insufficient, the Company could be required to provide alternative security to cedants. This could take the form of insurance trusts supported by the investment portfolio or funds withheld (amounts retained by ceding companies to collateralize loss or premium reserves) using the Company's cash resources or combinations thereof. The face amount of letters of credit required is driven by, among other things, loss development of existing reserves, the payment pattern of such reserves, the expansion of business written by the Company and the loss experience of such business.
We have $250 million of available capacity pursuant to a continuous credit agreement between XL Re and Citibank N.A. that is collateralized by pledged financial assets.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

As a result of the Catlin Acquisition the Company assumed, and may continue to access, the following letter of credit facilities:

•
A bilateral facility pursuant to a continuous credit agreement, available for utilization by Catlin-Bermuda, collateralized by pledged financial assets. As of December 31, 2015, $230 million of capacity was available under this facility.

•
A bilateral facility pursuant to a continuous credit agreement, available for utilization by Catlin Re Switzerland Ltd, collateralized by pledged financial assets. As of December 31, 2015, $175 million of capacity was available under this facility.

•	A facility managed by Lloyd's, acting for Catlin Syndicate 2003. As of December 31, 2015, $8 million of letters of credit were issued under this facility.
In addition to letters of credit, the Company has established insurance trusts in the U.S. that provide cedants with statutory relief required under state insurance regulation in the U.S. It is anticipated that the commercial facilities may be renewed on expiry but such renewals are subject to the availability of credit from banks utilized by the Company and may be renewed with materially different terms and conditions. In the event that such credit support is insufficient, the Company could be required to provide alternative security to cedants. This could take the form of additional insurance trusts supported by the Company’s investment portfolio or funds withheld using the Company’s cash resources. The value of letters of credit required is driven by, among other things, loss development of existing reserves, the payment pattern of such reserves, the expansion of business written by the Company and the loss experience of such business.
In general, all of the Company’s bank facilities, indentures and other documents relating to the Company’s outstanding indebtedness (collectively, the "Company’s Debt Documents"), which are described above, contain cross acceleration or cross default provisions to each other and the Company’s Debt Documents contain affirmative covenants. These covenants provide for, among other things, minimum required ratings of the Company’s insurance and reinsurance operating subsidiaries and a maximum level of secured indebtedness that may be incurred in the future. In addition, the majority of the Company’s Debt Documents provide for an event of default in the event of a change of control of the Company, or some events involving bankruptcy, insolvency or reorganization of the Company. The Company’s credit facilities also contain minimum consolidated net worth covenants.
Under the Syndicated Credit Agreements, in the event that XLIB, XL Re or XL Re Europe SE fails to maintain a financial strength rating of at least "A – " from A.M. Best, an event of default would occur.
Given that all of the Company’s Debt Documents contain cross acceleration or cross default provisions, a default by one of these subsidiaries may result in all holders declaring their debt due and payable and accelerating all debt due under those documents. If this were to occur, the Company may not have funds sufficient at that time to repay any or all of such indebtedness.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

15. Derivative Instruments
The Company enters into derivative instruments for both risk management and investment purposes. The Company is exposed to potential loss from various market risks, and manages its market risks based on guidelines established by management and the Risk and Finance Committee of the Company's Board of Directors. The Company recognizes all derivatives as either assets or liabilities on the balance sheets and measures those instruments at fair value, with the changes in fair value of derivatives shown in the consolidated statement of income as "Net realized and unrealized gains (losses) on derivative instruments" unless the derivatives are designated as hedging instruments. The accounting for derivatives that are designated as hedging instruments is described in Note 2(h), "Significant Accounting Policies - Derivative Instruments." The following table summarizes information on the location and gross amounts of derivative fair values contained in the consolidated balance sheets at December 31, 2015 and 2014:

(U.S. dollars in thousands)	2015				2014
	Asset Derivative Notional Amount	Asset Derivative Fair Value (1)	Liability Derivative Notional Amount	Liability Derivative Fair Value (1)	Asset Derivative Notional Amount	Asset Derivative Fair Value (1)	Liability Derivative Notional Amount	Liability Derivative Fair Value (1)
Derivatives designated as hedging instruments:
Foreign exchange contracts	$1,667,585	$64,289	$674,976	$11,941	$2,300,609	$121,862	$302,211	$2,936
Total derivatives designated as hedging instruments	$1,667,585	$64,289	$674,976	$11,941	$2,300,609	$121,862	$302,211	$2,936
Derivatives not designated as hedging instruments:
Investment Related Derivatives:
Interest rate exposure	$—	$—	$—	$—	$394,597	$206	$20,782	$51
Foreign exchange exposure	102,234	2,888	144,707	1,702	7,385	403	207,182	4,442
Credit exposure	8,433	652	71,614	12,067	2,408	165	14,270	9,836
Financial market exposure	37	77	26,500	417	46,145	360	33,670	34
Financial Operations Derivatives:
Credit exposure	—	—	—	—	—	—	—	—
Other Non-Investment Derivatives:
Foreign exchange contracts	194,566	2,009	—	—	—	—	81,194	282
Credit exposure	29,874	31	—	—	31,060	60	—	—
Guaranteed minimum income benefit contract	46,032	19,368	46,032	19,368	46,249	13,603	46,249	13,603
Modified coinsurance funds withheld contract (2)	60,667	—	4,620,879	—	64,947	—	5,401,278	—
Total derivatives not designated as hedging instruments	$441,843	$25,025	$4,909,732	$33,554	$592,791	$14,797	$5,804,625	$28,248
____________

(1)
Derivative instruments in an asset or liability position are included within Other assets or Other liabilities, respectively, in the balance sheets on a net basis where the Company has both a legal right of offset and the intention to settle the contracts on a net basis.

(2)
The fair value movements in derivative assets and liabilities relating to modified coinsurance funds withheld contracts are included within the associated asset or liability at each period end on the face of the balance sheets. Notional amounts associated with reinsurance agreements under which the Company assumes reinsurance risk are recorded as asset derivative notional amounts. Notional amounts associated with the GreyCastle Life Retro Arrangements under which the Company cedes reinsurance risk are recorded as liability derivative notional amounts. Included in the liability derivative notional amount at December 31, 2015 is the cumulative net realized and unrealized loss on life retrocession embedded derivative of $463.9 million.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The following table summarizes information on the gross and net amounts of derivative fair values and associated collateral received related to derivative assets, or collateral provided relating to derivative liabilities reported in other assets and other liabilities within the consolidated balance sheets at December 31, 2015 and 2014:

				Gross Amounts Not Offset in the Balance Sheets
December 31, 2015 (U.S. dollars in thousands)	Gross Amounts Recognized in the Balance Sheets	Gross Amounts Offset in the Balance Sheets	Net Amounts in the Balance Sheets	Financial Instruments	Cash Collateral	Net Amounts
Derivative Assets	$89,314	$3,087	$86,227	$—	$30,958	$55,269
Derivative Liabilities	$45,495	$3,087	$42,408	$—	$—	$42,408

December 31, 2014 (U.S. dollars in thousands)
Derivative Assets	$136,659	$696	$135,963	$—	$78,580	$57,383
Derivative Liabilities	$31,184	$696	$30,488	$—	$—	$30,488
Derivative instruments in an asset or liability position are included within Other assets or Other liabilities, respectively, on the balance sheets on a net basis where the Company has both a legal right of offset and the intention to settle the contracts on a net basis. The Company often enters into different types of derivative contracts with a single counterparty and these contracts are covered under netting agreements. At December 31, 2015 and 2014, the Company held cash collateral related to foreign currency derivative positions and certain other derivative positions of $31.0 million and $78.6 million, respectively. The assets and liabilities related to the net collateral paid or held were recorded as Other assets and Other liabilities, respectively, within the consolidated balance sheets as the collateral and derivative positions are not intended to be settled on a net basis.
(a) Derivative Instruments Designated as Fair Value Hedges
The Company designates certain of its derivative instruments as fair value hedges or cash flow hedges and formally and contemporaneously documents all relationships between the hedging instruments and hedged items and links the hedging derivative to specific assets and liabilities. The Company assesses the effectiveness of the hedge both at inception and on an on-going basis, and determines whether the hedge is highly effective in offsetting changes in fair value or cash flows of the linked hedged item.
The Company uses foreign exchange contracts to hedge the fair value of certain fixed income securities as well as to hedge certain net investments in foreign operations. In connection with the Catlin Acquisition and the FX Forwards, certain foreign exchange contracts utilized to hedge the fair value of certain net investments in foreign operations were de-designated as hedging instruments up until the time that the Catlin Acquisition was completed. Thereafter, these foreign exchange contracts were re-designated as hedging instruments. For the year ended December 31, 2015, there is no exposure to fair value hedges.
The following table provides the total impact on earnings relating to derivative instruments formally designated as fair value hedges along with the impacts of the related hedged items for the years indicated:

Derivatives Designated as Fair Value Hedges (U.S. dollars in thousands)	Hedged Items – Amount of Gain/(Loss) Recognized in Income Attributable to Risk
	Gain/(Loss) Recognized in Income on Derivative	Deposit Liabilities	Fixed Maturity Investments	Ineffective Portion of Hedging Relationship – Gain/(Loss)
Year Ended December 31, 2015
Interest rate exposure	$—
Foreign exchange exposure	—
Total	$—	$—	$—	$—
Year Ended December 31, 2014
Interest rate exposure	$—
Foreign exchange exposure	(15,663)
Total	$(15,663)	$—	$15,407	$(256)
Year Ended December 31, 2013
Interest rate exposure	$—
Foreign exchange exposure	(22,568)
Total	$(22,568)	$—	$23,065	$497

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The gains (losses) recorded on both the derivative instruments and specific items designated as being hedged as part of the fair value hedging relationships outlined above along with any associated ineffectiveness in the relationships are recorded through Net realized and unrealized gains (losses) on derivative instruments in the income statement.
Settlement of Fair Value Hedges
A summary of the fair value hedges that have been settled and their impact on results during the indicated years ended December 31 as well as the remaining balance of fair value hedges and average years remaining to maturity are shown below:

Settlement of Fair Value Hedges – Summary (U.S. dollars in thousands, except years)	Fair Value Hedges – Notes Payable and Debt December 31,		Fair Value Hedges – Deposit Liabilities December 31,
	2015	2014	2015	2014
Cumulative reduction to interest expense	$—	$21,624	$103,742	$95,333
Remaining balance	$—	$—	$129,454	$137,862
Weighted average years remaining to maturity	0.0	0.0	21.6	23.2

During the second quarter of 2014, the Company negotiated the termination of one of its larger structured indemnity contracts. This contract had previously been designated as a fair value hedge that was settled. The remaining fair value adjustment of $47.0 million that was being amortized as a reduction of interest expense over the remaining term of the contract was recorded as an adjustment to interest expense at the termination date. As a result of the termination, a net decrease of $28.7 million was recorded to interest expense reflecting the realization of the remaining balance of the fair value hedge adjustment, partially offset by an accretion rate adjustment due to changes in cash flows.
(b) Derivative Instruments Designated as Hedges of the Net Investment in a Foreign Operation
The Company utilizes foreign exchange contracts to hedge the fair value of certain net investments in foreign operations. During the year ended December 31, 2015 and 2014, the Company entered into foreign exchange contracts that were formally designated as hedges of investments in foreign subsidiaries, the majority of which have functional currencies of either U.K. sterling or the Euro. There was no ineffectiveness in these transactions.
The following table provides the weighted average U.S. dollar equivalent of foreign denominated net assets that were hedged and the resulting derivative gain (loss) that was recorded in the foreign currency translation adjustment, net of tax, account within AOCI for the years ended December 31, 2015 and 2014.

Derivative Instruments Designated as Hedges of the Net Investment in a Foreign Operation – Summary (U.S. dollars in thousands)	2015	2014
Weighted average of U.S. dollar equivalent of foreign denominated net assets	$1,769,106	$2,384,508
Derivative gains (losses) (1)	$106,876	$120,643

____________

(1)
Derivative gains (losses) from derivative instruments designated as hedges of the net investment in a foreign operation are recorded in the cumulative translation adjustment account within AOCI for each period.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(c) Derivative Instruments Not Formally Designated As Hedging Instruments
The following table provides the total impact on earnings relating to derivative instruments not formally designated as hedging instruments under GAAP and from the ineffective portion of fair value hedges. The impacts are all recorded through Net realized and unrealized gains (losses) on derivatives in the income statement for the years ended December 31, 2015, 2014 and 2013:

Net Realized and Unrealized Gains (Losses) on Derivative Instruments (U.S. dollars in thousands)	2015	2014	2013
Investment Related Derivatives:
Interest rate exposure	$(2,347)	$15,959	$5,065
Foreign exchange exposure	(1,542)	3,351	(948)
Credit exposure	(2,537)	400	(4,052)
Financial market exposure	(2,190)	411	6,302
Financial Operations Derivatives:
Credit exposure	—	5,023	(2,437)
Other Non-Investment Derivatives:
Foreign exchange exposure	60,319	—	—
Credit exposure	1,375	—	—
Guaranteed minimum income benefit contract	—	2,257	10,457
Modified coinsurance funds withheld contract	45	2,741	(7,086)
Total derivatives not designated as hedging instruments	$53,123	$30,142	$7,301
Amount of gain (loss) recognized in income from ineffective portion of fair value hedges	—	(256)	497
Net realized and unrealized gains (losses) on derivative instruments	$53,123	$29,886	$7,798
Net realized and unrealized gains (losses on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	$(151,691)	$(488,222)	$—
The Company’s objectives in using these derivatives are explained below.
(c)(i) Investment Related Derivatives
The Company, either directly or through its investment managers, may use derivative instruments within its investment portfolio, including interest rate swaps, inflation swaps, commodity contracts, total return swaps, credit derivatives (single name and index credit default swaps), options, forward contracts and financial futures (foreign exchange, bond and stock index futures), primarily as a means of economically hedging exposures to interest rate, credit spread, equity price changes and foreign currency risk or, in limited instances, for efficient portfolio management. When using cleared (exchange traded) derivatives, the Company is exposed to the credit risk of the applicable clearing house and of the Company's future commissions merchant. When using uncleared (over-the-counter) derivatives, the Company is exposed to credit risk in the event of non-performance by the counterparties under any derivative contracts, although the Company generally seeks to use credit support arrangements with counterparties to help manage this risk.
Investment Related Derivatives – Interest Rate Exposure
The Company utilizes risk management and overlay strategies that incorporate the use of derivative financial instruments primarily to manage its fixed income portfolio duration and net economic exposure to interest rate risks. The Company may also use interest rate swaps to convert certain liabilities from a fixed rate to a variable rate of interest or use them to convert a variable rate of interest from one basis to another.
Investment Related Derivatives – Foreign Exchange Exposure
The Company has exposure to foreign currency exchange rate fluctuations through its operations and in its investment portfolio. The Company uses foreign exchange contracts to manage its exposure to the effects of fluctuating foreign currencies on the value of certain of its foreign currency fixed maturities. These contracts are not designated as specific hedges for financial reporting purposes and, therefore, realized and unrealized gains and losses on these contracts are recorded in income in the period in which they occur. These contracts generally have maturities of twelve months or less.
In addition, certain of the Company's investment managers may, subject to investment guidelines, enter into forward contracts.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Investment Related Derivatives – Credit Exposure
Credit derivatives may be purchased within the Company's investment portfolio in the form of single name and basket credit default swaps and swaptions, which are used to mitigate credit exposure through a reduction in credit spread duration (i.e., macro credit strategies rather than single-name credit hedging) or exposure to securities of selected issuers, including issuers that are not held in the underlying fixed income portfolio.
Investment Related Derivatives – Financial Market Exposure
Stock index futures may be purchased within the Company's investment portfolio in order to create synthetic equity exposure and to add value to the portfolio with overlay strategies where market inefficiencies are believed to exist. From time to time, the Company may enter into other financial market exposure derivative contracts on various indices including, but not limited to, inflation and commodity contracts.
(c)(ii) Financial Operations Derivatives – Credit Exposure
During the fourth quarter of 2014, the remaining financial operations credit derivative exposure, which was written as part of the Company's previous financial lines business and is outside of the Company's investment portfolio, was terminated. The Company has no continuing financial operations derivative credit exposures.
(c)(iii) Other Non-Investment Derivatives
Foreign Exchange Contracts
On January 9, 2015, the Company entered into the FX Forwards with Morgan Stanley Capital Services LLC and Goldman Sachs International. The purpose of the FX Forwards was to mitigate risk of foreign currency exposure related to the Catlin Acquisition. Following the closing of the Catlin Acquisition, the FX Forwards were settled.
In connection with the Catlin Acquisition and the FX Forwards, during the first quarter of 2015 certain foreign exchange contracts utilized to hedge the fair value of certain net investments in foreign operations were de-designated as hedging instruments; subsequently during the second quarter, the hedging relationships were then re-established.
In the fourth quarter of 2015, the Company entered into an average rate option to mitigate the risk of foreign currency exposure to certain GBP-denominated cash flows. The option will mature in the fourth quarter of 2016. Additionally, the Company has a small forward purchase to mitigate exposure to certain NZD-denominated cash flows.
Credit Exposure
During the year ended December 31, 2015, the Company entered into a non-investment-related credit derivative relating to a number of reference pool mortgage tranches associated with actual mortgage loans that were securitized into agency mortgage-backed securities and sold as Structured Agency Credit Risk Notes. At December 31, 2015, there was no reported event of default on this obligation. At December 31, 2015, the notional outstanding related to the derivative was $29.9 million and the Company had recorded a derivative asset of $0.03 million. During the year ended December 31, 2015, the Company recorded Net realized and unrealized gains of $0.1 million relating to this credit derivative. The credit derivative is recorded at fair value based upon models developed by the Company. Significant unobservable inputs considered in the valuation include the impact of changes in interest rates, future default, delinquency and prepayment rates, credit spreads, changes in credit quality, and other market factors.
Guaranteed Minimum Income Benefit Contract
The Company also has derivatives embedded in certain reinsurance contracts. For a certain life reinsurance contract, the Company pays the ceding company a fixed amount equal to the estimated present value of the excess of the guaranteed benefit over the account balance upon the policyholder's election to take the income benefit. The fair value of this derivative is determined based on the present value of expected cash flows.
Modified Coinsurance and Funds Withheld Contracts
The Company has modified coinsurance and funds withheld reinsurance agreements that provide for a return to be paid to the Company based on a portfolio of fixed income securities. As such, the agreements contain an embedded derivative. The embedded derivative is bifurcated from the funds withheld balance and recorded at fair value with changes in fair value recognized in earnings through Net realized and unrealized gains (losses) on derivative instruments.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Modified Coinsurance Funds Withheld Reinsurance Agreements - Life Retrocession Embedded Derivative
In addition, the Company has entered into the GreyCastle Life Retro Arrangements as described in Note 2(c), "Significant Accounting Policies - Total Investments - Investments Related to Life Retrocession Arrangements written on a Funds Withheld Basis," "Note 2(e), "Significant Accounting Policies - Reinsurance," and Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary." The embedded derivative related to the GreyCastle Life Retro Arrangements is recorded at fair value with changes in fair value recognized in earnings through Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets.
The change in the value of the life retrocession embedded derivative includes the interest income, realized and unrealized gains and losses on Life Funds Withheld Assets and certain related expenses subsequent to May 30, 2014 as follows:

Components of Life Retrocession Embedded Derivative and Derivative Instruments - Life Funds Withheld Assets:
(U.S. dollars in thousands)	2015	2014
Interest income - Life Funds Withheld Assets	$(193,568)	$(134,634)
Realized and unrealized gains (losses) on Life Funds Withheld Assets	180,134	(318,065)
Other	351	1,868
Net realized and unrealized gains (losses) on life retrocession embedded derivative	$(13,083)	$(450,831)
Net adjustments related to future policy benefit reserves, net of tax	$(125,747)	$(21,786)
Net realized and unrealized gains (losses) on derivative instruments - Life Funds Withheld Assets	$(12,861)	$(15,605)
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	$(151,691)	$(488,222)
(d) Contingent Credit Features
Certain derivative agreements entered into by the Company or its subsidiaries contain credit rating downgrade provisions that permit early termination of the agreements by the counterparty if collateral is not posted following failure to maintain certain credit ratings from one or more of the principal credit rating agencies. If the Company were required to terminate such agreements early due to a credit rating downgrade, it could potentially be in a net liability position at the time of settlement of such agreements. The aggregate fair value of all derivative agreements containing such rating downgrade provisions that were in a liability position and any collateral posted under these agreements at December 31 for the years indicated were as follows:

Contingent Credit Features - Summary: (U.S. dollars in thousands)	2015	2014
Aggregate fair value of derivative agreements with downgrade provisions in a net liability position	$5,827	$5,770
Collateral posted to counterparty	$—	$—
16. Variable Interest Entities
At times, the Company has utilized VIEs both indirectly and directly in the ordinary course of the Company's business.
In 2013, the Company, along with other investors, formed a new Bermuda-based company, New Ocean Capital Management Limited ("New Ocean"), to act as an investment manager that focuses on providing third-party investors access to insurance-linked securities and other insurance and reinsurance capital markets products. The Company holds a majority voting interest in New Ocean through its ownership of common shares and, accordingly, the financial statements of New Ocean have been included in the consolidated financial statements of the Company. None of the assets, liabilities, revenues or net income of New Ocean was material to the Company during the current year. The equity interest attributable to third party investors in New Ocean recorded in the Company’s Consolidated Balance Sheets as "Non-controlling interest in equity of consolidated subsidiaries" was $0.4 million and $0.2 million at December 31, 2015 and December 31, 2014, respectively.
Also in 2013, subsequent to the formation of New Ocean, the Company, along with other investors, formed a new Bermuda-based investment company, New Ocean Focus Cat Fund Ltd. ("New Ocean FCFL"), which is considered a VIE under GAAP. During the year ended December 31, 2015, New Ocean FCFL invested in a special purpose reinsurer, Vector Reinsurance Ltd ("Vector Re"), formed for the purpose of underwriting collateralized excess of loss reinsurance with a focus on global property catastrophe risks. Most of Vector Re’s current underwriting activity relates to reinsurance business assumed from XL subsidiaries. Underwriting administration and claims services are provided to Vector Re by the Company, while investment advisory services are provided by New Ocean.

The Company currently holds majority equity interests, which are considered to be the controlling financial interests, in New Ocean FCFL and New Ocean Market Value Cat Fund Ltd. ("New Ocean MVCFL"), and by extension, Vector Re. Accordingly, included in the consolidated financial statements of the Company are the total net assets of New Ocean FCFL, New Ocean MVCFL and Vector Re of $175.8 million and $139.9 million as of December 31, 2015 and December 31, 2014, respectively. The Company’s shares of revenue and net income in these VIEs were not material to the Company for the twelve months ended December 31, 2015. All inter-company transactions between the Company's entities have been eliminated in consolidation. The equity interest attributable to third party investors in New Ocean FCFL, New Ocean MVCFL and Vector Re recorded in the Company’s Consolidated Balance Sheets as "Non-controlling interest in equity of consolidated subsidiaries" was $70.5 million and $58.4 million as of December 31, 2015 and December 31, 2014, respectively.
17. Commitments and Contingencies
(a) Concentrations of Credit Risk
The creditworthiness of any counterparty is evaluated by the Company, taking into account credit ratings assigned by rating agencies. The credit approval process involves an assessment of factors including, among others, the counterparty and country and industry credit exposure limits. Collateral may be required, at the discretion of the Company, on certain transactions based on the creditworthiness of the counterparty.
The areas where significant concentrations of credit risk may exist include unpaid losses and loss expenses recoverable and reinsurance balances receivable (collectively, "reinsurance assets") and in the investment fixed income portfolio.
Reinsurance Assets
The Company’s reinsurance assets result from reinsurance arrangements in the course of its operations. A credit exposure exists with respect to reinsurance assets as they may be uncollectible. The Company manages its credit risk in its reinsurance relationships by transacting with reinsurers that it considers financially sound, and if necessary, the Company may hold collateral in the form of funds, trust accounts and/or irrevocable letters of credit. This collateral can be drawn on for amounts that remain unpaid beyond specified time periods on an individual reinsurer basis. For further details regarding the Company’s reinsurance assets, see Note 10, "Reinsurance."
Fixed Income Portfolio
The Company did not have an aggregate direct investment in any single corporate issuer in excess of 5% of the Company's shareholders’ equity at December 31, 2015 and 2014. Corporate issuers represent only direct exposure to fixed maturities and short-term investments of the parent issuer and its subsidiaries. These exposures exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent and government-guaranteed issues, but does include covered bonds.
Broker credit risk
In addition, the Company underwrites a significant amount of its insurance and reinsurance property and casualty business through brokers and a credit risk exists should any of these brokers be unable to fulfill their contractual obligations with respect to the payments of insurance and reinsurance balances to the Company. During the three years ended December 31, 2015, 2014 and 2013, P&C gross written premiums generated from or placed by the below companies individually accounted for more than 10% of the Company’s consolidated gross written premiums from P&C operations, as follows:

(Percentage of consolidated gross written premiums from P&C operations)	2015	2014	2013
AON Corporation and subsidiaries	18%	18%	21%
Marsh & McLennan Companies	19%	20%	23%
Willis Group and subsidiaries	13%	11%	13%
These brokers are large, well established companies and there are no indications that any of them are financially troubled. No other broker and no one insured or reinsured accounted for more than 10% of gross premiums written from P&C operations in any of the three years ended December 31, 2015, 2014 and 2013.
(b) Other Investments
The Company has committed to invest in several limited partnerships and provide liquidity financing to a structured investment vehicle. At December 31, 2015, the Company has commitments, which include potential additional add-on clauses, to invest an additional $127.6 million over a weighted average period of 6.0 years.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(c) Investments in Affiliates
The Company owns a minority interest in certain closed-end hedge funds, certain limited partnerships and similar investment vehicles, including funds managed by those companies. At December 31, 2015, the Company has commitments, which include potential additional add-on clauses, to invest an additional $163.2 million over a weighted average period of 4.9 years.
(d) Properties
The Company rents space for certain of its offices under leases that expire through 2031. Total rent expense under operating leases for the years ended December 31, 2015, 2014 and 2013 was approximately $71.1 million, $36.6 million and $38.7 million, respectively. Future minimum rental commitments under existing operating leases are expected to be as follows:

Year Ended December 31, (U.S. dollars in thousands)
2016	$69,256
2017	62,517
2018	56,122
2019	51,447
2020	46,356
2021-2031	131,826
Total minimum future rentals	$417,524
During 2003, the Company entered into a purchase, sale and leaseback transaction to acquire new office space in London. The Company has recognized a capital lease asset of $73.4 million and $82.8 million, and deferred a gain of $22.3 million and $25.2 million related to this lease at December 31, 2015 and 2014, respectively. The gain is being amortized to income in line with the amortization of the asset. The future minimum lease payments in the aggregate are expected to be $171.6 million and annually for the next five years are as follows:

Year Ended December 31, (U.S. dollars in thousands)
2016	$11,870
2017	12,167
2018	12,471
2019	12,783
2020	13,103
2021-2028	109,248
Total minimum future lease payments	$171,642
(e) Tax Matters
XL-Ireland is an Irish corporation and, except as described below, neither it nor its non-U.S. subsidiaries have paid U.S. corporate income taxes on the basis that they are not engaged in a trade or business or otherwise subject to taxation in the United States. However, because definitive identification of activities that constitute being engaged in a trade or business in the United States is not provided by the Internal Revenue Code of 1986 ("IRS Code"), regulations or court decisions, there can be no assurance that the Internal Revenue Service will not contend that the Company or its non-U.S. subsidiaries are engaged in a trade or business or otherwise subject to taxation in the United States. If the Company or its non-U.S. subsidiaries were considered to be engaged in a trade or business in the United States (and, if the Company or such subsidiaries were to qualify for the benefits under the income tax treaty between the United States and Bermuda and other countries in which the Company operates, such businesses were considered to be attributable to a "permanent establishment" in the United States), the Company or such subsidiaries could be subject to U.S. tax at regular tax rates on their respective taxable income that is effectively connected with their U.S. trade or business plus an additional "branch profits" tax (at a rate as high as 30%) on such income remaining after the regular tax, in which case there could be a significant adverse effect on the Company’s results of operations and financial condition.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(f) Letters of Credit
At December 31, 2015 and 2014, $2.5 billion and $1.8 billion of letters of credit were outstanding, of which 50.9% and 66.2%, respectively, were collateralized by the Company’s investment portfolios, primarily supporting U.S. non-admitted business and the Company’s Lloyd’s syndicates’ capital requirements.
(g) Litigation
The Company and its subsidiaries are subject to litigation and arbitration in the normal course of business. These lawsuits and arbitrations principally involve claims on policies of insurance and contracts of reinsurance and are typical for the Company and for the property and casualty insurance and reinsurance industry in general. Such claims proceedings are considered in connection with the Company's loss and loss expense reserves. Reserves in varying amounts may or may not be established in respect of particular claims proceedings based on many factors, including the legal merits thereof. In addition to litigation relating to insurance and reinsurance claims, the Company and its subsidiaries are subject to lawsuits and regulatory actions in the normal course of business that do not arise from or directly relate to claims on insurance or reinsurance policies. This category of business litigation typically involves, among other things, allegations of underwriting errors or misconduct, employment claims, regulatory activity, shareholder disputes or disputes arising from business ventures. The status of these legal actions is actively monitored by management.
Legal actions are subject to inherent uncertainties, and future events could change management's assessment of the probability or estimated amount of potential losses from pending or threatened legal actions. Based on available information, it is the opinion of management that the ultimate resolution of pending or threatened legal actions other than claims proceedings, both individually and in the aggregate, will not result in losses having a material adverse effect on the Company's financial position or liquidity at December 31, 2015.
If management believes that, based on available information, it is at least reasonably possible that a material loss (or additional material loss in excess of any accrual) will be incurred in connection with any legal actions other than claims proceedings, the Company discloses an estimate of the possible loss or range of loss, either individually or in the aggregate, as appropriate, if such an estimate can be made, or discloses that an estimate cannot be made. Based on the Company's assessment at December 31, 2015, no such disclosures were considered necessary.
(h) Financial Guarantee Exposures
The Company's outstanding financial guarantee contracts as of December 31, 2015 provide credit support for a variety of collateral types with the exposures comprised of an aggregate amount of $80.8 million notional financial guarantee on two notes backed by zero coupon long dated bonds and bank perpetual securities, including some issued by European financial institutions. As of December 31, 2015 and December 31, 2014, the total gross claim liability recorded was nil and the contracts had a weighted average contractual term to maturity of 24.2 years and 25.2 years, respectively.
Surveillance procedures to track and monitor credit deteriorations in the insured financial obligations are performed by the primary obligors for each transaction on the Company's behalf. Information regarding the performance status and updated exposure values is provided to the Company on a quarterly basis and evaluated by management in recording claims reserves. As of December 31, 2015, there were no reported events of default on these obligations.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

18. Share Capital
(a) Authorized and Issued
The authorized share capital of XL-Ireland is $9,999,900 and €40,000, divided into: (i) 500,000,000 ordinary shares, par value $0.01 each, (ii) 499,990,000 undesignated shares, par value $0.01, each and (iii) 40,000 subscriber shares, par value €1 each. Holders of ordinary shares are entitled to one vote for each share.
In connection with the Catlin Acquisition described in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," the Company issued 49.9 million ordinary shares to Catlin shareholders, which had an aggregate value as of the Acquisition Date of $1.85 billion.
Ordinary Shares
The following table is a summary of ordinary shares issued and outstanding:

(in thousands)	2015	2014
Balance – beginning of year	255,183	278,253
Exercise of options	480	424
Net issuance of restricted shares	1,581	1,246
Share buybacks (1)	(12,434)	(24,740)
Issue of shares	49,935	—
Balance – end of year	294,745	255,183
____________

(1)
Includes share buybacks associated with authorized share buyback programs as well as purchases related to satisfying tax withholding obligations of employees in connection with the vesting of restricted shares granted under the Company’s equity compensation programs.

Ordinary Share Buybacks
On February 21, 2014, XL-Ireland announced that its Board of Directors approved an increase to the Share Buyback Program (the "February 2014 Program"), authorizing the purchase of up to $1.0 billion of ordinary shares, which included the amounts that remained under the previous Share Buyback Program. During the year ended December 31, 2015, the Company purchased and canceled 4.5 million ordinary shares, respectively, under the February 2014 Program for $170.0 million.
On August 6, 2015, XL-Ireland announced that its Board of Directors approved a new share buyback program, authorizing the purchase of up to $1.0 billion of ordinary shares (the "August 2015 Program"). This authorization also canceled approximately $97.6 million remaining under the February 2014 Program. During the year ended December 31, 2015, the Company purchased and canceled 7.9 million ordinary shares under the August 2015 Program for $296.7 million. As of December 31, 2015, $703.3 million remained available for purchase under the August 2015 Program.
All share buybacks were carried out by way of redemption in accordance with Irish law and the Company's constitutional documents. All shares so redeemed were canceled upon redemption.
(b) Non-controlling Interest in Equity of Consolidated Subsidiaries
The Series D Preference Ordinary Shares and Series E Preference Ordinary Shares discussed in this section were issued by XL-Cayman and do not represent share capital of XL-Ireland. XL-Ireland has no preferred shares outstanding and has never issued any preferred shares.
Series D Preference Ordinary Shares
On October 15, 2011, XL-Cayman issued $350 million Series D Preference Ordinary Shares. Dividends on the Series D Preference Ordinary Shares are declared and paid quarterly at a floating rate of three-month LIBOR plus 3.120% on the liquidation preference.
Series E Preference Ordinary Shares
On March 15, 2007, XL-Cayman issued 1.0 million Fixed/Floating Series E Perpetual Non-Cumulative preference ordinary shares, par value $0.01 each, with liquidation preference value of $1,000 per share (the "Series E preference ordinary shares"). The Series E preference ordinary shares are perpetual securities with no fixed maturity date and are not convertible. Dividends on the Series E preference ordinary shares are declared and paid semi-annually at a rate of $32.50 per share.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Acquisition of Non-controlling Preferred Shares
In connection with the Catlin Acquisition described in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," the Company acquired 0.6 million non-cumulative perpetual preferred shares issued by Catlin-Bermuda, par value of $0.01 per share, with liquidation preference of $1,000 per share, plus declared and unpaid dividends ("CICL Prefs"). Dividends at a rate of 7.249 percent on the liquidation preference are payable semi-annually on January 19 and July 19 in arrears as and when declared up to but not including January 2017. Thereafter, if the CICL-Prefs have not yet been redeemed, dividends will be payable quarterly at a rate equal to 2.975 percent plus the three-month LIBOR rate of the liquidation preference. The fair value of the outstanding CICL-Prefs on the date of the Catlin Acquisition was $562.3 million, which was based on the last trading price of such securities prior to the Catlin Acquisition.
(c) Stock Plans
The Company’s performance incentive programs provide for grants of stock options, restricted stock, restricted stock units, performance units and stock appreciation rights. Share-based compensation granted by the Company generally contains a vesting period of three or four years, and certain awards also contain performance conditions. The Company records compensation expense related to each award over its vesting period, incorporating the best estimate of the expected outcome of performance conditions where applicable. Compensation expense is generally recorded on a straight line basis over the vesting period of an award.
In connection with, and effective upon, the completion of the Redomestication, XL-Ireland assumed the existing liabilities, obligations and duties of XL-Cayman under the NAC Re Corp. 1989 Stock Option Plan (the "1989 Plan"), the XL Group plc Amended and Restated 1991 Performance Incentive Program (the "1991 Program"), the XL Group plc Amended and Restated 1999 Performance Incentive Program for Employees (the "1999 Program"), the XL Group plc Directors Stock & Option Plan (the "Directors Plan"), the XL Group plc 2009 Cash Long-Term Incentive Program (the "2009 Program"), the XL Group plc Supplemental Deferred Compensation Plan (the "DC Plan," and together with the 1989 Plan, the 1991 Program, the 1999 Program, the Directors Plan and the 2009 Program, the "Programs"). Furthermore, in connection with, and effective upon, the completion of the Redomestication, the Programs were amended by XL-Cayman, among other things, to (i) provide that XL-Ireland and its Board of Directors will succeed to all powers, authorities and obligations of XL-Cayman and its Board of Directors under each Program, (ii) provide that the securities to be issued pursuant to each Program will consist of ordinary shares of XL-Ireland and (iii) otherwise to reflect the completion of the Redomestication.
(d) Options
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2015	2014	2013
Dividend yield	2.00%	2.00%	2.00%
Risk free interest rate	1.70%	1.81%	1.14%
Volatility	21.6%	34.0%	37.0%
Expected lives	6.0 years	6.0 years	6.0 years
The risk free interest rate is based on U.S. Treasury rates. The expected lives are estimated using the historical exercise behavior of grant recipients. The expected volatility is determined based upon a combination of the historical volatility of the Company’s stock and the implied volatility derived from publicly traded options.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The following is a summary of the activity in the stock option plans for the indicated years ended December 31:

(In thousands except for weighted average grant date fair value)	2015	2014	2013
Options granted to purchase ordinary shares under the Programs - in thousands	1,974	1,025	1,047
Weighted average grant date fair value	$6.51	$8.60	$8.34
Total intrinsic value of stock options exercised	$8,546	$7,499	$16,076
Options exercised during the year - in thousands	480	424	927
Compensation expense related to stock option plans	$8,961	$9,961	$8,294
Estimated tax benefit (charge) related to stock option plans	$—	$(2)	$50
The following is a summary of the stock options outstanding at December 31, 2015, and related activity for the year then ended:

	Number of Shares (in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding – beginning of year	10,525	$32.42	4.8 years	$86,690
Granted	1,974	36.43
Exercised	(480)	20.79
Canceled/Expired	(1,270)	75.34
Outstanding – end of year	10,749	$28.59	5.4 years	$121,085
Options exercisable	7,741	$26.43	4.1 years	$105,990
Available for grant (1)	6,907

____________

(1)	Available for grant includes shares that may be granted as either stock options, restricted stock, restricted stock units or performance units.
The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Company’s closing stock price on the last trading day of the 2015 fiscal year and the exercise price, multiplied by the number of in-the-money-options) that would have been received by the option holders had all option holders exercised their options on December 31, 2015. Total unrecognized stock-based compensation expense related to non-vested stock options was approximately $13.6 million at December 31, 2015, which related to approximately 3.0 million options and is expected to be recognized over a weighted-average period of 1.4 years. The exercise price of the Company’s outstanding options granted is the market price of the Company’s ordinary shares on the grant date, except that during 2004, 295,000 options were granted with an exercise price of $88.00 when the market price was $77.10.
(e) Restricted Stock, Restricted Stock Units and Performance Units
Restricted Stock
Restricted stock awards issued under the 1991 Performance Incentive Program and the Directors Stock and Option Plan vest as set forth in the applicable award agreements. Each restricted stock award represents the Company’s obligation to deliver to the holder one ordinary share. The employees and directors who are granted a restricted stock award shall have all the rights of a shareholder, including the right to vote and receive dividends, but the shares are subject to certain restrictions prior to vesting relating to, among other things, forfeiture in the event of termination of employment and transferability.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

A summary of the restricted stock awards issued under the 1991 Performance Incentive Program and the Directors Stock and Option Plan for the indicated years ended December 31 is as follows:

(In thousands except for weighted average grant date fair value)	2015	2014	2013
Restricted ordinary shares granted	44	46	181
Weighted average grant date fair value	$37.11	$31.86	$29.44
Aggregate grant date fair value	$1,613	$1,463	$5,325
Compensation expense related to restricted stock awards	$3,889	$5,239	$4,419
Estimated tax benefit related to restricted stock awards	$709	$1,233	$1,047
Total unrecognized stock based compensation expense related to non-vested restricted stock awards was approximately $0.3 million at December 31, 2015, which is related to approximately 0.3 million restricted stock awards and is expected to be recognized over one year.
Non-vested restricted stock awards at December 31, 2015 and for the year then ended were as follows:

(In thousands except for weighted average grant date fair value)	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2014	433	$36.41
Granted	44	$37.11
Vested	(202)	$29.08
Unvested at December 31, 2015	275	$41.90
Restricted Stock Units
Each restricted stock unit represents the Company’s obligation to deliver to the holder one ordinary share upon satisfaction of the three-year vesting term. Restricted stock units are granted at the closing market price on the day of grant and entitle the holder to receive dividends declared and paid in the form of additional ordinary shares contingent upon vesting.
A summary of the restricted stock units issued to officers of the Company and its subsidiaries for the indicated years ended December 31 is as follows:

(In thousands)	2015	2014	2013
Restricted stock units granted	1,534	1,867	1,803
Aggregate grant date fair value	$55,540	$57,134	$51,829
Compensation expense related to restricted stock units	$48,937	$41,879	$32,874
Estimated tax benefit related to restricted stock units	$13,271	$11,607	$8,813
Total unrecognized stock-based compensation expense related to non-vested restricted stock units was approximately $61.0 million at December 31, 2015, which is related to approximately 3.1 million restricted stock units and is expected to be recognized over 1.3 years.
Non-vested restricted stock units at December 31, 2015 and for the year then ended were as follows:

(In thousands except for weighted average grant date fair value)	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2014	3,248	$28.93
Granted	1,534	$36.20
Vested	(1,536)	$27.67
Forfeited	(176)	$32.45
Unvested at December 31, 2015	3,070	$32.99

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Performance Units
The performance units issued in 2015 vest after approximately three years, subject to the achievement of stated market metrics, and entitle the holder to shares of the Company’s ordinary shares. Each grant of performance units has a target number of shares, with final payouts ranging from 0% to 200% of the grant amount depending upon the achievement of stated market metrics along with each employee’s continued service through the vesting date. Performance units issue prior to 2015 have a similar vesting schedule and range of a target number of shares, but vesting and payout are dependent upon the achievement of stated relative and absolute financial performance metrics along with each employee's continued service through the vesting date. Furthermore, performance units granted in 2015 are granted at the closing market price on the day of grant and entitle the holder to receive dividends declared and paid in the form of additional ordinary shares contingent upon vesting. There are no dividend rights associated with the performance units. A summary of the performance units issued to certain employees of the Company for the indicated years ended December 31 is as follows:

(In thousands)	2015	2014	2013
Performance units granted	781	572	656
Potential maximum share payout	1,563	1,144	1,312
Aggregate grant date fair value	$28,082	$16,345	$17,753
Compensation expense related to performance units	$12,942	$24,089	$1,041
Estimated tax benefit (charge) related to performance units	$1,459	$4,250	$(176)
Total unrecognized stock-based compensation expense related to non-vested performance units was approximately $27.9 million at December 31, 2015, which is related to approximately 1.9 million performance units and is expected to be recognized over 1.9 years. Non-vested restricted performance units as of December 31, 2015 were as follows:

(In thousands except for weighted average grant date fair value)	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2014	2,540	$25.24
Granted	781	$35.94
Vested	(750)	$19.35
Forfeited	(63)	$30.03
Performance driven addition (reduction)	(627)	$27.74
Unvested at December 31, 2015	1,881	$31.02
(f) Restricted Cash Units
During the year ended December 31, 2015, the Company granted approximately 2.6 million liability-classed stock units to certain employees with an aggregate grant date fair value of approximately $94.5 million. Each liability-classed restricted stock unit represents the Company's obligation to deliver to the holder a cash payment equivalent to the value of one ordinary share. The grants may vest either in three equal installments upon the first, second and third anniversaries of the date of grant; or in two equal installments upon the first and second anniversaries of the date of grant. Liability-classed stock units are granted at the closing market price on the day of grant and entitle the holder to receive dividends declared and are paid in cash contingent upon vesting.
(g) Voting
XL-Ireland’s Articles of Association restrict the voting power of any person to less than approximately 10% of the total voting power.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

19. Retirement Plans
The Company provides pension benefits to eligible employees through various defined contribution and defined benefit retirement plans sponsored by the Company, which vary for each subsidiary. Plan assets are invested principally in equity securities and fixed maturities.
(a) Defined contribution plans
The Company has qualified defined contribution plans that are managed externally and to which employees and the Company contribute a certain percentage of the employee’s pensionable salary each month. The Company’s contribution generally vests over five years. The Company’s expenses for its qualified contributory defined contribution retirement plans were $87.5 million, $56.6 million and $49.4 million at December 31, 2015, 2014 and 2013, respectively.
(b) Defined benefit plans
The Company maintains defined benefit plans that cover certain employees as follows:
U.S. Plan
A qualified non-contributory defined benefit pension plan exists to cover a number of U.S. employees. The plan was curtailed in 2002 and was closed to new entrants at that time. Under the terms of the curtailment, existing plan participants were no longer entitled to earn additional defined benefits for future services performed after the curtailment date; however, accrued benefits are eligible for annual cost-of-living increases. This plan also includes a non-qualified supplemental defined benefit plan designed to compensate individuals to the extent that their benefits under the Company’s qualified plan are curtailed due to IRS Code limitations. Benefits are based on years of service and compensation, as defined in the plan, during the highest consecutive three years of the employee’s last ten years of employment.
In addition, pursuant to agreements entered into by the Company, certain former employees have received benefit type guarantees, not formally a part of any established plan. The liability recorded with respect to these agreements at each of December 31, 2015 and 2014 was $3.2 million representing the entire unfunded projected benefit obligations.
U.K. Plans
A contributory defined benefit pension plan exists in the U.K., but has been closed to new entrants since 1996. Benefits are based on length of service and compensation as defined in the trust deed and rules.
In addition, during 2003, six individuals, four of whom are still employed by the Company in the U.K., transferred from a defined benefit plan into a defined contribution plan. These employees have a contractual agreement with the Company that provides a "no worse than final salary pension" guarantee in the event that they are employed by the Company until retirement, under which the Company guarantees to top-up their defined contribution pension to the level of pension that they would have been entitled to receive had they remained in the defined benefit scheme. The pension liability recorded with respect to these individuals was $4.8 million and $3.8 million at December 31, 2015 and 2014, respectively, representing the entire unfunded projected obligation.
In connection with the Catlin Acquisition described in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," the Company assumed additional assets and liabilities associated with a further U.K. defined benefit plan within Catlin. This plan has been closed to new members since 1993. The current membership consists only of pensioners and deferred members. Benefits are based on length of service and compensation.
Other European Plans
Certain contributory defined benefit pension plans exist in several European countries, most notably Germany, which are closed to new entrants. Benefits are generally based on length of service and compensation defined in the related agreements.
The Company acquired certain defined benefit pension liabilities with the acquisition of XL GAPS in 2007. The related balances are not included in the tables below as the liabilities are insured under an annuity type contract.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The funded status by geographical region of all the Company’s retirement plans at December 31, 2015 and 2014 is as follows:

Funded Status (U.S. dollars in thousands)	2015	2014
U.S.	$(16,306)	$(13,124)
U.K.	(4,650)	(7,742)
Other European	(21,807)	(22,977)
Funded status – end of year	$(42,763)	$(43,843)
The status of all the Company’s retirement plans at December 31, 2015 and 2014 is as follows:

Change in projected benefit obligation (U.S. dollars in thousands)	2015	2014
Projected benefit obligation – beginning of year	$93,124	$81,976
Projected benefit obligation assumed due to Catlin Acquisition	28,414	—
Service cost (1)	1,494	1,279
Interest cost	4,382	3,747
Actuarial (gain) / loss	2,821	13,402
Benefits and expenses paid	(3,747)	(2,761)
Foreign currency (gains) / losses	(4,047)	(3,817)
Settlements	(276)	(702)
Projected benefit obligation – end of year	$122,165	$93,124
(1) Service costs include cost of living adjustments on curtailed plans.

Change in plan assets (U.S. dollars in thousands)	2015	2014
Fair value of plan assets – beginning of year	$49,281	$47,158
Fair value of plan assets acquired due to Catlin Acquisition	33,131	—
Actual return on plan assets	(119)	3,543
Employer contributions	1,775	1,187
Benefits and expenses paid	(3,305)	(1,932)
Foreign currency gains / (losses)	(1,361)	(675)
Fair value of plan assets – end of year	$79,402	$49,281
Funded status – end of year	$(42,763)	$(43,843)
Accrued pension liability	$42,763	$43,843
The components of the net benefit cost for the years ended December 31, 2015, 2014 and 2013 are as follows:

Components of net benefit cost (U.S. dollars in thousands)	2015	2014	2013
Service cost	$1,494	$1,279	$1,491
Interest cost	4,381	3,747	3,589
Expected return on plan assets	(3,903)	(2,859)	(3,096)
Amortization of net actuarial loss	1,617	812	1,440
Net benefit cost	$3,589	$2,979	$3,424

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Assumptions
Several assumptions and statistical variables are used in the models to calculate the expenses and liability related to the plans. The Company, in consultation with its actuaries, determines assumptions about the discount rate, the expected rate of return on plan assets and the rate of compensation increase. The table below includes disclosure of these rates on a weighted-average basis, for the years ended December 31 as indicated:

	2015			2014
	U.S. Plans	U.K. Plans	Other European Plans	U.S. Plans	U.K. Plans	Other European Plans
Net Benefit Cost – Weighted-average assumptions
Discount rate	3.91%	3.70%	2.42%	4.95%	4.60%	3.50%
Expected long-term rate of return on plan assets	6.00%	3.48%	N/A	6.50%	4.60%	N/A
Rate of compensation increase	N/A	3.96%	2.50%	N/A	5.50%	2.50%
Benefit Obligation – Weighted-average assumptions
Discount rate	4.25%	3.70%	2.42%	3.91%	4.60%	2.40%
Rate of compensation increase	N/A	3.96%	2.50%	N/A	5.50%	2.50%
The expected long-term rate of return assumption is determined by adding expected inflation to the expected long-term real rates of various asset classes taking into account expected volatility and correlation between the various asset classes.
Plan Assets
The U.S. Plan assets at December 31, 2015 consist of three new mutual funds. The first fund seeks long-term capital appreciation. The fund invests primarily in equity, Large Capital and Large Company Portfolio securities as well as Emerging Markets Assets.
The second fund invests primarily in quality corporate and U.S. governmental bonds. The fund employs a high total investment return through a combination of current income and capital appreciation.
The third fund seeks to outperform longer-duration benchmarks without excess volatility by investing primarily in longer duration, investment grade corporate and sovereign bonds.
The U.S. Plan assets at December 31, 2014 consisted of two mutual funds. The first fund employed a core bond portfolio strategy that sought maximum total return and price appreciation consistent with the preservation of capital and prudent risk taking with the focus on intermediate – term high quality bonds. The second fund sought long term growth of capital, primarily in equity securities and depository receipts of U.S. and foreign issuers.
The fair value of the U.S. Plan assets at December 31, 2015 and 2014 was $36.7 million and $38.1 million, respectively. As the investments of the retirement plan are mutual funds, they fall within Level 1 in the fair value hierarchy. The inputs and methodologies used in determining the fair value of these assets are consistent with those used to measure our assets as set out in Note 4, "Fair Value Measurements."
The U.K. pension plan assets, including those acquired as part of the Catlin Acquisition, are held in a separate trustee administered fund to meet long term liabilities to past and present employees. The table below shows the composition of the plans' assets and the fair value of each major category of plan assets at December 31, 2015 and 2014, as well as the potential returns of the different asset classes. The totals of the asset values held in various externally managed portfolios are provided by third party pricing vendors. There is no significant concentration of risk within plan assets. The assets in the plans and the expected rates of return were as follows:

(U.S. dollars in thousands, except percentages)	Expected Return on Assets for 2015	Fair Value at December 31, 2015	Expected Return on Assets for2014	Fair Value at December 31,2014
Equities	6.2%	$7,893	7.4%	$7,787
Gilts	2.4%	17,856	3.6%	1,579
Corporate Bonds	3.4%	16,915	4.6%	1,594
Other (cash)	1.8%	52	4.0%	224
Total market fair value of assets		$42,716		$11,184

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Expected Cash Flows
Under the U.S. defined benefit plans, the Company’s policy is to make annual contributions to the plan that are deductible for federal income tax purposes and that meet the minimum funding standards required by law. The contribution level is determined by utilizing the projected unit credit cost method and different actuarial assumptions than those used for pension expense purposes. The Company’s funding policy provides that contributions to the plan shall be at least equal to the minimum funding requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Pension Protection Act of 2006. During the fiscal year beginning January 1, 2016, the U.S. defined benefit plans expect to make contributions of $0.4 million.
The estimated future benefit payments with respect to the U.S. defined benefit pension plans are as follows:

(U.S. dollars in thousands)	Retirement Plan	Benefits Equalization Plan	Total
2016	$988	$434	$1,422
2017	$1,023	$430	$1,453
2018	$1,054	$427	$1,481
2019	$1,240	$524	$1,764
2020	$1,396	$538	$1,934
2021-2025	$9,904	$3,032	$12,936
The U.K. plan is subject to triennial funding valuations, the most recent of which was conducted as of July 1, 2012 and was reported in 2013. The $2.4 million deficit (calculated on a realistic basis) is being funded over a 10-year period.
For the further U.K. plan assumed as part of the Catlin Acquisition the most recent funding valuation was prepared as at October 31, 2013. No contributions were required following that valuation. During 2016, it is expected that no contributions will be paid to the plan.
20. Accumulated Other Comprehensive Income (Loss)
The changes in AOCI, net of tax, by component for the indicated years ended December 31 are as follows:

(U.S. dollars in thousands)	Unrealized Gains (Losses) on Investments (1)	OTTI Losses Recognized in AOCI	Foreign Currency Translation Adjustments	Underfunded Pension Liability	Cash Flow Hedge	Total
Balance, net of tax, December 31, 2012	$1,591,210	$(121,371)	$69,399	$(20,892)	$1,674	$1,520,020
OCI before reclassifications	(742,768)	—	(62,934)	9,722	—	(795,980)
Amounts reclassified from AOCI	(119,970)	32,193	206	1,440	439	(85,692)
Tax benefit (expense)	93,960	(12)	7,870	(3,509)	—	98,309
Net current period OCI - net of tax	$(768,778)	$32,181	$(54,858)	$7,653	$439	$(783,363)
Balance, net of tax, December 31, 2013	$822,432	$(89,190)	$14,541	$(13,239)	$2,113	$736,657
OCI before reclassifications (1)	954,326	—	(26,497)	(10,877)	—	916,952
Amounts reclassified from AOCI	(143,330)	14,082	87	812	255	(128,094)
Tax benefit (expense)	(43,314)	(939)	681	2,515	—	(41,057)
Net current period OCI - net of tax	$767,682	$13,143	$(25,729)	$(7,550)	$255	$747,801
Balance, net of tax, December 31, 2014	$1,590,114	$(76,047)	$(11,188)	$(20,789)	$2,368	$1,484,458
OCI before reclassifications (1)	(474,304)	—	(33,690)	(6,100)	—	(514,094)
Amounts reclassified from AOCI	(346,911)	18,987	—	1,145	(200)	(326,979)
Tax benefit (expense)	34,195	(442)	8,375	1,103	—	43,231
Net current period OCI - net of tax	$(787,020)	$18,545	$(25,315)	$(3,852)	$(200)	$(797,842)
Balance, net of tax, December 31, 2015	$803,094	$(57,502)	$(36,503)	$(24,641)	$2,168	$686,616
____________

(1)
Included in these amounts is the impact of Shadow Adjustments. As of December 31, 2014, $445.1 million was recorded. During the year ended December 31, 2015, additional net impacts of $(170.7) million were recorded, resulting in a total cumulative net impact of Shadow Adjustments on future policy benefit reserves of $274.4 million at December 31, 2015.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The reclassifications out of AOCI along with the associated income statement line items affected by component, and the total related tax (expense) benefit for indicated years ended December 31, are as follows:

Gross Amount Reclassified From AOCI
Details About AOCI Components (U.S. dollars in thousands)	2015	2014	Affected Line Item in the Statement of Income
Unrealized gains and losses on investments:
	$(316,508)	$(175,639)	Net realized gains (losses) on investments sold
	95,344	$54,095	OTTI on investments
	(125,747)	$(21,786)	Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets
	$(346,911)	$(143,330)	Total before tax
	7,597	$(1,593)	Provision (benefit) for income tax
	$(339,314)	$(144,923)	Net of tax
OTTI losses recognized in OCI:
	$18,014	$11,848	Net realized gains (losses) on investments sold
	973	$2,234	OTTI on investments transferred to (from) OCI
	$18,987	$14,082	Total before tax
	(32)	$(175)	Provision (benefit) for income tax
	$18,955	$13,907	Net of tax
Foreign Currency Translation:
Foreign exchange relating to affiliate investments	$—	$87	Exchange gains (losses) - before tax
	—	$—	Provision (benefit) for income tax
	$—	$87	Net of tax
Underfunded Pension Liability:
Pension expense	$1,145	$812	Operating Expenses
	(401)	$(206)	Provision (benefit) for income tax
	$744	$606	Net of tax
Gains and losses on cash flow hedges:
Interest rate contracts	$(200)	$255	Interest Expense
	—	$—	Provision (benefit) for income tax
	$(200)	$255	Net of tax

Total reclassifications for the period, gross of tax	$(326,979)	(128,094)
Tax (benefit) expense	7,164	(1,974)
Total reclassifications for the period, net of tax	$(319,815)	(130,068)
21. Dividends
In 2015, two quarterly dividends of $0.16 were paid to ordinary shareholders of record at March 13 and June 15 and two quarterly dividends of $0.20 per share were paid to all ordinary shareholders of record at September 15 and December 15. In 2014, four quarterly dividends of $0.16 per share were paid to all ordinary shareholders of record at March 14, June 13, September 15 and December 15. In 2013, four quarterly dividends of $0.14 per share were paid to all ordinary shareholders of record at March 15, June 14, September 13 and December 13.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The Company paid preference shareholders for the indicated years ended December 31, as follows:

(U.S. dollars in millions)	2015	2014	2013
Series D preference ordinary shares (1) (2)	$11.8	$11.7	$12.3
Series E preference ordinary shares (3)	$65.1	$65.1	$65.1
Non-cumulative perpetual preferred shares (4)	$21.8	$—	$—
____________

(1)
On October 30, 2015, the Company announced that the Board of Directors of XL-Cayman resolved to pay a dividend of $8.7787 per share on XL-Cayman’s Series D Preference Ordinary Shares. The dividend was paid on January 15, 2016 to all shareholders of record at January 1, 2016.

(2)
On February 19, 2016, the Company announced that the Board of Directors of XL-Cayman, resolved on February 18, 2016 to pay a dividend of $9.349 per share on XL-Cayman’s Series D Preference Ordinary Shares. The dividend will be paid on April 15, 2016 to all shareholders of record at April 1, 2016.

(3)
On February 19, 2016, the Company announced that the Board of Directors of XL-Cayman, resolved on February 18, 2016 to pay a dividend of $32.50 per share on XL-Cayman’s Series E Preference Ordinary Shares. The dividend will be paid on April 15, 2016 to all shareholders of record at April 1, 2016.

(4)
On January 12, 2016, the Board of Directors of Catlin-Bermuda resolved to pay a dividend in the aggregate amount of $21.8 million on CICL Prefs. The dividend was paid on January 19, 2016 to all shareholders of record at December 31, 2015.

22. Taxation
The Company's Irish operations, including the parent company XL-Ireland, are subject to income and capital gains tax in Ireland under applicable Irish law.
The Company’s Bermuda subsidiaries are not subject to any income, withholding or capital gains taxes under current Bermuda law. In the event that there is a change such that these taxes are imposed, the Bermuda subsidiaries would be exempted from any such tax until March 2035 pursuant to the Bermuda Exempted Undertakings Tax Protection Act 1966, and the Exempted Undertakings Tax Protection Amendment Act 2011.
The Company’s U.S. subsidiaries are subject to federal, state and local corporate income taxes and other taxes applicable to U.S. corporations. The provision for federal income taxes has been determined under the principles of the consolidated tax provisions of the IRS Code and Regulations thereunder.
The Company has operations in subsidiary and branch form in various other jurisdictions around the world, including but not limited to the U.K., Switzerland, Ireland, Germany, France, Canada, Brazil and various other countries in Latin America and Asia that are subject to relevant taxes in those jurisdictions.
Deferred income taxes have not been accrued with respect to certain undistributed earnings of subsidiaries located outside of Ireland. If the earnings were to be distributed, as dividends or otherwise, such amounts may be subject to withholding taxation in the jurisdiction of the paying entity. The Company does not assert that all earnings arising in the U.S. will be permanently reinvested in that jurisdiction and, accordingly, a provision for withholding taxes arising in respect of current period U.S. earnings has been made. No withholding taxes are accrued with respect to the earnings of the Company’s subsidiaries arising outside the U.S., as it is the intention that all such earnings, which would be subject to withholding tax, will remain reinvested indefinitely.
The Company’s current corporate structure is such that distribution of earnings from subsidiaries located outside of the U.S. would not be subject to significant incremental taxation. It is not practicable to estimate the amount of additional withholding taxes that might be payable on such earnings due to a variety of factors, including the timing, extent and nature of any repatriation.
The following table details the years that are the subject of open examinations, by major tax jurisdiction. While the Company cannot estimate with certainty the outcome of these examinations, the Company does not believe that adjustments from open tax years will result in a significant change to the Company's results from operations.

Jurisdiction	Tax Years
U.S.	2013
Ireland	2006 - 2009
Germany	2010 - 2013
France	2013 - 2014

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The following table details open tax years that are open to assessment by local tax authorities, in the following major tax jurisdictions.

Jurisdiction	Tax Years
U.S.	2012 - 2015
Ireland	2006 - 2015
U.K.	2013 - 2015
Germany	2010 - 2015
Switzerland	2011 - 2015
France	2013 - 2015
The Company’s income (loss) before income tax and non-controlling interests was distributed between U.S. and non-U.S. for the years ended December 31, 2015, 2014 and 2013 as follows:

Income (loss) before income tax: (U.S. dollars in thousands)	2015	2014	2013
U.S.	$(5,931)	$228,708	$188,503
Non U.S.	1,300,109	137,027	1,025,649
Total	$1,294,178	$365,735	$1,214,152
The income tax provisions for the years ended December 31, 2015, 2014 and 2013 were as follows:

(U.S. dollars in thousands)	2015	2014	2013
Current expense (benefit):
U.S.	$(22,698)	$45,598	$49,566
Non U.S.	67,784	81,371	41,921
Total current expense (benefit)	$45,086	$126,969	$91,487
Deferred expense (benefit):
U.S.	$(63,491)	$8,572	$700
Non U.S.	(756)	(38,644)	(14,682)
Total deferred expense (benefit)	$(64,247)	$(30,072)	$(13,982)
Total tax expense (benefit)	$(19,161)	$96,897	$77,505
The applicable statutory tax rates of the most significant jurisdictions contributing to the overall taxation of the Company are:

Jurisdiction	Applicable Statutory Taxation Rates
Ireland (1)	12.50%
Ireland (1)	25.00%
Bermuda	—%
U.S.	35.00%
U.K.	20.25%
Switzerland (2)	7.83%
Switzerland (2)	21.20%
Germany	15.00%
France	38.00%
____________

(1)	The different applicable statutory taxation rates in Ireland relate to entities classified as trading or non-trading companies.

(2)	The different applicable statutory taxation rates in Switzerland relate to entities classified as trading or holding companies.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The weighted average expected tax provision has been calculated using the pre-tax accounting income (loss) in each jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate. A reconciliation of the difference between the provision for income taxes and the expected tax provision at the weighted average tax rate for the years ended December 31, 2015, 2014 and 2013 is provided below:

(U.S. dollars in thousands)	2015	2014	2013
Expected tax (benefit) provision at weighted average rate	$(50,797)	$132,775	$43,092
Permanent differences:
Non-taxable (income) loss	(23,036)	(19,870)	(50,745)
Revision to prior year estimates	7,402	2,016	8,551
State, local and foreign taxes	27,499	47,078	12,225
Valuation allowance	9,517	(181)	5,754
Net allocated investment income	(405)	3,399	5,949
Stock options	(433)	411	1,501
Non-deductible expenses	42,839	22,556	23,662
Other investment related adjustments	2,075	(2,916)	—
Adjustments related to GreyCastle Life Retro Arrangements	(35,045)	(99,535)	—
Change in tax rates	(11,877)	3,974	(2,484)
Uncertain tax positions	13,100	7,190	30,000
Total tax expense (benefit)	$(19,161)	$96,897	$77,505
Significant components of the Company’s deferred tax assets and liabilities at December 31, 2015 and 2014 were as follows:

(U.S. dollars in thousands)	2015	2014
Deferred tax asset:
Net unpaid loss reserve discount	$111,584	$90,262
Net unearned premiums	80,434	72,752
Compensation liabilities	94,013	77,578
Net operating losses	181,295	49,834
Investment adjustments	14,399	13,022
Pension	10,370	8,114
Bad debt reserve	7,425	6,626
Amortizable goodwill	5,396	6,694
Net unrealized depreciation on investments	5,051	1,484
Stock options	16,192	11,985
Depreciation	13,299	7,599
Net realized capital losses	98,756	97,189
Deferred intercompany capital losses	26,164	57,427
Untaxed Lloyd's result	3,769	7,254
Deferred acquisition costs	31,133	11,386
Currency translation adjustments	6,280	—
Other	24,977	2,282
Deferred tax asset, gross of valuation allowance	$730,537	$521,488
Valuation allowance	276,301	207,062
Deferred tax asset, net of valuation allowance	$454,236	$314,426

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	2015	2014
Deferred tax liability:
Net unrealized appreciation on investments	$51,010	$63,642
Unremitted earnings	$3,739	$5,125
Deferred acquisition costs	8,308	2,737
Currency translation adjustments	1,210	3,969
Regulatory reserves	64,352	65,965
Investment adjustment	6,373	12,061
Untaxed Lloyd’s result	—	11,422
Depreciation	11,500	—
Syndicate capacity	92,756	—
Intangible asset	40,126	—
Other	13,202	11,260
Deferred tax liability	$292,576	$176,181
Net Deferred Tax Asset	$161,660	$138,245
The deferred tax asset and liability balances presented above represent the gross deferred tax asset and liability balances across each tax jurisdiction. The deferred tax asset balances of $282.3 million and $204.5 million at December 31, 2015 and 2014, respectively, and deferred tax liability balances of $120.7 million and $66.2 million at December 31, 2015 and 2014, respectively, disclosed on the consolidated balance sheets include netting of certain deferred tax assets and liabilities within a tax jurisdiction to the extent such netting is consistent with the regulations of the tax authorities in those jurisdictions.
At December 31, 2015 and 2014, the valuation allowance of $276.3 million and $207.1 million, respectively, related primarily to net operating loss and realized capital loss carryforwards in the following jurisdictions:

Jurisdiction (U.S. dollars in thousands)	2015	2014
Switzerland	$7,818	$1,459
Ireland	93,396	72,363
U.S.	106,624	123,695
U.K.	46,732	1,632
Other	21,731	7,913
Valuation Allowance Total	$276,301	$207,062
The increase in the valuation allowance in 2015 of $69.2 million was primarily due to the inclusion of valuation allowances on the acquired business, the establishment of a valuation allowance on a U.K. subsidiary, and the increase of the existing valuation allowances as a result of the current year losses in the U.K. and Ireland primarily due to acquisition related expenses, partially offset by a reduction of a portion of the valuation allowance held against capital loss carry-forwards in the U.S, that expired in 2015.
At December 31, 2015, the Company had U.S. net operating loss carryforwards of $108.0 million ($37.8 million tax effected) which were primarily generated during 2015. Of this amount, approximately $48.3 million are subject to restrictions on timing and utilization under §382 of the IRS Code. Management has reviewed historical taxable income and future taxable income projections for its U.S. group and has determined that in its judgment, all of the U.S. net operating losses will more likely than not be realized as reductions to future taxable income prior to expiration through 2034. At December 31, 2015, the Company had U.S. realized capital loss carryforwards of approximately $190.8 million ($66.8 million tax effected). The five year limitation for the utilization of realized capital losses applies to this balance. Losses of $33.8 million will expire at the end of 2016 with another $157.0 million of realized capital losses expiring in future years through 2020. A valuation allowance of $66.8 million has been established in respect of all of these realized capital losses. At December 31, 2015, the Company also had $74.8 million of U.S. capital losses arising from a prior year sale of investments to an international affiliate ($26.2 million tax effected), against which a valuation allowance of $26.2 million has been established. These losses cannot be utilized to offset any future U.S. realized capital gains, and will not begin to expire, until the underlying assets have been sold to unrelated parties.
At December 31, 2015, net operating loss carryforwards in the U.K. were approximately $290.0 million ($58.0 million tax effected) and have no expiration. At December 31, 2015, the Company also had $7.2 million of U.K. capital losses ($1.4 million tax effected), with a valuation allowance of $46.0 million on these combined losses after consideration of deferred tax liabilities.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Management has reviewed historical taxable income for the U.K. subsidiaries with carryforward losses and has determined that in its judgment, insufficient historical positive evidence exists that the U.K. loss carryforwards will be realized as reductions to future taxable income within a reasonable period, and therefore has established a valuation allowance on these loss carryforwards. Management will continue to evaluate income generated in future periods by these U.K. subsidiaries in determining the reasonableness of its position.
At December 31, 2015, net operating loss carryforwards in Switzerland were approximately $118.9 million ($9.2 million tax effected). Losses of $1.8 million and $47.0 million will expire in 2018 and 2019, respectively, with the remaining $70.1 million expiring through 2022. A valuation allowance of $7.7 million has been established in respect of the Swiss net operating losses after considering deferred tax liability offsets.
At December 31, 2015, net operating loss carryforwards in Ireland were approximately $460.0 million ($57.5 million tax effected), with a further $122.1 million ($30.5 million tax effected) of capital losses carried forward. Although these Irish losses may be carried forward indefinitely, a valuation allowance of $88.0 million has been established in respect of all of these Irish losses due to the uncertainty surrounding any future loss utilization.
Management believes it is more likely than not that the tax benefit of the remaining net deferred tax assets will be realized.
Shareholders’ equity at December 31, 2015 and 2014 reflected tax benefits of $9.2 million and $4.0 million, respectively, related to the excess of tax deductions over book compensation expense for stock awards exercised/vested by the Company's U.S. subsidiaries.
At December 31, 2015 and 2014, the Company had unrecognized tax benefits of $80.6 million and $37.2 million, respectively. If recognized, the full amount of these unrecognized tax benefits would decrease the annual effective tax rate. The Company does not currently anticipate any significant change in unrealized tax benefits during 2016.
The following table presents a reconciliation of the Company’s unrecognized tax benefits:

(U.S. dollars in thousands)	2015	2014	2013
Unrecognized tax benefits, beginning of the year	$37,190	$30,000	$—
Increases for tax positions taken during the year	20,370	12,182	9,591
Increases for tax positions taken in prior years (1)	38,650	15,304	20,409
Decreases for tax positions taken in prior years	(4,850)	(20,296)	—
Decreases for lapse of the applicable statute of limitations	(10,770)	—	—
Unrecognized tax benefits, end of year	$80,590	$37,190	$30,000
____________

(1)
Included in this amount is approximately $30.3 million of unrecognized tax benefits related to the Catlin Acquisition that existed as of the Acquisition Date. Of this amount, $4.8 million had been specifically identified as an unrecognized tax benefit, and the remaining $25.5 million was included in deferred tax liability. In conjunction with the Catlin Acquisition, management determined that this amount should be reclassified as an unrecognized tax benefit.

The Company’s policy is to recognize any interest and penalties related to unrecognized tax benefits as a component of tax expense. At December 31, 2015 and 2014, the Company had accrued interest and penalties of $0.4 million.
23. Statutory Financial Data
The Company’s ability to pay dividends or return capital from shareholders’ equity is limited by applicable laws and regulations of the various jurisdictions in which the Company’s principal operating subsidiaries operate, certain additional required regulatory approvals and financial covenants contained in the Company’s credit facilities. The payment of dividends to XL-Ireland and XL-Cayman, the Company’s holding companies, and by the Company’s principal operating subsidiaries is regulated under the laws of various jurisdictions including Bermuda, the U.K., Ireland and Switzerland and certain insurance statutes of various U.S. states in which the principal operating subsidiaries are licensed to transact business and the other jurisdictions where the Company has regulated subsidiaries. In addition, XL-Ireland, our ultimate holding company, is domiciled in Ireland. Following the implementation of Solvency II on January 1, 2016, Solvency II applies at different levels of operations with different requirements. The group is regulated by Solvency II at the level of the group and our European subsidiaries are regulated by Solvency II at the subsidiary level. The Central Bank of Ireland ("CBI") is our group supervisor working in conjunction with the group's college of regulatory supervisors.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

Statutory capital and surplus for the principal operating subsidiaries of the Company for the years ended December 31, 2015 and 2014 are summarized below:

(U.S. dollars in thousands)	Bermuda (1)		U.S. (2)		U.K., Europe and Other
	2015	2014	2015	2014	2015	2014
Required statutory capital and surplus	$7,722,123	$6,194,832	$747,313	$668,794	$4,445,247	$1,604,721
Actual statutory capital and surplus (3)	$11,112,176	$10,309,895	$2,234,767	$2,233,596	$6,054,122	$2,712,552
____________

(1)
Required statutory capital and surplus at December 31, 2015 represents 100% Bermuda Solvency Capital Requirement ("BSCR") level for the top Bermuda operating subsidiary, XL Insurance (Bermuda) Ltd, calculated on a consolidated basis (and therefore includes a BSCR requirement for all regions).

(2)	Required statutory capital and surplus represents 100% Risk-Based Capital level for principal U.S. operating subsidiaries.

(3)	Statutory assets in Bermuda include investments in other U.S. and international subsidiaries reported separately herein.
Statutory net income (loss) for the principal operating subsidiaries of the Company for the years ended December 31, 2015, 2014 and 2013 is summarized below:

(U.S. dollars in thousands)	2015	2014	2013
Bermuda	$1,513,924	$361,022	$1,241,878
U.S.	$17,574	$155,751	$124,310
U.K., Europe and Other	$(125,758)	$215,787	$1,465
The difference between statutory financial statements and statements prepared in accordance with GAAP varies by jurisdiction, however, the primary difference is that statutory financial statements do not reflect deferred policy acquisition costs, deferred income tax net assets, intangible assets, or unrealized appreciation on investments, but they do reflect any unauthorized/authorized reinsurance charges.
Certain restrictions on the payment of dividends from retained earnings by the Company’s principal operating subsidiaries are further detailed below.
Management has evaluated the group and principal operating subsidiaries’ ability to maintain adequate levels of statutory capital, liquidity and rating agency capital and believes they will be able to do so. In performing this analysis, management has considered the most recent statutory capital position of each of the principal operating subsidiaries as well as the group overall, through its holding companies as a result of Solvency II group regulation effective in 2016. In addition, management has evaluated the ability of the holding companies to allocate capital and liquidity around the group as and when needed.
Bermuda Operations
In early July 2008, the Insurance Amendment Act of 2008 was passed, which introduced a number of changes to the Bermuda Insurance Act 1978, such as allowing the Bermuda Monetary Authority ("BMA") to prescribe standards for an enhanced capital requirement and a capital and solvency return with which insurers and reinsurers must comply. The BSCR employs a standard mathematical model that can relate more accurately the risks undertaken by (re)insurers to the capital that is dedicated to their business. Insurers and reinsurers may adopt the BSCR model or, where an insurer or reinsurer believes that its own internal model better reflects the inherent risk of its business, an in-house model approved by the BMA. Class 4 (re)insurers, such as the Company, were required to implement the new capital requirements under the BSCR model beginning with fiscal years ending on or after December 31, 2009. The Company’s capital requirements for its Bermuda principal operating subsidiaries, XLIB, XL Re and Catlin-Bermuda, under the BSCR are highlighted in the table above. In addition to the BSCR based requirements, the BMA also prescribes minimum liquidity standards which must be met.
Under the Insurance Act 1978, amendments thereto and related regulations of Bermuda, Class 4 (re)insurers are prohibited from declaring or paying dividends of more than 25% of each of their prior year’s statutory capital and surplus unless they file with the BMA an affidavit stating that the dividend has not caused the Class 4 (re)insurer to fail to meet its relevant margins. At December 31, 2015 and 2014, the maximum dividend that our Bermuda Class 4 (re)insurers could pay, without a signed affidavit, having met minimum levels of statutory capital and surplus and liquidity requirements, was approximately $2.8 billion and $1.4 billion, respectively. No Class 4 (re)insurer may reduce its total statutory capital by 15% or more unless it has received the prior approval of the BMA, and it must also submit an affidavit stating that the proposed reduction will not cause it to fail to meet its minimum solvency margin or minimum liquidity ratio.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

U.S. Operations
The Company has two lead property and casualty subsidiaries in the U.S., XLRA and Catlin Specialty Insurance Company ("CSIC"), which are domiciled in New York and Delaware, respectively. Both XLRA and CSIC are the lead companies in their respective insurance pools. Including the pool leaders, these insurance pools include seven and three P&C companies, respectively.
Unless permitted by the New York Superintendent of Insurance, XLRA cannot declare or distribute any dividend to shareholders during any twelve month period that exceeds the lesser of 10 percent of XLRA’s statutory policyholders’ surplus or 100 percent of its "adjusted net investment income," as defined. Unless permitted by the Insurance Commissioner of the State of Delaware, CSIC cannot declare or distribute any dividend to shareholders during any twelve month period that exceeds the greater of 10 percent of statutory policyholders' surplus or 100 percent of net income excluding realized gains. The New York State and Delaware State insurance laws also provide that any distribution that is a dividend may only be paid out of statutory earned surplus. At December 31, 2015 and 2014, XLRA had statutory earned surplus of $31.7 million and $205.5 million, respectively, while CSIC had a statutory earned deficit. At December 31, 2015, XLRA’s statutory policyholders’ surplus was $2.0 billion, and the maximum amount of dividends XLRA can declare and pay in 2016, without prior regulatory approval, is $31.7 million. At December 31, 2015, CSIC's statutory policyholders' surplus was $213.1 million, and no dividends can be declared and paid in 2016 without prior regulatory approval. At December 31, 2015 and 2014, two and none, respectively, of the seven P&C members of the XLRA insurance pool had a statutory earned deficit. At December 31, 2015, all three of the P&C members of the CSIC insurance pool had a statutory earned deficit.
International Operations
The Company’s international principal operating subsidiaries prepare statutory financial statements based on local laws and regulations. Some jurisdictions impose enhanced regulatory requirements on insurance companies while other jurisdictions impose fewer requirements. In some countries, such subsidiaries must obtain licenses issued by governmental authorities to conduct local insurance business. These licenses may be subject to minimum reserves and minimum capital and solvency tests. Jurisdictions may impose fines, censure, and/or impose criminal sanctions for violation of regulatory requirements. The majority of the actual statutory capital outside of the U.S. and Bermuda is held in the U.K. ($3.0 billion at December 31, 2015), Switzerland ($1.8 billion at December 31, 2015) and Ireland ($1.1 billion at December 31, 2015). The Company also has sufficient capital available to meet Funds at Lloyd's requirements of approximately $1.6 billion.
Other Restrictions
XL-Ireland and XL-Cayman have no operations of their own and their assets consist primarily of investments in subsidiaries. Accordingly, XL-Ireland’s and XL-Cayman’s future cash flows largely depend on the availability of dividends or other permissible payments from subsidiaries as noted above.
XL-Ireland is subject to certain legal constraints that affect its ability to pay dividends on or redeem or buyback its ordinary shares. While XL-Ireland’s Articles of Association authorize its board of directors to declare and pay dividends as justified from the profits, under Irish law, XL-Ireland may only pay dividends or buyback or redeem shares using distributable reserves. In addition, no dividend or distribution may be made unless the net assets of XL-Ireland are not less than the aggregate of its share capital plus undistributable reserves and the distribution does not reduce XL-Ireland’s net assets below such aggregate. At December 31, 2015, XL-Ireland had $2.9 billion in distributable reserves. Prospectively the ability to declare and pay dividends may also be restricted by the provisions of Solvency II as described earlier, in particular as they relate to the regulation of groups.
In addition, XL-Cayman is subject to certain constraints that affect its ability to pay dividends on its preferred shares. Under Cayman Islands law, XL-Cayman may not declare or pay a dividend if there are reasonable grounds for believing that XL-Cayman is, or would after the payment be, unable to pay its liabilities as they become due in the ordinary course of business. Also, the terms of XL-Cayman’s preferred shares prohibit declaring or paying dividends on the ordinary shares unless full dividends have been declared and paid on the outstanding preferred shares. Full dividends have been declared and paid on the outstanding preferred shares at December 31, 2015.
At December 31, 2015, XL-Ireland and XL-Cayman held cash and investments, net of liabilities associated with cash sweeping arrangements, of $11.6 million and $0.9 billion, respectively, compared to $22.4 million and $0.9 billion, respectively, at December 31, 2014.
The ability to declare and pay dividends may also be restricted by financial covenants in the Company’s credit facilities. The Company was in compliance with all covenants at December 31, 2015, and the Company currently remains in compliance.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

24. Computation of Earnings Per Ordinary Share and Ordinary Share Equivalent
The following table sets forth the computation of basic and diluted earnings per ordinary share for the years ended December 31, 2015, 2014 and 2013:

(U.S. dollars in thousands, except per share amounts)	2015	2014	2013
Basic earnings per ordinary share and ordinary share equivalents outstanding:
Net income (loss) attributable to ordinary shareholders	$1,207,152	$188,340	$1,059,916
Weighted average ordinary shares outstanding	286,194	267,103	287,801
Basic earnings per ordinary share and ordinary share equivalents outstanding	$4.22	$0.71	$3.68

Diluted earnings per ordinary share and ordinary share equivalents outstanding:
Weighted average ordinary shares outstanding – basic	286,194	267,103	287,801
Impact of share based compensation	4,805	4,424	4,268
Weighted average ordinary shares outstanding – diluted	290,999	271,527	292,069
Diluted earnings per ordinary share & ordinary share equivalents outstanding	$4.15	$0.69	$3.63
Dividends per ordinary share	$0.72	$0.64	$0.56
For the years ended December 31, 2015, 2014 and 2013, ordinary shares available for issuance under share-based compensation plans of 2.5 million, 5.5 million and 6.0 million, respectively, were not included in the calculation of diluted earnings per share because the assumed exercise or issuance of such shares would be anti-dilutive.
25. Related Party Transactions
(a)    Investment Manager Affiliates
At December 31, 2015 and 2014, the Company owned minority stakes in six independent investment management companies ("Investment Manager Affiliates") that are actively managing client capital and seeking growth opportunities. The Company seeks to develop relationships with specialty investment management organizations, generally acquiring an equity interest in the business. The Company also invests in certain of the funds and limited partnerships and other legal entities managed by these affiliates and through these funds and partnerships pays management and performance fees to the Company's Investment Manager Affiliates. In addition, at December 31, 2015 and 2014, the company owned minority stakes in two and one independent firm(s) that provide technology and other services to alternative asset managers and allocators, respectively, and the results of the Company's interests in these enterprises are included in Investment Manager Affiliates. The Company pays fees to these Investment Manager Affiliates in exchange for them providing their services to the Company. See Note 7, "Investments in Affiliates," included herein, for further information.
(b)    Assumed Reinsurance Contracts
In the normal course of business, the Company enters into reinsurance contracts with certain of its other strategic affiliates, or their subsidiaries. During the years ended December 31, 2015, 2014 and 2013, these contracts resulted in reported net premiums, reported net losses, and reported net acquisition costs as summarized below.

(U.S. dollars in thousands)	2015	2014	2013
Reported net premiums	$42,042	$91,261	$73,085
Reported net losses	$13,246	$38,927	$29,042
Reported net acquisition costs	$14,682	$35,711	$25,275
Results through April 1, 2015 include amounts under an assumed reinsurance contract with a wholly-owned subsidiary of ARX, an insurance operating affiliate of the Company to that date. The Company disposed of its investment in ARX on April 1, 2015, and thus, after that date, all amounts under this contract are no longer reported as related party transactions. See Note 3(d), "Acquisitions and Disposals - Sale of Operating Affiliate."
(c)    New Ocean
Commencing in 2014, several of the Company’s wholly-owned subsidiaries retrocede assumed reinsurance business to special purpose reinsurers that receive capital from funds managed by the Company's subsidiary, New Ocean, as discussed in Note 16, "Variable Interest Entities." Underwriting administration services are provided to the special purpose reinsurers by other subsidiaries of the Company under service fee agreements, while investment advisory services are provided by New

Ocean. During the year ended December 31, 2015, ceded premiums earned, ceded losses and loss expenses incurred, ceding commission income, and other fee income related to these retrocessional contracts were not material to the Company.
(d)    New Energy
On July 24, 2015, as described in Note 3(b), "Acquisitions and Disposals - New Energy Risk," the Company completed its acquisition of 63.63% of the additional shares of New Energy for approximately $8.8 million, increasing its majority ownership of the entity to 94.79%. These shares are held within the XL Innovate Fund. A substantial portion of the additional shares were purchased at arm's length directly from the family trusts of a Company employee, based on a market valuation of New Energy performed by an independent third party provider. The remaining 5.21% of equity shares of New Energy held by the family trusts of the employee were then contributed in-kind to XL Innovate Fund based on the share price implied by the independent valuation. Such contribution was made in partial satisfaction of the employee's aggregate 5.21% investment commitment to the Fund and resulted in XL Innovate Fund owning 100% of the net equity of New Energy, and the family trusts of the employee owning a 5.21% non-controlling equity interest in XL Innovate Fund. The employee serves as a member of the board of directors of both New Energy and XL Innovate Fund, and maintains responsibility over the business generated by New Energy. There were no other material transactions between the Company and this employee for the year ended December 31, 2015.
26. Unaudited Quarterly Financial Data
The following is a summary of the unaudited quarterly financial data for 2015 and 2014:

(U.S. dollars in thousands, except per share amounts)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2015
Net premiums earned – P&C operations	$1,319,494	$2,063,795	$2,405,740	$2,375,155
Net premiums earned – Corporate and Other	$14,506	$18,258	$17,812	$11,665
Underwriting profit (loss) – P&C operations	$146,836	$208,779	$114,118	$183,458
Net income (loss) attributable to ordinary shareholders	$36,281	$915,039	$27,282	$228,550
Net income (loss) per ordinary share and ordinary equivalent – basic	$0.14	$3.16	$0.09	$0.77
Net income (loss) per ordinary share and ordinary equivalent – diluted	$0.14	$3.11	$0.09	$0.76
2014
Net premiums earned – P&C operations	$1,412,528	$1,438,076	$1,453,673	$1,413,161
Net premiums earned – Corporate and Other	$76,311	$58,518	$19,739	$23,064
Underwriting profit (loss) – P&C operations	$144,874	$167,947	$144,375	$218,850
Net income (loss) attributable to ordinary shareholders	$255,717	$(279,260)	$72,384	$139,499
Net income (loss) per ordinary share and ordinary equivalent – basic	$0.93	$(1.03)	$0.27	$0.54
Net income (loss) per ordinary share and ordinary equivalent – diluted	$0.91	$(1.03)	$0.27	$0.53

27. Guarantor Financial Information
The following tables present condensed consolidating balance sheets at December 31, 2015 and 2014 and condensed consolidating statements of income, comprehensive income and cash flows for the years ended December 31, 2015, 2014 and 2013 for XL-Ireland, the parent guarantor, XL-Cayman, a 100% owned subsidiary of XL-Ireland and issuer of all the Company's outstanding debt, and XL-Ireland's other subsidiaries.

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	December 31, 2015
Condensed Consolidating Balance Sheet (U.S. dollars in thousands, except share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
ASSETS
Investments:
Total investments available for sale	$—	$516,425	$33,237,473	$—	$33,753,898
Total investments trading	—	—	1,296,029	—	1,296,029
Investments in affiliates	—	—	1,708,899	—	1,708,899
Other investments	—	877	1,432,180	—	1,433,057
Total investments	$—	$517,302	$37,674,581	$—	$38,191,883
Cash and cash equivalents	11,557	369,997	2,874,682	—	3,256,236
Restricted cash	—	—	154,992	—	154,992
Investments in subsidiaries	11,648,673	15,836,651	—	(27,485,324)	—
Accrued investment income	—	2,323	310,344	—	312,667
Deferred acquisition costs and value of business acquired	—	—	890,568	—	890,568
Ceded unearned premiums	—	—	1,821,793	—	1,821,793
Premiums receivable	—	—	4,712,493	—	4,712,493
Reinsurance balances receivable	—	—	418,666	—	418,666
Unpaid losses and loss expenses recoverable	—	—	5,262,706	—	5,262,706
Receivable from investments sold	—	—	231,158	—	231,158
Goodwill and other intangible assets	—	—	2,210,266	—	2,210,266
Deferred tax asset	—	—	282,311	—	282,311
Amounts due from subsidiaries / parent	33,417	—	1,054,177	(1,087,594)	—
Other assets	2,748	44,570	889,881	—	937,199
Total assets	$11,696,395	$16,770,843	$58,788,618	$(28,572,918)	$58,682,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss expenses	$—	$—	$25,439,744	$—	$25,439,744
Deposit liabilities	—	—	1,168,376	—	1,168,376
Future policy benefit reserves	—	—	4,163,500	—	4,163,500
Funds withheld on GreyCastle life retrocession arrangements	—	—	914,629	—	914,629
Unearned premiums	—	—	7,043,358	—	7,043,358
Notes payable and debt	—	2,644,970	—	—	2,644,970
Reinsurance balances payable	—	—	2,117,727	—	2,117,727
Payable for investments purchased	—	—	130,060	—	130,060
Deferred tax liability	—	—	120,651	—	120,651
Amounts due to subsidiaries / parent	—	1,087,594	—	(1,087,594)	—
Other liabilities	19,316	45,106	1,221,038	—	1,285,460
Total liabilities	$19,316	$3,777,670	$42,319,083	$(1,087,594)	$45,028,475

Shareholders’ Equity:
Shareholders’ equity attributable to XL Group plc	$11,677,079	$11,648,673	$15,836,651	$(27,485,324)	$11,677,079
Non-controlling interest in equity of consolidated subsidiaries	—	1,344,500	632,884	—	1,977,384
Total shareholders’ equity	$11,677,079	$12,993,173	$16,469,535	$(27,485,324)	$13,654,463
Total liabilities and shareholders’ equity	$11,696,395	$16,770,843	$58,788,618	$(28,572,918)	$58,682,938

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	December 31, 2014
Condensed Consolidating Balance Sheet (U.S. dollars in thousands, except share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
ASSETS
Investments:
Total investments available for sale	$—	$905,022	$29,579,031	$—	$30,484,053
Total investments trading	—	—	1,171	—	1,171
Investments in affiliates	—	1,326	1,636,294	—	1,637,620
Other investments	—	—	1,248,439	—	1,248,439
Total investments	$—	$906,348	$32,464,935	$—	$33,371,283
Cash and cash equivalents	22,443	42,970	2,456,401	—	2,521,814
Restricted cash	—	—	—	—	—
Investments in subsidiaries	10,195,445	13,076,044	—	(23,271,489)	—
Accrued investment income	—	4,605	311,359	—	315,964
Deferred acquisition costs and value of business acquired	—	—	354,533	—	354,533
Ceded unearned premiums	—	—	952,525	—	952,525
Premiums receivable	—	—	2,473,736	—	2,473,736
Reinsurance balances receivable	—	—	131,519	—	131,519
Unpaid losses and loss expenses recoverable	—	—	3,429,368	—	3,429,368
Receivable from investments sold	—	—	92,762	—	92,762
Goodwill and other intangible assets	—	—	447,952	—	447,952
Deferred tax asset	—	—	204,491	—	204,491
Amounts due from subsidiaries / parent	—	—	1,010,580	(1,010,580)	—
Other assets	3,017	46,279	701,576	—	750,872
Total assets	$10,220,905	$14,076,246	$45,031,737	$(24,282,069)	$45,046,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss expenses	$—	$—	$19,353,243	$—	$19,353,243
Deposit liabilities	—	—	1,245,367	—	1,245,367
Future policy benefit reserves	—	—	4,707,199	—	4,707,199
Funds withheld on GreyCastle life retrocession arrangements	—	—	1,155,016	—	1,155,016
Unearned premiums	—	—	3,973,132	—	3,973,132
Notes payable and debt	—	1,662,580	—	—	1,662,580
Reinsurance balances payable	—	—	493,230	—	493,230
Payable for investments purchased	—	—	42,291	—	42,291
Deferred tax liability	—	—	66,246	—	66,246
Amounts due to subsidiaries / parent	166,782	843,798	—	(1,010,580)	—
Other liabilities	20,372	29,923	862,454	—	912,749
Total liabilities	$187,154	$2,536,301	$31,898,178	$(1,010,580)	$33,611,053

Shareholders’ Equity:
Shareholders’ equity attributable to XL Group plc	$10,033,751	$10,195,445	$13,076,044	$(23,271,489)	$10,033,751
Non-controlling interest in equity of consolidated subsidiaries	—	1,344,500	57,515	—	1,402,015
Total shareholders’ equity	$10,033,751	$11,539,945	$13,133,559	$(23,271,489)	$11,435,766
Total liabilities and shareholders’ equity	$10,220,905	$14,076,246	$45,031,737	$(24,282,069)	$45,046,819

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Year Ended December 31, 2015
Condensed Consolidating Statement of Income and Comprehensive Income (U.S. dollars in thousands, except per share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Revenues:
Net premiums earned	$—	$—	$8,226,425	$—	$8,226,425
Total net investment income	169	9,363	859,002	3,836	872,370
Total net realized gains (losses) on investments	—	13,814	197,129	(8,765)	202,178
Net realized and unrealized gains (losses) on derivative instruments	—	12,363	40,760	—	53,123
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	—	—	(151,691)	—	(151,691)
Income (loss) from investment fund affiliates	—	—	73,320	—	73,320
Fee income and other	—	—	33,201	—	33,201
Total revenues	$169	$35,540	$9,278,146	$(4,929)	$9,308,926
Expenses:
Net losses and loss expenses incurred	$—	$—	$4,766,200	$—	$4,766,200
Claims and policy benefits	—	—	115,997	—	115,997
Acquisition costs	—	—	1,317,448	—	1,317,448
Operating expenses	46,340	10,565	1,910,034	—	1,966,939
Exchange (gains) losses	(345)	20	22,829	—	22,504
Extinguishment of debt	—	—	5,592	—	5,592
Interest expense	11	143,330	61,874	—	205,215
Total expenses	$46,006	$153,915	$8,199,974	$—	$8,399,895
Income (loss) before income tax and income (loss) from operating affiliates	$(45,837)	$(118,375)	$1,078,172	$(4,929)	$909,031
Income (loss) from operating affiliates	—	—	44,740	—	44,740
Gain on sale of operating affiliate	—	—	340,407	—	340,407
Equity in net earnings (losses) of subsidiaries	1,253,609	1,449,404	—	(2,703,013)	—
Provision (benefit) for income tax	620	245	(20,026)	—	(19,161)
Net income (loss)	$1,207,152	$1,330,784	$1,483,345	$(2,707,942)	$1,313,339
Non-controlling interests	—	77,175	29,012	—	106,187
Net income (loss) attributable to ordinary shareholders	$1,207,152	$1,253,609	$1,454,333	$(2,707,942)	$1,207,152

Comprehensive income (loss)	$409,310	$455,767	$656,491	$(1,112,258)	$409,310

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Year Ended December 31, 2014
Condensed Consolidating Statement of Income and Comprehensive Income (U.S. dollars in thousands, except per share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Revenues:
Net premiums earned	$—	$—	$5,895,070	$—	$5,895,070
Total net investment income	275	20,256	889,611	8,483	918,625
Total net realized gains (losses) on investments	—	27,541	102,150	(22,229)	107,462
Net realized and unrealized gains (losses) on derivative instruments	—	—	29,886	—	29,886
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	—	—	(488,222)	—	(488,222)
Income (loss) from investment fund affiliates	—	—	95,816	—	95,816
Fee income and other	—	—	43,630	—	43,630
Total revenues	$275	$47,797	$6,567,941	$(13,746)	$6,602,267
Expenses:
Net losses and loss expenses incurred	$—	$—	$3,258,393	$—	$3,258,393
Claims and policy benefits	—	—	242,963	—	242,963
Acquisition costs	—	—	738,118	—	738,118
Operating expenses	9,646	13,102	1,318,567	—	1,341,315
Exchange (gains) losses	127	168	(37,863)	—	(37,568)
Loss on sale of life reinsurance subsidiary	—	—	666,423	—	666,423
Interest expense	5	110,323	23,778	—	134,106
Total expenses	$9,778	$123,593	$6,210,379	$—	$6,343,750
Income (loss) before income tax and income (loss) from operating affiliates	$(9,503)	$(75,796)	$357,562	$(13,746)	$258,517
Income (loss) from operating affiliates	—	—	107,218	—	107,218
Gain on sale of operating affiliate	—	—	—	—	—
Equity in net earnings (losses) of subsidiaries	197,843	350,602	—	(548,445)	—
Provision (benefit) for income tax	—	(212)	97,109	—	96,897
Net income (loss)	$188,340	$275,018	$367,671	$(562,191)	$268,838
Non-controlling interests	—	77,175	3,323	—	80,498
Net income (loss) attributable to ordinary shareholders	$188,340	$197,843	$364,348	$(562,191)	$188,340

Comprehensive income (loss)	$936,141	$945,644	$1,112,149	$(2,057,793)	$936,141

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Year Ended December 31, 2013
Condensed Consolidating Statement of Income and Comprehensive Income (U.S. dollars in thousands, except per share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Revenues:
Net premiums earned	$—	$—	$6,309,521	$—	$6,309,521
Total net investment income	24	21,994	917,993	17,705	957,716
Total net realized gains (losses) on investments	—	15,555	71,387	835	87,777
Net realized and unrealized gains (losses) on derivative instruments	—	—	7,798	—	7,798
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	—	—	—	—	—
Income (loss) from investment fund affiliates	—	3	138,388	—	138,391
Fee income and other	—	—	40,031	—	40,031
Total revenues	$24	$37,552	$7,485,118	$18,540	$7,541,234
Expenses:
Net losses and loss expenses incurred	$—	$—	$3,731,464	$—	$3,731,464
Claims and policy benefits	—	—	465,702	—	465,702
Acquisition costs	—	—	909,323	—	909,323
Operating expenses	11,699	12,051	1,189,428	—	1,213,178
Exchange (gains) losses	243	86	(28,572)	—	(28,243)
Interest expense	2	98,011	57,449	—	155,462
Total expenses	$11,944	$110,148	$6,324,794	$—	$6,446,886
Income (loss) before income tax and income (loss) from operating affiliates	$(11,920)	$(72,596)	$1,160,324	$18,540	$1,094,348
Income (loss) from operating affiliates	—	—	119,804	—	119,804
Gain on sale of operating affiliate	—	—	—	—	—
Equity in net earnings (losses) of subsidiaries	1,071,836	1,226,815	—	(2,298,651)	—
Provision (benefit) for income tax	—	4,991	72,514	—	77,505
Net income (loss)	$1,059,916	$1,149,228	$1,207,614	$(2,280,111)	$1,136,647
Non-controlling interests	—	77,392	(661)	—	76,731
Net income (loss) attributable to ordinary shareholders	$1,059,916	$1,071,836	$1,208,275	$(2,280,111)	$1,059,916

Comprehensive income (loss)	$276,553	$288,473	$424,912	$(713,385)	$276,553

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Year Ended December 31, 2015
Condensed Consolidating Statement of Cash Flows (U.S. dollars in thousands)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Cash flows provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$561,468	$148,850	$669,515	$(764,277)	$615,556
Cash flows provided by (used in) investing activities:
Proceeds from sale of fixed maturities and short-term investments	$—	$1,482,875	$15,745,247	$(359,894)	$16,868,228
Proceeds from redemption of fixed maturities and short-term investments	—	188,788	3,562,386	—	3,751,174
Proceeds from sale of equity securities	—	—	664,735	—	664,735
Purchases of fixed maturities and short-term investments	—	(1,296,980)	(18,780,978)	359,894	(19,718,064)
Purchases of equity securities	—	—	(567,334)	—	(567,334)
Proceeds from sale of affiliates	—	—	188,023	—	188,023
Purchases of affiliates	—	—	(280,856)	—	(280,856)
Purchase of Catlin Group Limited, net of acquired cash	(2,287,579)	(2,317,699)	1,267,564	2,317,699	(1,020,015)
Proceeds from sale of subsidiary	2,317,699	—	—	(2,317,699)	—
Proceeds from sale of ARX Holding Corp.	—	—	560,552	—	560,552
Returns of capital from subsidiaries	65,037	2,047,000	—	(2,112,037)	—
Change in restricted cash	—	—	(154,992)	—	(154,992)
Other, net	—	—	(155,019)	—	(155,019)
Net cash provided by (used in) investing activities	$95,157	$103,984	$2,049,328	$(2,112,037)	$136,432
Cash flows provided by (used in) financing activities:
Proceeds from issuance of ordinary shares and exercise of stock options	$9,976	$—	$—	$—	$9,976
Buybacks of ordinary shares	(468,971)	—	—	—	(468,971)
Dividends paid on ordinary shares	(208,516)	(764,277)	—	764,277	(208,516)
Return of capital	—	(65,037)	(2,047,000)	2,112,037	—
Distributions to non-controlling interests	—	(77,093)	(40,590)	—	(117,683)
Contributions from non-controlling interests	—	—	23,610	—	23,610
Proceeds from issuance of debt	—	980,600	—	—	980,600
Repayment of debt	—	—	(87,447)	—	(87,447)
Deposit liabilities	—	—	(84,758)	—	(84,758)
Net cash provided by (used in) financing activities	$(667,511)	$74,193	$(2,236,185)	$2,876,314	$46,811
Effects of exchange rate changes on foreign currency cash	—	—	(64,377)	—	(64,377)
Increase (decrease) in cash and cash equivalents	$(10,886)	$327,027	$418,281	$—	$734,422
Cash and cash equivalents – beginning of period	22,443	42,970	2,456,401	—	2,521,814
Cash and cash equivalents – end of period	$11,557	$369,997	$2,874,682	$—	$3,256,236

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Year Ended December 31, 2014
Condensed Consolidating Statement of Cash Flows (U.S. dollars in thousands)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Cash flows provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$895,854	$518,715	$407,136	$(858,521)	$963,184
Cash flows provided by (used in) investing activities:
Proceeds from sale of fixed maturities and short-term investments	$—	$574,673	$4,793,978	$(472,539)	$4,896,112
Proceeds from redemption of fixed maturities and short-term investments	—	351,737	3,250,056	—	3,601,793
Proceeds from sale of equity securities	—	—	571,410	—	571,410
Purchases of fixed maturities and short-term investments	—	(307,830)	(7,322,967)	472,539	(7,158,258)
Purchases of equity securities	—	—	(445,504)	—	(445,504)
Proceeds from sale of affiliates	—	—	240,785	—	240,785
Purchases of affiliates	—	—	(371,226)	—	(371,226)
Proceeds from sale of subsidiary	—	—	570,000	—	570,000
Returns of capital from subsidiaries	79,086	482,570	—	(561,656)	—
Change in restricted cash	—	—	—	—	—
Other, net	—	1,920	(195,411)	—	(193,491)
Net cash provided by (used in) investing activities	$79,086	$1,103,070	$1,091,121	$(561,656)	$1,711,621
Cash flows provided by (used in) financing activities:
Proceeds from issuance of ordinary shares and exercise of stock options	$6,367	$—	$—	$—	$6,367
Buybacks of ordinary shares	(801,953)	—	—	—	(801,953)
Dividends paid on ordinary shares	(169,620)	(858,521)	—	858,521	(169,620)
Return of capital	—	(79,086)	(482,570)	561,656	—
Distributions to non-controlling interests	—	(77,002)	(1,463)	—	(78,465)
Contributions from non-controlling interests	—	—	48,261	—	48,261
Repayment of debt	—	(600,000)	—	—	(600,000)
Deposit liabilities	—	—	(268,298)	—	(268,298)
Net cash provided by (used in) financing activities	$(965,206)	$(1,614,609)	$(704,070)	$1,420,177	$(1,863,708)
Effects of exchange rate changes on foreign currency cash	—	—	(90,115)	—	(90,115)
Increase (decrease) in cash and cash equivalents	$9,734	$7,176	$704,072	$—	$720,982
Cash and cash equivalents – beginning of period	12,709	35,794	1,752,329	—	1,800,832
Cash and cash equivalents – end of period	$22,443	$42,970	$2,456,401	$—	$2,521,814

XL GROUP PLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Year Ended December 31, 2013
Condensed Consolidating Statement of Cash Flows (U.S. dollars in thousands)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Cash flows provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$740,308	$(175,056)	$832,444	$(617,719)	$779,977
Cash flows provided by (used in) investing activities:
Proceeds from sale of fixed maturities and short-term investments	$—	$254,053	$4,282,227	$(194,851)	$4,341,429
Proceeds from redemption of fixed maturities and short-term investments	—	203,054	3,805,279	—	4,008,333
Proceeds from sale of equity securities	—	—	245,538	—	245,538
Purchases of fixed maturities and short-term investments	—	(828,603)	(8,510,221)	194,851	(9,143,973)
Purchases of equity securities	—	—	(534,356)	—	(534,356)
Proceeds from sale of affiliates	—	—	190,954	—	190,954
Purchases of affiliates	—	—	(353,678)	—	(353,678)
Returns of capital from subsidiaries	84,589	546,912	—	(631,501)	—
Change in restricted cash	—	—	—	—	—
Other, net	—	3,753	44,138	—	47,891
Net cash provided by (used in) investing activities	$84,589	$179,169	$(830,119)	$(631,501)	$(1,197,862)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of ordinary shares and exercise of stock options	$12,623	$—	$—	$—	$12,623
Buybacks of ordinary shares	(675,617)	—	—	—	(675,617)
Dividends paid on ordinary shares	(160,155)	(617,719)	—	617,719	(160,155)
Return of capital	—	(84,589)	(546,912)	631,501	—
Distributions to non-controlling interests	—	(77,670)	—	—	(77,670)
Contributions from non-controlling interests	—	—	7,747	—	7,747
Proceeds from issuance of debt	—	592,615	—	—	592,615
Deposit liabilities	—	—	(94,386)	—	(94,386)
Net cash provided by (used in) financing activities	$(823,149)	$(187,363)	$(633,551)	$1,249,220	$(394,843)
Effects of exchange rate changes on foreign currency cash	—	—	(4,818)	—	(4,818)
Increase (decrease) in cash and cash equivalents	$1,748	$(183,250)	$(636,044)	$—	$(817,546)
Cash and cash equivalents – beginning of period	10,961	219,044	2,388,373	—	2,618,378
Cash and cash equivalents – end of period	$12,709	$35,794	$1,752,329	$—	$1,800,832

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
Financial Statements, Financial Statement Schedules and Exhibits.

Page
Report of Independent Registered Public Accounting Firm	102
1. Financial Statements
Included in Part II, Item 8 of this report.
2. Financial Statement Schedules
Included in Part IV of this report:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of XL Group plc:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of XL Group plc and its subsidiaries at December 31, 2015 and December 31, 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the index appearing under Item 15(2) present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting appearing under Item 9A in the 2015 10-k. Our responsibility is to express opinions on these financial statements, on the financial statement schedules, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A in the 2015 10-k, management has excluded the former subsidiaries of Catlin Group Limited from its assessment of internal control over financial reporting as of December 31, 2015 because it was acquired by the Company in a purchase business combination during 2015. We have also excluded the former subsidiaries of Catlin Group Limited from our audit of internal control over financial reporting. The former subsidiaries of Catlin Group Limited are wholly-owned subsidiaries whose total assets and total revenues represent 27.7% and 29.6%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 26, 2016, except with respect to our opinion on the consolidated financial statements insofar as it relates to the guarantor financial information included in Note 27, as to which the date is July 25, 2016

XL GROUP PLC
SCHEDULE I
CONSOLIDATED SUMMARY OF INVESTMENTS – OTHER THAN
INVESTMENTS IN RELATED PARTIES
AT DECEMBER 31, 2015 AND 2014

	2015			2014
(U.S. dollars in thousands)	Cost or Amortized Cost (1)	Fair Value	Amount Presented in the Balance Sheet	Cost or Amortized Cost (1)	Fair Value	Amount Presented in the Balance Sheet
Fixed Maturities – AFS - Excluding Life Funds Withheld Assets:
U.S. Government and Government Agency-Related/Supported	$5,047,621	$5,065,637	$5,065,637	$2,100,851	$2,171,953	$2,171,953
Corporate - Financials	3,535,830	3,561,909	3,561,909	2,687,797	2,761,916	2,761,916
Corporate - Non-Financials	6,867,525	6,900,447	6,900,447	5,774,333	6,016,457	6,016,457
RMBS – Agency	3,697,756	3,757,971	3,757,971	3,625,171	3,728,576	3,728,576
RMBS – Non-Agency	319,876	328,540	328,540	404,398	427,351	427,351
CMBS	401,713	405,316	405,316	1,033,819	1,052,544	1,052,544
CDO	41,679	32,410	32,410	717,544	692,034	692,034
Other asset-backed securities	1,164,426	1,168,572	1,168,572	1,028,528	1,065,293	1,065,293
U.S. States and political subdivisions of the States	2,514,048	2,632,070	2,632,070	1,892,566	2,021,272	2,021,272
Non-U.S. Sovereign Government, Supranational and Government-Related	5,249,148	5,251,614	5,251,614	4,162,425	4,240,073	4,240,073
Total Fixed maturities – AFS	$28,839,622	$29,104,486	$29,104,486	$23,427,432	$24,177,469	$24,177,469
Equity securities	834,079	878,919	878,919	763,833	868,292	868,292
Short-term investments	618,851	617,390	617,390	257,221	256,727	256,727
Total Investments - AFS - Excluding Life Funds Withheld Assets	30,292,552	30,600,795	30,600,795	24,448,486	25,302,488	25,302,488
Fixed Maturities - AFS - Life Funds Withheld Assets
U.S. Government and Government agency-Related/Supported	10,721	12,742	12,742	14,866	18,724	18,724
Corporate - Financials	531,016	598,236	598,236	701,587	801,019	801,019
Corporate - Non-Financials	1,132,926	1,308,628	1,308,628	1,706,262	2,016,961	2,016,961
RMBS – Agency	591	752	752	3,301	3,782	3,782
RMBS – Non-Agency	24,401	26,953	26,953	71,075	85,335	85,335
CMBS	107,968	122,481	122,481	168,886	193,167	193,167
Other asset-backed securities	132,674	149,795	149,795	238,168	273,541	273,541
Non-U.S. Sovereign Government, Supranational and Government-Related	737,735	933,516	933,516	1,397,194	1,789,036	1,789,036
Total Fixed maturities - AFS - Life Funds Withheld Assets	2,678,032	3,153,103	3,153,103	4,301,339	5,181,565	5,181,565
Total Investments - AFS	32,970,584	33,753,898	33,753,898	28,749,825	30,484,053	30,484,053
Fixed maturities - Trading
U.S. Government and Government-Related/Supported	4,957	4,990	4,990	—	—	—
Corporate - Financials	344,070	335,956	335,956	—	—	—
Corporate - Non-Financials	509,441	493,621	493,621	1,180	1,171	1,171
RMBS - Agency	370	368	368	—	—	—
CMBS	4,874	4,803	4,803	—	—	—
Other asset-backed securities	26,405	25,700	25,700	—	—	—
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported	373,492	370,261	370,261	—	—	—
Total Fixed maturities - Trading	1,263,609	1,235,699	1,235,699	1,180	1,171	1,171
Short-term investments	60,176	60,330	60,330	—	—	—
Total investments - Trading	1,323,785	1,296,029	1,296,029	1,180	1,171	1,171
Other investments	1,197,674	1,445,793	1,433,057	1,002,871	1,265,682	1,248,439
Total investments other than investments in related parties	$35,492,043	$36,495,720	$36,482,984	$29,753,876	$31,750,906	$31,733,663
____________

(1)	Investments in fixed maturities, short-term investments and held to maturity are shown at amortized cost.

XL GROUP PLC
SCHEDULE II
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
CONDENSED BALANCE SHEETS – PARENT COMPANY ONLY
AT DECEMBER 31, 2015 AND 2014

(U.S. dollars in thousands)	2015	2014
ASSETS
Cash and cash equivalents	$11,557	$22,443
Amounts due from subsidiaries	33,417	—
Investments in subsidiaries on an equity basis	11,648,673	10,195,445
Other assets	2,748	3,017
Total assets	$11,696,395	$10,220,905
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Amounts due to subsidiaries	$—	$166,782
Accounts payable and accrued liabilities	19,316	20,372
Total liabilities	$19,316	$187,154
Commitments and Contingencies
Shareholders’ Equity:
Class A ordinary shares, 999,990,000 authorized, par value $0.01; issued and outstanding: (2015: 294,745,045; 2014: 255,182,955)	$2,947	$2,552
Additional paid in capital	8,910,167	7,359,102
Accumulated other comprehensive income	686,616	1,484,458
Retained earnings (deficit)	2,077,349	1,187,639
Total shareholders’ equity	$11,677,079	$10,033,751
Total liabilities and shareholders’ equity	$11,696,395	$10,220,905
See accompanying Notes to Condensed Financial Information of Registrant

XL GROUP PLC
SCHEDULE II
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
STATEMENT OF INCOME AND COMPREHENSIVE INCOME – PARENT COMPANY ONLY
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	2015	2014	2013
Net investment income	$169	$275	$24
Total revenues	$169	$275	$24
Operating expenses	$46,340	$9,646	$11,699
Foreign exchange (gains) losses	(345)	127	243
Interest expense	11	5	2
Total expenses	$46,006	$9,778	$11,944
Income (loss) before income tax	$(45,837)	$(9,503)	$(11,920)
Equity in net earnings (losses) of subsidiaries (dividends were: 2015: $764,277; 2014: $858,521; 2013: $617,719)	1,253,609	197,843	1,071,836
Provision for income tax	620	—	—
Net income (loss) attributable to ordinary shareholders	$1,207,152	$188,340	$1,059,916
Net income (loss)	$1,207,152	$188,340	$1,059,916
Change in net unrealized gains (losses) on investments - excluding Life Funds Withheld Assets, net of tax	(530,030)	434,051	(750,755)
Unrealized gains on held to maturity investment portfolio at time of transfer to available for sale, net of tax	—	424,861	—
Change in adjustments related to future policy benefit reserves, net of tax	170,688	(400,456)	(44,660)
Change in net unrealized gains (losses) on investments - Life Funds Withheld Assets, net of tax	(421,604)	274,083	—
Change in net unrealized gains (losses) on affiliate and investments, net of tax	(6,074)	35,143	26,637
Change in OTTI losses recognized in other comprehensive income, net of tax	18,545	13,143	32,181
Change in underfunded pension liability	(3,852)	(7,550)	7,653
Change in value of cash flow hedge	(200)	255	439
Foreign currency translation adjustments	(25,315)	(25,729)	(54,858)
Comprehensive income (loss)	$409,310	$936,141	$276,553
See accompanying Notes to Condensed Financial Information of Registrant

XL GROUP PLC
SCHEDULE II
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
STATEMENT OF CASH FLOWS – PARENT COMPANY ONLY
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	2015	2014	2013
Net income (loss)	$1,207,152	$188,340	$1,059,916
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) loss of subsidiaries	(1,253,609)	(197,843)	(1,071,836)
Share based compensation (1)	74,431	81,287	46,489
Amounts due to (from) subsidiaries	(200,199)	(23,819)	104,590
Dividends received from subsidiaries	764,277	858,521	617,719
Other	(30,584)	(10,632)	(16,570)
Total adjustments	$(645,684)	$707,514	$(319,608)
Net cash provided by (used in) operating activities	$561,468	$895,854	$740,308
Cash flows provided by (used in) investing activities:
Purchase of Catlin Group Limited	$(2,287,579)	$—	$—
Proceeds from sale of subsidiary	2,317,699	—	—
Returns of capital from subsidiaries	65,037	79,086	84,589
Net cash provided by (used in) investing activities	$95,157	$79,086	$84,589
Cash flows provided by (used in) financing activities:
Proceeds from issuance of ordinary shares and exercise of stock options	$9,976	$6,367	$12,623
Dividends paid	(208,516)	(169,620)	(160,155)
Buybacks of ordinary shares	(468,971)	(801,953)	(675,617)
Net cash provided by (used in) financing activities	$(667,511)	$(965,206)	$(823,149)
Net change in cash and cash equivalents	(10,886)	9,734	1,748
Cash and cash equivalents – beginning of period	22,443	12,709	10,961
Cash and cash equivalents – end of period	$11,557	$22,443	$12,709
____________

(1)	Includes cash collected from subsidiaries in the amounts of $60.1 million, $59.2 million and $33.9 million, respectively, for the years ended December 31, 2015, 2014 and 2013.
See accompanying Notes to Condensed Financial Information of Registrant

XL GROUP PLC
SCHEDULE II
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
NOTES TO THE FINANCIAL STATEMENTS - PARENT COMPANY ONLY
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

1. Presentation
The condensed financial information of XL Group plc reflects its directly wholly-owned subsidiaries using the equity method of accounting. To facilitate period-to-period comparisons, certain reclassifications have been made to prior year condensed financial statement amounts to conform to the current year presentation. There has been no effect on net income from this change in presentation.
2. Dividends and Returns of Capital
For the indicated years ended December 31, XL Group plc received dividends and/or returns of capital from XLIT Ltd. a wholly-owned subsidiary.

(U.S. dollars in million)	2015	2014	2013
Dividends and returns of capital	$829	$940	$702
3. Commitments and Guarantees
See Item 8, Note 17, "Commitments and Contingencies," to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

XL GROUP PLC
SCHEDULE IV
REINSURANCE
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
2015
Life reinsurance in force (1)	$—	$62,290,992	$63,158,304	$867,312	N/M
Premiums Earned:
Property and casualty operations	$7,717,173	$3,018,410	$3,465,421	$8,164,184	42.4%
Life operations	—	247,675	309,916	62,241	497.9%
Total premiums earned	$7,717,173	$3,266,085	$3,775,337	$8,226,425	45.9%
2014
Life reinsurance in force (1)	$—	$46,947,677	$68,854,340	$21,906,663	314.3%
Premiums Earned:
Property and casualty operations	$5,173,403	$1,799,294	$2,343,329	$5,717,438	41.0%
Life operations	—	155,804	333,436	177,632	187.7%
Total premiums earned	$5,173,403	$1,955,098	$2,676,765	$5,895,070	45.4%
2013
Life reinsurance in force (1)	$—	$378,391	$77,917,632	$77,539,241	100.5%
Premiums Earned:
Property and casualty operations	$4,966,207	$1,315,369	$2,363,261	$6,014,099	39.3%
Life operations	—	28,920	324,342	295,422	109.8%
Total premiums earned	$4,966,207	$1,344,289	$2,687,603	$6,309,521	42.6%
____________

(1)	Represents the sum face value outstanding of the in force life reinsurance policies.

*	N/M - Not Meaningful

XL GROUP PLC
SCHEDULE VI
SUPPLEMENTAL INFORMATION
CONCERNING PROPERTY/CASUALTY (RE)INSURANCE OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(U.S. dollars in thousands)	Deferred Acquisition Costs and Value of Business Acquired	Reserves for Losses and Loss Expenses	Reserves for Unearned Premiums	Net Earned Premiums	Net Investment Income	Losses and Loss Expenses incurred related to		Net Paid Losses and Loss Expenses	Amortization of Deferred Acquisition Costs	Net Premiums Written
						Current Year	Prior Year
2015	$893,111	$25,439,744	$7,043,383	$8,164,184	$644,312	$5,072,830	$(306,630)	$5,374,652	$1,306,654	$7,888,824
2014	$357,067	$19,353,243	$3,973,159	$5,717,438	$642,492	$3,513,465	$(255,072)	$3,821,335	$724,003	$5,767,209
2013	$537,473	$20,481,065	$3,846,568	$6,014,099	$671,071	$4,021,353	$(289,889)	$3,828,139	$882,658	$5,903,982